UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Chinook Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

CHINOOK THERAPEUTICS, INC.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

(206) 485-7241

[                ], 2023

To Our Stockholders:

You are invited to attend a special meeting of the stockholders of Chinook Therapeutics, Inc., a Delaware corporation (“Chinook,” the “Company,” “we,” “our” or “us”), which will be held as a virtual meeting on [                ], [                ], 2023 at [                ] Pacific Time. We refer to such meeting, including any adjournment or postponement thereof, as the “Special Meeting.” You will be able to participate in the Special Meeting via live webcast by visiting [insert link]. You will not be able to attend the Special Meeting physically. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 11, 2023, by and among Chinook, Novartis AG, a company organized under the laws of Switzerland (“Novartis”), and Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Chinook (the “Merger”), the separate existence of Merger Sub will cease, and Chinook will continue as the Surviving Corporation. You will also be asked to consider and vote on (1) a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to our named executive officers in connection with the Merger; and (2) a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

If the Merger Agreement is adopted and the Merger is completed, Chinook will become an indirect wholly owned subsidiary of Novartis, and, at the Effective Time of the Merger, you will be entitled to receive (i) $40.00 per share in cash without interest and less any applicable withholding taxes, and (ii) one contractual contingent value right (a “CVR”) pursuant to the form of CVR Agreement to be entered into at or prior to the Effective Time of the Merger by Novartis and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agent”) (the “CVR Agreement”), for each share of Chinook common stock, par value $0.0001 per share (“our common stock”) that you own at the Effective Time of the Merger (other than with respect to any shares of our common stock as to which you properly demand and perfect appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware).

Our board of directors (our “Board”) has unanimously determined that the Merger Agreement, the CVR Agreement and the transactions contemplated by the Merger Agreement and the CVR Agreement, including the Merger, are fair to, and in the best interests of, Chinook and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, directed that the Merger Agreement be submitted to the Chinook stockholders for adoption at the Special Meeting and recommended that the Chinook stockholders adopt the Merger Agreement. Accordingly, our Board unanimously recommends that the stockholders of Chinook Therapeutics, Inc. vote (1) “FOR” the

i

proposal to adopt the Merger Agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Chinook in connection with the Merger, and (3) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies.

Your vote is very important. The Merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger Agreement at the Special Meeting or any adjournment or postponement thereof cast their vote in favor of the proposal to adopt the Merger Agreement. A failure to vote your shares of our common stock on the proposal to adopt the Merger Agreement will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

The attached proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement) and the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the accompanying proxy statement and the Merger Agreement carefully and in their entirety. You may also obtain more information about Chinook from documents we have filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free, at (800) 322-2885.

On behalf of our Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Eric Dobmeier Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [                ], 2023 and is first being mailed to stockholders on or about [                ], 2023.

CHINOOK THERAPEUTICS, INC.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                ], 2023

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Chinook Therapeutics, Inc., a Delaware corporation (which we refer to as “Chinook,” the “Company,” “we,” “our” or “us”), will be held via a virtual meeting on [                ], [                ], 2023 at [                ] Pacific Time (the “Special Meeting”). You will be able to participate in the Special Meeting via live webcast by visiting [insert link]. You will not be able to attend the Special Meeting physically. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting is being held to consider and vote upon the following proposals:

1.

To adopt the Agreement and Plan of Merger, dated as of June 11, 2023 (which, as it may be amended from time to time, we refer to as the “Merger Agreement”), by and among Chinook, Novartis AG, a company organized under the laws of Switzerland (“Novartis”), and Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Chinook (the “Merger”), with Chinook surviving the Merger;

2.

To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger (the “Merger-related compensation”); and

3.

To approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Only stockholders of record as of the close of business on July [ ], 2023 are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

Our Board unanimously recommends that our stockholders vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Chinook in connection with the Merger, and (3) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies.

If the Merger is consummated, holders of shares of our common stock who do not vote in favor of the adoption of the Merger Agreement, who properly demand an appraisal of their shares in accordance with Delaware law, who continuously hold such shares through the Effective Time of the Merger, who otherwise comply with the applicable procedures and requirements of Delaware law (including with respect to certain aggregate ownership requirements) and who do not withdraw their demands, waive or otherwise lose their rights to appraisal will, subject to certain conditions and limitations under Delaware law, be entitled to seek appraisal of the fair value of their shares in connection with the Merger. The relevant section of the General Corporation Law of the State of Delaware regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Your vote is important, regardless of the number of shares of our common stock you own. Regardless of whether you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Before voting your shares, we urge you to read the accompanying proxy statement carefully, including its annexes and the documents incorporated by reference in the document. Your prompt attention is greatly appreciated.

By order of our board of directors,

Eric Dobmeier
Chief Executive Officer

Seattle, Washington

[                ], 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a Chinook stockholder of record, voting in person by virtual ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, or (3) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but it will have no effect on the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement (including the form of CVR Agreement, which is an exhibit thereto), along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Chinook common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

v

SUMMARY

This summary highlights selected information from this proxy statement related to the Merger of Cherry Merger Sub Inc. with and into Chinook Therapeutics, Inc., with Chinook Therapeutics, Inc. surviving as an indirect wholly owned subsidiary of Novartis AG, which transaction we refer to as the Merger, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the Merger Agreement, the form of CVR Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Information Incorporated by Reference” beginning on page 105. The Merger Agreement is attached as Annex A to this proxy statement.

The Companies

Chinook

Chinook Therapeutics, Inc. (“Chinook,” the “Company,” “we,” “our” or “us”) is a Delaware corporation. Chinook is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing precision medicines for kidney diseases. Our pipeline is focused on rare, severe chronic kidney diseases with well-defined clinical pathways. Our lead clinical program is atrasentan, a potent, selective endothelin A receptor antagonist. We are currently conducting the phase 3 ALIGN trial of atrasentan for IgA nephropathy (“IgAN”) and the phase 2 AFFINITY basket trial for proteinuric glomerular diseases, including cohorts of patients with lower proteinuria IgAN, focal segmental glomerosclerosis (“FSGS”) and Alport syndrome. Our second product candidate, BION-1301, is an anti-APRIL monoclonal antibody in phase 2 development for patients with IgAN. Our third product candidate is CHK-336, an oral small molecule lactate dehydrogenase (“LDHA”) inhibitor for the treatment of primary and idiopathic hyperoxaluria that is currently in a phase 1 clinical trial in healthy volunteers. In addition, we are conducting research programs in several other rare, severe chronic kidney diseases. We seek to build our pipeline by leveraging insights from kidney single cell RNA sequencing and large chronic kidney disease, or CKD, patient cohorts that have been comprehensively panomically phenotyped, with retained biosamples and prospective clinical follow-up, to discover and develop therapeutic candidates with mechanisms of action targeted against key kidney disease pathways. Our principal executive offices are located at 400 Fairview Avenue North, Suite 900, Seattle, WA 98109, and our telephone number is (206) 485-7051. See “Where You Can Find Additional Information” on page 104 and “The Companies—Chinook Therapeutics, Inc.” on page 24.

Novartis

Novartis AG (“Novartis” or “Buyer”) was incorporated on February 29, 1996 under the laws of Switzerland as a stock corporation (Aktiengesellschaft) with an indefinite duration. On December 20, 1996, the predecessor companies of Buyer, Ciba-Geigy and Sandoz, merged into a new entity, creating the Novartis Group (the “Novartis Group”). Buyer is domiciled in and governed by the laws of Switzerland. Its registered office is located at Lichtstrasse 35, CH-4056 Basel, Switzerland.

The Novartis Group is a multinational group of companies specializing in the research, development, manufacturing and marketing of a broad range of innovative pharmaceuticals and cost-saving generic medicines. Buyer is the Novartis Group’s Swiss holding company and owns, directly or indirectly, all of the Novartis Group’s significant operating companies. See “The Companies—Novartis AG.”

Merger Sub

Cherry Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation and an indirect wholly owned subsidiary of Novartis that was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and Chinook will continue as the Surviving Corporation. Merger Sub’s principal executive offices are located at One Health Plaza, East Hanover, New Jersey 07936, and its telephone number is (862) 778-8300. See “The Companies—Cherry Merger Sub Inc.”

The Merger (Proposal 1)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of June 11, 2023, by and among Chinook, Novartis and Merger Sub (as it may be amended from time to time, the “Merger Agreement”). A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. The Merger Agreement provides, among other things, that at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into Chinook, and each issued and outstanding share of common stock, par value $0.0001 per share, of Chinook (our “common stock” or “Chinook common stock”), other than shares of our common stock owned by Chinook, Novartis or any of their respective subsidiaries immediately prior to the Effective Time (the “Excluded Shares”) and any shares of our common stock as to which the holder is entitled to demand and has properly demanded and perfected appraisal rights under, has complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) and has not validly withdrawn, waived or otherwise lost such rights (the “Appraisal Shares”), will be converted automatically into the right to receive (i) $40.00 in cash without interest and less any applicable withholding taxes (the “Per Share Cash Consideration”) and (ii) one contingent value right (“CVR”) (together with the Per Share Cash Consideration, the “Total Per Share Consideration”).

Form of Contingent Value Rights Agreement

The Merger Agreement requires that, at or prior to the closing of the Merger, Novartis and Computershare Trust Company, N.A., as the Rights Agent, will enter into the CVR Agreement, substantially in the form attached as Exhibit A to the Merger Agreement that is attached to this proxy statement as Annex A, subject to such changes thereto as permitted under the Merger Agreement and the form of CVR agreement (the “CVR Agreement”). The CVR Agreement will govern the terms of the CVRs, and is further described in the section captioned “Contingent Value Rights Agreement.”

While no guarantee can be given that any proceeds will be received in respect of the CVR, each CVR represents the right to receive the following contingent cash payments (collectively, the “Milestone Payments”):

•

$2.00 if the U.S Food and Drug Administration (the “FDA”) approves prior to December 31, 2025 (the “Milestone 1 Period”), a new drug application (an “NDA”) for atrasentan for the treatment of IgAN in patients (“Indication 1”), which approval does not impose a risk evaluation and mitigation strategy (“REMs”) that is related to liver toxicity (“Milestone 1”); and

•

$2.00 if the FDA approves prior to December 21, 2029 (the “Milestone 2 Period”), an NDA for atrasentan for the treatment of FSGS (“Indication 2”) (“Milestone 2” and, together with Milestone 1, the “Milestones”).

Such payments will be made on or prior to the date that is 60 business days following the certification of the achievement of Milestone 1 or Milestone 2, as applicable (the “Milestone Payment Date”).

The CVRs will not be evidenced by a certificate or other instruments. The Rights Agent will keep an up-to-date register for the purpose of registering CVRs and permitted transfers. The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Novartis, Chinook or any of their affiliates. The CVRs may not be transferred except under certain limited circumstances.

If a Milestone occurs during the applicable Milestone period, then Novartis will, among other things, deliver to the Rights Agent within 30 business days of the date on which such Milestone is attained a wire transfer of dollars in immediately available funds, in the aggregate amount of the applicable Milestone Payment to be made to the holders in accordance with the terms of the CVR Agreement and, on applicable Milestone Payment Date, the Rights Agent will make the applicable Milestone Payment to the holders. In the case of holders of stock options, RSUs and PSUs (as each such term is defined below), Novartis will cause one of its subsidiaries to pay the aggregate amount payable to such holders.

Novartis is permitted to sell, assign, transfer or exclusively license intellectual property and assets related to Indication 1 and Indication 2 under certain circumstances, as further described in the section below captioned “Contingent Value Rights Agreement—Covenants by Novartis.” Novartis is not required by the CVR Agreement to use any level of efforts to achieve the Milestones.

Any actions seeking the enforcement of the rights of holders under the CVR Agreement may only be brought either by the Rights Agent or the holders of at least 45% of the outstanding CVRs as set forth in the register kept by the Rights Agent.

The Special Meeting

Date, Time and Place of the Special Meeting. The Special Meeting will be held at [            ], Pacific Time, on [            ], 2023. You will be able to participate in the Special Meeting via live webcast by visiting [insert link] (the “virtual meeting website”). You will not be able to attend the Special Meeting physically. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Purposes of the Special Meeting. At the Special Meeting, you will be asked (1) to consider and vote on the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will be merged with and into Chinook; (2) to consider and vote on the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger; and (3) to consider and vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Who Can Vote at the Meeting. You can vote at the Special Meeting, in person or by proxy, all of the shares of our common stock you own of record as of July [    ], 2023 (the “Record Date”), which is the record date for the Special Meeting. If you own shares that are registered in someone else’s name, for example, a broker, you need to direct that person to vote those shares or obtain a legal proxy from them and vote the shares yourself at the meeting. As of July [    ], 2023, there were [            ] shares of our common stock outstanding held by approximately [            ] holders of record. You are entitled to one vote on each of the proposals for each share of our common stock that you held on the Record Date.

Vote Required. Treatment of Abstentions and Broker Non-Votes. Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger Agreement at the Special Meeting or any adjournment or postponement thereof.

Approval of the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal and are voted for or against the proposal.

Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal and are voted for or against the proposal.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, or (3) vote by virtual ballot in person at the Special Meeting, it will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, but it will have no effect on the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

If you abstain from voting, it will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, but will not be considered to be a vote “for” or “against,” and therefore will have no effect on, the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but it will have no effect on the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Quorum. A quorum will be present if holders of a majority of the shares of our common stock outstanding at the close of business on the Record Date are present in person or represented by proxy at the Special Meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

Procedure for Voting. You can vote shares you hold of record by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot, by mailing the enclosed proxy card or voting by telephone or through the Internet. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, your shares will not be voted, which will have the same effect as a vote against proposal to adopt the Merger Agreement, unless you attend the Special Meeting and present a valid legal proxy executed in your favor from your broker, bank or other nominee.

How to Revoke Your Proxy. You may revoke your proxy and change your vote at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by (i) delivering a later-dated proxy in writing, over the telephone or via the Internet, and submitting it so that it is received prior to the cut-off time in accordance with the instructions included in the proxy card; (ii) delivering a written notice of revocation to our Corporate Secretary, Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109 that is received prior to the Special Meeting, stating that you revoke your proxy; or (iii) attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot. If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions.

Shares Held by Directors and Executive Officers

At the close of business on the Record Date, directors (and affiliated entities) and executive officers of Chinook were entitled to vote approximately [            ] shares of our common stock, which in the aggregate represented

approximately [    ]% of the shares of our common stock issued and outstanding on such date. See “Security Ownership of Certain Beneficial Owners and Management.”

We currently expect that our directors and executive officers will vote their shares in favor of the proposal to adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

Background of the Merger

A description of the process we undertook that led to the proposed Merger, including our discussions with Novartis, is included in this proxy statement under “The Merger (Proposal 1)—Background of the Merger.”

Recommendation of the Board of Directors; Reasons for the Recommendation of our Board

Our Board of directors (“our Board” or the “Board”) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Our Board unanimously recommends that Chinook stockholders vote “FOR” the proposal to adopt the Merger Agreement at the Special Meeting. In addition, our Board unanimously recommends that Chinook stockholders vote “FOR” the proposal to approve, on an advisory (non-binding) basis, the Merger-related compensation and “FOR” the proposal to adjourn the Special Meeting (each as described above under “ —The Special Meeting”).

For a description of the reasons considered by our Board in deciding to recommend adoption of the Merger Agreement, see the section entitled “The Merger (Proposal 1)—Reasons for the Recommendation of our Board.”

Opinion of Centerview Partners LLC

Chinook retained Centerview Partners LLC (“Centerview”) as financial advisor to the Board in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger (Proposal 1)—Opinion of Centerview Partners LLC.” In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of common stock (other than as specified in such opinion) of the Total Per Share Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On June 11, 2023, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 11, 2023, that, as of June 11, 2023 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Total Per Share Consideration proposed to be paid to the holders of common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated June 11, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of common stock (other than as specified in such opinion) of the Total Per Share Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger

Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Certain Effects of the Merger

Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Chinook, with Chinook surviving the Merger. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Chinook as the Surviving Corporation following the Merger. The Effective Time will occur at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Novartis and Chinook agree and specify in the certificate of merger.

If the Merger is consummated, as soon as reasonably practicable following the Effective Time, our common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and once effective, we will no longer be a publicly traded company. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. At the Effective Time, your shares of Chinook common stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and you will cease to have any rights with respect to such shares, except the right to receive the Total Per Share Consideration with respect to your shares of our common stock.

Effects on Chinook if the Merger is Not Completed

If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act and we will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”). Under specified circumstances, we may be required to pay Novartis a termination fee upon or following the termination of the Merger Agreement, or Novartis may be required to pay us a reverse termination fee, as described under “The Merger Agreement—Termination Fees” beginning on page 84.

Timing of the Merger

The Merger Agreement provides that the closing of the Merger will be no later than the fifth business day after the satisfaction or, to the extent permitted by law, waiver by the party entitled thereto, of the conditions set forth in the Merger Agreement to be so satisfied or waived, or at such later date as the parties agree in writing. As of the date of this proxy statement, the parties expect to complete the Merger in the second half of 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, and factors outside the control of Chinook or Novartis may delay the completion of the Merger or prevent it from being completed at all. There can be no assurances as to whether or when the Merger will be completed, or that it will be completed as currently proposed, or at any particular time.

Treatment of Chinook Equity Awards

Company Options

Each option to purchase shares of Chinook common stock (each, a “stock option”) that is then outstanding and unvested as of immediately prior to the Effective Time will become immediately vested and exercisable in full.

At the Effective Time, each stock option that is outstanding and unexercised will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such stock option, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any, of (A) the Per Share Cash Consideration over (B) the per share exercise price for such stock option, and (ii) one CVR; provided, however, that if the per share exercise price of such stock option is equal to or greater than the Per Share Cash Consideration, such stock option will be canceled without any cash payment, CVR or other consideration being made in respect thereof.

Company RSUs and PSUs

Each restricted stock unit award in respect of shares of Chinook common stock (each, a “RSU”) that is outstanding as of immediately prior to the Effective Time will become immediately vested in full. At the Effective Time, each outstanding RSU will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such RSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to Per Share Cash Consideration and (ii) one CVR.

Each performance stock unit award in respect of shares of Chinook common stock (each, a “PSU”) that is outstanding as of immediately prior to the Effective Time will become immediately vested in full for the maximum number of shares thereunder. At the Effective Time, each outstanding PSU will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such PSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration and (ii) one CVR.

Treatment of Outstanding Pre-Funded Warrants and Common Warrants

There are outstanding pre-funded warrants to purchase 4,642,856 shares of our common stock, at an exercise price of $0.0001 per share and outstanding common warrants to purchase 165 shares of our common stock, with a weighted-average exercise price of $0.01 per share. Pursuant to the terms of the Merger Agreement and the warrants, each warrant will be automatically exercised upon the Effective Time as a “cashless exercise,” and the holder of the warrant will participate in the Merger as a holder of our common stock on the same terms as other holders of our common stock.

No Solicitation; Alternative Proposals

The Merger Agreement restricts our ability to solicit, initiate or engage in discussions or negotiations with a third party (including by furnishing non-public information) regarding competing transactions and our ability to change or withdraw the company recommendation. We refer in this proxy statement to the following recommendation as the “company recommendation”: our Board (i) determining that the Merger Agreement, the CVR Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Chinook and its stockholders, (ii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorizing and approving the execution, delivery and performance by Chinook of the Merger Agreement and the consummation by Chinook of the transactions contemplated by the Merger Agreement, and (iv) recommending that the holders of shares of our common stock adopt the Merger Agreement and directing that the Merger Agreement be submitted to our stockholders at the Special Meeting for adoption.

Notwithstanding these restrictions, under circumstances specified in the Merger Agreement, our Board may respond to unsolicited bona fide written takeover proposals (as defined in the section entitled “The Merger Agreement—No Solicitation; Alternative Proposals”) and may terminate the Merger Agreement and enter into an agreement with respect to a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation; Alternative Proposals”) or withdraw the company recommendation in favor of the Merger Agreement, subject to the payment by Chinook of a $112.0 million termination fee to Novartis. See “The Merger Agreement—No Solicitation; Alternative Proposals.”

Change in Company Recommendation

Our Board unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. Nevertheless, under circumstances specified in the Merger Agreement and prior to the adoption of the Merger Agreement by Chinook stockholders, our Board may change the company recommendation or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal if we receive an unsolicited bona fide written takeover proposal that our Board, after consultation with outside legal and financial advisors, concludes constitutes a superior proposal (taking into account any offers made by Novartis to adjust the terms of the Merger Agreement) or if there has been an intervening event (as defined in the section entitled “The Merger Agreement—Change in Company Recommendation”) unrelated to a takeover proposal and, in any event, our Board, after consultation with outside legal advisors, that failure to take such action would be inconsistent with our directors’ fiduciary duties under applicable law.

Interests of Chinook’s Directors and Executive Officers in the Merger

When considering the recommendation by our Board in favor of the Merger Agreement and the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours, including the following:

•

Accelerated vesting of and payments in connection with stock options, RSUs, PSUs and rights under the ESPP, as described in the section entitled “The Merger Agreement—Treatment of Chinook Equity Awards; Employee Stock Purchase Plan;”

•

the entitlement of our non-employee directors to receive certain payments in lieu of the equity awards they otherwise would have been granted in connection with our annual shareholder meeting held on June 9, 2023, as described in the section entitled “Interests of Chinook’s Directors and Executive Officers in the Merger;”

•

the entitlement of certain of our executive officers to receive payments and benefits under their respective executive employment agreements and under a tax reimbursement plan to be established by Chinook prior to the Effective Time, as described in the section entitled “Interests of Chinook’s Directors and Executive Officers in the Merger;” and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation and Novartis.

If the proposal to adopt the Merger Agreement is approved by our stockholders and the Merger closes, any shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all of our other stockholders entitled to receive the Total Per Share Consideration.

See “The Merger (Proposal 1)—Interests of Chinook’s Directors and Executive Officers in the Merger.”

The members of our Board were aware of these interests of our directors and executive officers and considered them, among other matters, when approving the Merger Agreement and the Merger and determining to recommend that our stockholders vote “FOR” the adoption of the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of shares of Chinook common stock for the Total Per Share Consideration pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The timing and character of the gain or loss a U.S. holder (as defined under “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger”) will recognize as a result of the Merger is subject to significant uncertainty.

Stockholders should carefully read the information in the section of this proxy statement captioned “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger.”

Chinook stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. tax jurisdiction.

Regulatory Approvals

HSR Waiting Period. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated thereunder, the Merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the United States Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied.

Other Required Regulatory Approvals. Completion of the Merger may also be subject to the receipt of certain regulatory approvals of other jurisdictions if in order to complete the Merger such approvals are required, or become required as a result of any regulatory authority asserting jurisdiction over the transaction.

Reverse Termination Fee. The Merger Agreement provides that Novartis will be required to pay Chinook a reverse termination fee of $192.0 million under certain specified circumstances generally relating to the termination of the Merger Agreement if clearance under the HSR Act, or regulatory approvals that may be required to consummate the Merger, have not been obtained or legal restraints on the Merger under antitrust laws are imposed. See, “The Merger Agreement—Termination Fees.”

Financing of the Merger

The Merger is not conditioned upon receipt of financing by Novartis. Novartis plans to finance the transaction through cash on hand.

Conditions to Completion of the Merger

The conditions to each party’s obligations to complete the Merger include the following:

•	the adoption of the Merger Agreement by our stockholders;

•

the absence of any legal restraints restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•	the expiration or termination of any applicable waiting period under the HSR Act, and any other specified required regulatory approvals that may be required will have been obtained;

•	the accuracy of the other party’s representations and warranties in the Merger Agreement, subject to certain qualifications; and

•	the other party’s performance in all material respects of its obligations under the Merger Agreement.

In addition, the conditions to Novartis and Merger Sub’s obligations to complete the Merger also include the following:

•

the absence of any pending proceeding brought by any specified governmental entity seeking to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Termination

The Merger Agreement may be terminated (subject, in each case, to certain limitations):

•	by mutual written consent of Novartis, Merger Sub and Chinook;

•	by either Novartis or Chinook if:

•	the Merger has not been consummated on or before June 11, 2024, subject to certain extensions permitted by the Merger Agreement to December 11, 2024;

•

any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement is in effect and has become final and non-appealable;

•	our stockholders do not approve the proposal to adopt the Merger Agreement at the Special Meeting at which a vote on that matter is taken; or

•	by Novartis if:

•

Chinook breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the related conditions to the obligation of Novartis to close the Merger to be satisfied and cannot be cured or, if capable of being cured, has not been cured prior to the time specified in the Merger Agreement;

•

prior to receipt of the requisite vote of Chinook stockholders adopting the Merger Agreement, (i) an adverse recommendation change (as defined in the section entitled “The Merger Agreement—Change in Company Recommendation”) has occurred, (ii) our Board has failed to reaffirm the company recommendation within ten business days after the receipt of a written request to do so from Novartis following a takeover proposal that has been publicly announced or that has become publicly known (subject to certain limitations) or (iii) we intentionally and materially breach our obligations related to non-solicitation of, or responding to, takeover proposals; or

•	by Chinook if:

•

Novartis or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the related conditions to Chinook’s obligation to close the Merger to be satisfied and cannot be cured or, if capable of being cured, has not been cured prior to the time specified in the Merger Agreement; and

•

prior to receipt of the requisite vote of Chinook stockholders adopting the Merger Agreement, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a superior proposal in accordance with the applicable terms of the Merger Agreement, so long as our Board has materially complied with the provisions of the Merger Agreement relating to no solicitation of other offers and changes in the company recommendation, and Chinook has paid, or simultaneously with the termination of the Merger Agreement pays, to Novartis the $112.0 million termination fee.

Following termination of the Merger Agreement under specified circumstances generally relating to a competing transaction, Chinook may be required to pay Novartis a termination fee of $112.0 million. The Merger Agreement also provides that Novartis will be required to pay Chinook a reverse termination fee of $192.0 million under certain specified circumstances generally relating to the termination of the Merger Agreement if certain regulatory approvals required to consummate the Merger have not been obtained or certain types of legal restraints on the Merger are imposed. See “The Merger Agreement—Termination Fees.”

Employee Matters

The Merger Agreement provides for certain treatment with respect to those employees of Chinook who continue to be employed by the Surviving Corporation or one of its subsidiaries after the Effective Time, whom we refer to as the “continuing employees,” including the following:

•

from the Effective Time through the first anniversary of the Effective Time, continuing employees will receive: (i) base salaries or wage rates, in each case, no less favorable than such continuing employee’s base salary or wage rate as of immediately prior to the Effective Time, (ii) retirement and health and welfare benefits that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the Effective Time or, at Novartis’s election if greater, the employee benefits provided to similarly situated new hire employees of Novartis, and (iii) certain severance benefits to employees who are involuntarily terminated within the one-year period following the Effective Time (other than executives who are entitled to severance protections under an employment agreement);

•

Novartis will use commercially reasonable efforts to recognize the service of each continuing employee as if such service had been performed with Novartis for purposes of determining eligibility to participate, level of benefits for severance, vesting, and accrual of vacation and paid time off under the Novartis employee benefit plans made available to continuing employees, to the extent the same service was recognized by Chinook prior to the Effective Time and not in any case where credit would result in duplication of benefits or application to a frozen plan or arrangement or in the case of vesting of equity or equity-based incentive compensation or benefits; and

•

with respect to any group health plan maintained by Novartis in which continuing employees are eligible to participate after the Effective Time, Novartis will, and will cause the Surviving Corporation to, use commercially reasonable efforts to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the group health plans of Chinook prior to the Effective Time, (ii) provide each continuing employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan for the year in which the Effective Time occurs and (iii) waive any waiting period or evidence of insurability requirement that would otherwise be applicable to continuing employees and their eligible dependents on or after the Effective Time, to the extent such continuing employee or eligible dependent had satisfied any similar limitation or requirement under an analogous benefit plan of Chinook prior to the Effective Time.

Market Prices and Dividend Data

Our common stock is listed on the Nasdaq Global Select Market, under the symbol “KDNY.” The closing sale price of our common stock on June 9, 2023, which was the last trading day before the Merger was publicly announced, was $23.99 per share. On [            ], 2023, the most recent practicable date before the filing of this proxy statement, the closing price of our common stock was $[    ] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, we may not declare or pay any cash dividends to our stockholders without the written consent of Novartis. We have never declared or paid any dividends on our capital stock. Under our current dividend policy, we intend to retain all future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends for the foreseeable future.

Appraisal Rights

If the Merger is consummated, Chinook stockholders and beneficial owners who continuously hold or own shares of Chinook common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, meet certain statutory requirements described in this proxy statement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL (“Section 262”). This means that record holders and beneficial owners of Chinook common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal and who comply with the procedures in the manner prescribed by Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Chinook common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be “fair value,” if any (or in certain circumstances described in further detail in the section of this proxy statement captioned “Appraisal Rights,” on the difference between the amount determined to be the “fair value” and the amount paid by the Surviving Corporation in the Merger to each person entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to review Section 262 carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Chinook stockholders and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the Total Per Share Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (i) properly submit a written demand for appraisal to the Company prior to the vote being taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) hold or own such shares upon the making of a demand under clause (i) and continue to hold or own your shares of Chinook common stock through the Effective Time; (iv) not thereafter withdraw your demand for appraisal of your shares or otherwise lose your appraisal rights, each in accordance with the DGCL; and (v) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Chinook stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposals to be voted on at the Special Meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of Chinook. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which we urge you to read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Information Incorporated by Reference.”

Q: Why am I receiving this proxy statement?

A: On June 11, 2023, Chinook entered into a definitive agreement providing for the Merger of Merger Sub, an indirect wholly owned subsidiary of Novartis, with and into Chinook, with Chinook surviving the Merger as an indirect wholly owned subsidiary of Novartis. You are receiving this proxy statement in connection with the solicitation of proxies by our Board in favor of the proposal to adopt the Merger Agreement and two related proposals.

Q: What is a proxy?

A: A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” Our Board has designated Eric Dobmeier, Eric Bjerkholt and Kirk Schumacher, and each of them with full power of substitution, as proxies for the Special Meeting.

Q: When and where is the Special Meeting?

A: We will hold the Special Meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the Special Meeting physically. The Special Meeting will be held on [            ], 2023, at [            ] Pacific Time (including any adjournment or postponement thereof, the “Special Meeting”).

Q: Who is entitled to vote at the Special Meeting?

A: Only holders of record of our common stock as of the close of business on July [ ], 2023, the Record Date for the Special Meeting, are entitled to receive these proxy materials and to vote their shares at the Special Meeting. As of the close of business on the Record Date, there were [            ] shares of our common stock outstanding and entitled to vote at the Special Meeting, held by approximately [            ] holders of record. Each share of our common stock issued and outstanding as of the Record Date will be entitled to one vote on each matter submitted to a vote at the Special Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee.

Q: What matters will be voted on at the Special Meeting?

A: You will be asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement;

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of Chinook in connection with the Merger; and

•

to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Q: What is the proposed Merger and what effects will it have on Chinook?

A: The proposed Merger is the acquisition of Chinook by Novartis pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by the holders of our common stock and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Chinook, with Chinook continuing as the Surviving Corporation. As a result of the Merger, Chinook will become an indirect wholly owned subsidiary of Novartis. We will cooperate with Novartis to delist our common stock from the Nasdaq Global Select Market and deregister under the Exchange Act as soon as reasonably practicable following the Effective Time, and once effective, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.

Q: What happens if the Merger is not completed?

A: If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, upon or following the termination of the Merger Agreement, we may be required to pay Novartis a termination fee or Novartis may be required to pay us a reverse termination fee, as described under “The Merger Agreement—Termination Fees” beginning on page 84.

Q: What will I receive if the Merger is completed?

A: Upon completion of the Merger, you will be entitled to receive the Total Per Share Consideration of (i) $40.00 in cash without interest and less any applicable withholding taxes, and (ii) one CVR for each share of common stock that you own, unless you have properly exercised, perfected and not validly withdrawn, waived or otherwise lost your appraisal rights under the DGCL with respect to such shares, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “Appraisal Rights”). In either case, you will not own shares in the Surviving Corporation.

Q: What is a CVR and how does it work?

A: While no guarantee can be given that any proceeds will be received, each CVR will represent the right to receive up to $4.00 in contingent cash payments from Novartis upon the achievement by specified dates of certain Milestones set forth in the CVR Agreement, as further described in the section captioned “Contingent Value Rights Agreement,” beginning on page 86 of this proxy statement.

Q: Is it possible that I will receive more than one payment under the CVR?

A: Yes. Each CVR represents the right to receive:

•	$2.00 if the FDA approves Indication 1 prior to the end of the Milestone 1 Period, which approval does not impose a REMs that is related to liver toxicity; and

•	$2.00 if the FDA approves Indication 2 prior to the end of the Milestone 2 Period.

Q: Is it possible that I will not receive any payment under the CVR?

A: Yes. There can be no assurance that the either of the Milestones will be achieved, and that the resulting payments will be required of Novartis.

Q: Can I transfer my CVR?

A: The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Novartis, Merger Sub, Chinook or any of their affiliates.

Q: What will the holders of Chinook stock options, RSUs and PSUs receive in the Merger?

A: Stock Options. As of immediately prior to the Effective Time, each stock option that is outstanding and unexercised will become immediately vested and exercisable in full. At the Effective Time, each stock option that is then-outstanding will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such stock option, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any of (A) the Per Share Cash Consideration over (B) the per share exercise price of such stock option, and (ii) one CVR. However, if the per share exercise price of such stock option is equal to or greater than the Per Share Cash Consideration, such stock option will be canceled without any cash payment, CVR or other consideration being made in respect thereof.

Restricted Stock Units. As of immediately prior to the Effective Time, each RSU that is outstanding and not settled will become immediately vested in full. At the Effective Time, each outstanding RSU will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such RSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration and (ii) one CVR.

Performance Stock Units. As of immediately prior to the Effective Time, each PSU that is outstanding will become immediately vested in full for the maximum number of shares thereunder. At the Effective Time, each outstanding PSU will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such PSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration, and (ii) one CVR.

Q: What will happen to the Chinook 2015 Employee Stock Purchase Plan in the Merger?

A: No individual who was not a participant in the Chinook 2015 Employee Stock Purchase Plan (the “ESPP”) as of June 11, 2023 may enroll in the ESPP with respect to the offering period under the ESPP in effect as of such date (the “ESPP Offering Period”), and no participant in the ESPP may increase the percentage amount of their payroll deduction election from that in effect as of such date for the ESPP Offering Period. No new offering period or purchase period will commence under the ESPP following June 11, 2023 and, if the purchase date for the ESPP Offering Period would otherwise occur on or after the Effective Time, then the ESPP Offering Period will be shortened and the applicable purchase date with respect to the ESPP Offering Period will occur on the tenth (10th) business day immediately preceding the date on which the Effective Time occurs.

Q: When do you expect the Merger to be completed?

A: We are working toward completing the Merger as soon as possible, and currently expect to consummate the Merger during the second half of 2023. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption of the Merger Agreement by our stockholders and the receipt of certain regulatory approvals, that are out of our control and which may delay the completion of the Merger or prevent it from being completed at all. See “The Merger Agreement—General” and “The Merger Agreement—Conditions to Completion of the Merger.”

Q: Am I entitled to appraisal or dissenters’ rights under Delaware law?

A: If the Merger is consummated, stockholders who (i) do not vote in favor of the adoption of the Merger Agreement, (ii) continuously hold such shares through the Effective Time, (iii) have properly demanded appraisal of their shares, (iv) meet certain statutory requirements described in this proxy statement and (v) do not validly withdraw their demands or otherwise lose their rights to appraisal of their shares and who meet certain other conditions and ownership requirements described under Section 262 of the DGCL will be entitled to seek appraisal of their shares in connection with the Merger. This means that holders of shares of our common stock may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) to be paid on the amount determined to be “fair value” from the Effective Time through the date of payment of the judgment, as determined by the Delaware Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by Chinook pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 96). Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger if they did not seek appraisal of their shares. Stockholders who wish to seek appraisal of their shares of our common stock are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q: Will I be subject to U.S. federal income tax upon the exchange of Chinook common stock for the Total Per Share Consideration pursuant to the Merger?

A: If you are a U.S. holder (as defined under “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 58), the exchange of our common stock for the Total Per Share Consideration pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The timing and character of the gain or loss a U.S. holder will recognize as a result of the Merger is subject to significant uncertainty. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. tax jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided under “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 58 of this proxy statement.

Q: May I attend the Special Meeting and vote in person?

A: Yes. If you are a Chinook stockholder of record, you may attend the Special Meeting virtually via the Internet at the virtual meeting website on [insert link], and complete a virtual ballot, whether or not you sign and return your proxy card. If you are a Chinook stockholder of record, you will need your assigned control number to vote shares electronically at the Special Meeting. The control number can be found on the proxy card, voting instruction form or other applicable proxy notices.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q: How many shares are needed to constitute a quorum?

A: A quorum will be present if holders of a majority of the shares of our common stock outstanding at the close of business on the Record Date are present in person or represented by proxy at the Special Meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

Q: What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A: If you encounter technical difficulties accessing the Special Meeting during the check-in time or during the Special Meeting, a support line will be available on the login page of the virtual meeting website.

Q: What vote of Chinook stockholders is required to adopt the Merger Agreement?

A: The affirmative vote of holders of a majority of the issued and outstanding shares of Chinook common stock entitled to vote on the Merger Agreement at the Special Meeting or any adjournment or postponement thereof is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any Chinook stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote in person by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q: What vote of Chinook stockholders is required to approve the other proposals to be voted upon at the Special Meeting?

A: Approval of each of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Chinook in connection with the Merger and the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies, requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal and are voted for or against such proposal.

An abstention with respect to either the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Chinook in connection with the Merger and the proposal to adjourn the Special Meeting will not be considered to be a vote “for” or “against,” and therefore will have no effect on these proposals. A failure to submit a proxy or the failure of your broker, bank or other nominee to vote shares held on your behalf will not have any effect on either of these proposals.

Q: How does our Board recommend that I vote?

A: Our Board unanimously recommends that our stockholders vote:

•	“FOR” the proposal to adopt the Merger Agreement;

•	“FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to our named executive officers in connection with the Merger; and

•

“FOR” the proposal to adjourn of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

For a discussion of the factors that our Board considered in determining to recommend the adoption of the Merger Agreement, please see the section entitled “The Merger (Proposal 1)—Reasons for the Recommendation of our Board.” In addition, in considering the company recommendation with respect to the Merger Agreement, you should be aware that some of our directors and executive officers have potential interests that may be different from, or in addition to, the interests of our stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1)—Interests of Chinook’s Directors and Executive Officers in the Merger.”

Q: How do Chinook’s directors and officers intend to vote?

A: We currently expect that our directors and executive officers will vote their shares in favor of the proposal to adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

Q: What will happen if stockholders do not approve the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger?

A: The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the Merger and the vote on this proposal is an advisory vote by stockholders and is not binding on Chinook or Novartis. If the Merger Agreement is adopted by Chinook stockholders and the Merger is completed, the Merger-related compensation will be paid to Chinook’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders do not approve this proposal.

Q: What do I need to do now?

A: You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (including the form of CVR Agreement that is an exhibit thereto), along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q: How do I vote my shares of our common stock?

A: If you are a Chinook stockholder of record (that is, if your shares of Chinook common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Chinook common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Chinook common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Chinook common stock in person by virtual ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by virtual ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q: Can I revoke my proxy?

A: Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by (i) delivering a later-dated proxy in writing, over the telephone or via the Internet, and submitting it so that it is received prior to the cut-off time in accordance with the instructions included in the proxy card; (ii) delivering a written notice of revocation to our Corporate Secretary, Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109 that is received prior to the Special Meeting, stating that you revoke your proxy; or (iii) attending the Special Meeting and voting in person. If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions.

Q: Will my shares of Chinook common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A: No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement, but it will have no effect on the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Q: What does it mean if I get more than one proxy card or voting instruction card?

A: Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a Chinook stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q: What happens if I sell my shares of Chinook common stock before completion of the Merger?

A: In order to receive the Total Per Share Consideration, you must hold your shares of our common stock through completion of the Merger. Consequently, if you transfer your shares of our common stock before completion of the Merger, you will have transferred your right to receive the Total Per Share Consideration in the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the consummation of the Merger. If you transfer your shares of our common stock after the Record Date but before the closing of the Merger, you will have the right to vote at the Special Meeting but not the right to receive the Total Per Share Consideration.

Q: Should I send in evidence of ownership now?

A: No. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Total Per Share Consideration.

Q: Who will count the votes?

A: The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.

Q: Where can I find the voting results of the Special Meeting?

A: We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find Additional Information” on page 104 of this proxy statement.

Q: Who will solicit and pay the cost of soliciting proxies?

A: The expenses of soliciting proxies will be paid by us. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of up to $[    ], plus costs and expenses. We and our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means or in person. Our directors, officers and other employees, without additional compensation, and employees of MacKenzie may solicit proxies personally or in writing, by telephone, email or otherwise. We will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the internet, you are responsible for any internet access charges you may incur.

Q: Where can I find more information about Chinook?

A: You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information.”

Q: What is householding and how does it affect me?

A: The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate proxy card. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Chinook in care of the Corporate Secretary at 400 Fairview Avenue North, Suite 900, Seattle, WA 98109, Attn: Corporate Secretary, or by calling (206) 485-7241. We will promptly send additional copies of this proxy statement upon receipt of such request.

Q: Who can help answer my other questions?

A: If you have more questions about the Merger or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., which is acting as the proxy solicitation agent and information agent for Chinook in connection with the Merger.

If you have questions or need assistance voting your shares please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and any document to which we refer in this proxy statement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to our strategy, goals, future focus areas and the value of the proposed transaction to our stockholders. These forward-looking statements are based on Chinook management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or similar expressions and the negatives of those terms. In addition, the information set forth under the caption “Certain Chinook Unaudited Prospective Financial Information” consists of forward-looking statements. We have based the forward-looking statements contained in this proxy statement primarily on our current expectations and projections, in light of currently available information, about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of global political, macroeconomic, social, health and market conditions, including rising inflation and interest rates, political instability, terrorist activities or military conflicts on our business, financial condition, results of operations and prospects. Additional factors that could cause or contribute to such differences include, but are not limited to, the following:

•

the completion of the Merger on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our business and other conditions to the completion of the transaction;

•	the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Novartis a termination fee of $112.0 million;

•	the risk of any event, change or other circumstances occurring that could give rise to the termination of the Merger Agreement;

•	the risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•	the risks related to diverting management’s or employees’ attention from ongoing business operations;

•	the risks associated with limitations placed on our ability to operate our business under the Merger Agreement;

•	the risk that our stock price may decline significantly if the Merger is not completed or may suffer as a result of uncertainty surrounding the Merger;

•	potential litigation relating to the Merger;

•	the uncertainty that the Milestones for the CVR payment may not be achieved in the prescribed timeframe or at all;

•	restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions;

•

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, cyber-attacks, or outbreak of war or hostilities, as well as our response to any of the aforementioned factors; and

•

such other risks and uncertainties described more fully in documents we file with or furnish to the SEC, including our Annual Report on Form 10-K filed with the SEC on February 27, 2023, and our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023.

Many of these factors are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

THE COMPANIES

Chinook Therapeutics, Inc.

Chinook Therapeutics, Inc., referred to as “Chinook,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. We were incorporated in California as Oncologic, Inc. in 2000. In 2008, we merged with Triton BioSystems, Inc. and subsequently changed our name to Aduro Biotech, Inc. (“Aduro”) in 2009. In June 2011, we reincorporated as a Delaware corporation. On October 5, 2020 Aduro completed a merger with Chinook Therapeutics U.S., Inc. (“Private Chinook”), pursuant to the terms of a Merger Agreement dated as of June 1, 2020, as amended on August 17, 2020, by which a wholly owned subsidiary of Aduro merged with and into Private Chinook, with Private Chinook continuing as a wholly owned subsidiary of Aduro. Immediately following this Merger, Aduro changed its name to “Chinook Therapeutics, Inc.” and the business conducted by Private Chinook became the primary business conducted by the Company.

Chinook is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing precision medicines for kidney diseases. Our pipeline is focused on rare, severe chronic kidney diseases with well-defined clinical pathways. Chinook’s lead program is atrasentan, a phase 3 endothelin receptor antagonist for the treatment of IgAN and other proteinuric glomerular diseases, including focal segmental glomerosclerosis, or FSGS, and Alport syndrome. We are currently conducting the phase 3 ALIGN trial of atrasentan for IgAN and the phase 2 AFFINITY basket trial for proteinuric glomerular diseases. BION-1301, an anti-APRIL monoclonal antibody, is being evaluated in a phase 1/2 trial for IgA nephropathy. CHK-336, an oral small molecule LDHA inhibitor for the treatment of hyperoxalurias, is in phase 1 development. In addition, Chinook’s research and discovery efforts are focused on building a pipeline of precision medicines for rare, severe chronic kidney diseases with defined genetic and molecular drivers. Chinook is leveraging insights from kidney single cell RNA sequencing and large CKD patient cohorts that have been comprehensively panomically phenotyped, with retained biosamples and prospective clinical follow-up, to discover and develop therapeutic candidates with mechanisms of action targeted against key kidney disease pathways.

Our common stock is currently listed on the Nasdaq Global Select Market under the ticker symbol “KDNY.”

Our principal executive offices are located at 400 Fairview Avenue North, Suite 900, Seattle, WA 98109, and our telephone number is (206) 485-7241. Chinook’s website is www.chinooktx.com. The information contained on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Novartis AG

Novartis AG, referred to as “Novartis” or “Buyer,” was incorporated on February 29, 1996 under the laws of Switzerland as a stock corporation (Aktiengesellschaft) with an indefinite duration. On December 20, 1996, the predecessor companies of Buyer, Ciba-Geigy and Sandoz, merged into a new entity, creating the Novartis Group. Buyer is domiciled in and governed by the laws of Switzerland. Its registered office is located at Lichtstrasse 35, CH-4056 Basel, Switzerland, and its telephone number is +41-61-324-1111. The following description of Buyer and its business is qualified in its entirety by reference to Buyer’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022.

The Novartis Group is a multinational group of companies specializing in the research, development, manufacturing and marketing of a broad range of innovative pharmaceuticals and cost-saving generic medicines. Buyer is the Novartis Group’s Swiss holding company and owns, directly or indirectly, all of the Novartis Group’s significant operating companies.

As a leading global medicines company, the Novartis Group uses innovative science and technology to discover and develop breakthrough treatments and find new ways to deliver them to as many people as possible. Its broad portfolio includes innovative medicines focused on five core therapeutic areas – cardiovascular, immunology, neuroscience, solid tumor and hematology – as well as other promoted brands (in the therapeutic areas of ophthalmology and respiratory) and established brands and generic and biosimilar medicines. The Novartis Group’s continuing operations comprise corporate activities and two global operating divisions, Innovative Medicines and Sandoz, which are further described below:

•	Innovative Medicines: Innovative patent-protected prescription medicines

•	Sandoz: Generic pharmaceuticals and biosimilars

In addition, these divisions are supported by the following organizational units: Novartis Institutes for BioMedical Research (NIBR), Global Drug Development (GDD) and Operations.

Buyer’s shares are listed in Switzerland on the SIX Swiss Exchange under the symbol “NOVN,” and its American Depositary Shares, each of which represents one Novartis share and is evidenced by an American Depositary Receipt, are traded on the New York Stock Exchange under the symbol “NVS.”

Cherry Merger Sub Inc.

Cherry Merger Sub Inc., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Novartis. Merger Sub was formed in June 2023 solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, and it currently has no other business or operations. Novartis expects that, immediately prior to the Effective Time, Merger Sub will be a direct, wholly owned subsidiary of Novartis Finance Corporation, a New York corporation and an indirect wholly owned subsidiary of Novartis. Upon completion of the Merger, Merger Sub will cease to exist and Chinook will continue as the Surviving Corporation.

Merger Sub’s principal executive offices are located at One Health Plaza, East Hanover, New Jersey 07936, and its telephone number is (862) 778-8300.

THE SPECIAL MEETING

We are furnishing this proxy statement to Chinook stockholders as part of the solicitation of proxies by our Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides Chinook stockholders with information about the Special Meeting and should be read carefully and in its entirety.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board for use at the Special Meeting to be held at on [    ], 2023 at [    ] Pacific Time, or at any adjournment or postponement thereof. We will hold the Special Meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the Special Meeting physically.

Purposes of the Special Meeting

At the Special Meeting, Chinook stockholders will be asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement, dated as of June 11, 2023, by and among Chinook, Novartis and Merger Sub, an indirect wholly owned subsidiary of Novartis;

•

to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger, as further described in the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Chinook’s Directors and Executive Officers in the Merger”; and

•

to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Our stockholders must approve the proposal to adopt the Merger Agreement for the Merger to occur. If our stockholders fail to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A, and the material provisions of the Merger Agreement are described in the section entitled “The Merger Agreement.”

The votes on (i) certain compensation that may be paid or become payable in connection with the Merger and (ii) any proposal to adjourn the Special Meeting are votes separate and apart from the vote to adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the compensation proposal and/or for any proposal to adjourn the Special Meeting and vote not to adopt the Merger Agreement and vice versa. In addition. because the vote on the compensation proposal is advisory in nature only, it will not be binding on either Chinook or Novartis. Accordingly, if the proposal to adopt the Merger Agreement is approved by Chinook stockholders and the Merger is completed, the Merger-related compensation may be paid to Chinook’s named executive officers even if the stockholders fail to approve the proposal related to compensation payable in connection with the Merger.

Chinook does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

This proxy statement and the enclosed proxy card are first being mailed to Chinook stockholders on or about [ ], 2023.

Record Date and Quorum

The holders of record of our common stock as of the close of business on July [    ], 2023, the Record Date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, [    ] shares of our common stock were outstanding.

The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of our common stock outstanding at the close of business on the Record Date will constitute a quorum. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new Record Date is set for an adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting. Broker non-votes will not count for the purpose of determining whether a quorum is present. A broker non-vote occurs when a broker, bank, trustee or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares.

Required Vote

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the proposals to be considered at the Special Meeting.

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger Agreement at the Special Meeting or any adjournment or postponement thereof. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Assuming a quorum is present, approval of the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal and are voted for or against the proposal.

Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal and are voted for or against the proposal.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, or (3) vote by virtual ballot in person at the Special Meeting, it will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, but it will have no effect on the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

If you abstain from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger proposal, but will not be considered to be a vote “for” or “against,” and will therefore have no effect on, the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but it will have no effect on the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Voting by Chinook’s Directors and Executive Officers

At the close of business on the Record Date, our directors (and affiliated entities) and executive officers were entitled to vote approximately [    ] shares of our common stock, which in the aggregate represented approximately [    ]% of the shares of our common stock issued and outstanding on that date. We currently expect that our directors and executive officers will vote their shares in favor of the proposal to adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Voting in Person

If you are a Chinook stockholder of record, you may attend the Special Meeting virtually via the Internet at the virtual meeting website on [insert link], and complete a virtual ballot, whether or not you sign and return your proxy card. If you are a Chinook stockholder of record, you will need your assigned control number to vote shares electronically at the Special Meeting. The control number can be found on the proxy card, voting instruction form or other applicable proxy notices.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Providing Voting Instructions by Proxy

To ensure that your shares of our common stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting in person.

Shares of Common Stock Held by Record Holders

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

To vote over the Internet, go to the web address [ ] and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the Internet, please do not mail your proxy card.

To vote by telephone, dial [ ] in the United States or [ ] for international callers from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

To vote by mail, mark your proxy card, date and sign it and return it in the postage-prepaid envelope. You should not send documents representing our common stock with the proxy card. If the Merger is completed, the Paying Agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of our common stock for the Total Per Share Consideration.

If you vote by proxy (regardless of whether you vote over the Internet, by telephone or by mail), your votes must be received by 11:59 p.m., Eastern Time, on [    ], 2023 to be counted.

Your proxy card will count as a “vote” if you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal. In this case, your proxy will be voted “FOR” such proposal.

A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement. A failure to vote or an abstention will not have the effect of either a vote “FOR” or “AGAINST” the other two proposals.

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement, but, assuming a quorum is present, will not have the effect of either a vote “FOR” or a vote “AGAINST” on the other two proposals.

Brokers, banks and other nominees that hold shares of our common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the Merger Agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to our named executive officers in connection with the Merger, or the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you attend the Special Meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of our common stock not being present at the meeting and not being voted on any of the proposals, which will have the effect of a vote “AGAINST” with respect to the proposal to adopt the Merger Agreement.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy by:

•

delivering a later-dated proxy in writing, over the telephone or via the Internet, and submitting it so that it is received prior to the cut-off time in accordance with the instructions included in the proxy card;

•

delivering a written notice of revocation to our Corporate Secretary, Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109 that is received prior to the Special Meeting, stating that you revoke your proxy; or

•	attending the Special Meeting and voting in person.

Please note that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy.

Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of our common stock present or represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Abstaining from voting will have no effect on either the proposal on certain compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Board of Directors’ Recommendation

Our Board, after considering various factors described in the section entitled “The Merger (Proposal 1)—Reasons for the Recommendation of our Board,” has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of Chinook and its stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in each case on the terms and subject to the conditions set forth in the Merger Agreement; (iii) approved the execution, delivery and performance by Chinook of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (iv) recommended that the holders of Chinook common stock adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to Chinook’s stockholders at the Special Meeting of stockholders of Chinook.

Our Board unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Chinook in connection with the Merger, and (3) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies.

List of Stockholders

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting for ten days prior to the Special Meeting, by contacting our Corporate Secretary at our offices at 400 Fairview Avenue North, Suite 900, Seattle, WA 98109.

Solicitation of Proxies

Our Board is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to assist our Board in the solicitation of proxies for the Special Meeting, and we expect to pay MacKenzie $[    ], plus reimbursement of out-of-pocket expenses. We have also agreed to indemnify MacKenzie against losses arising out of its provision of these services on our behalf. Directors, officers and employees of ours may also solicit proxies by telephone, by email, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Other Business

We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the Special Meeting is limited to matters relating to the purposes stated in the notice of the Special Meeting, which is provided at the beginning of this proxy statement. The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the Special Meeting.

Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [ ], 2023

The proxy statement is available at [    ].

THE MERGER (PROPOSAL 1)

The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.

Certain Effects of the Merger

If the proposal to adopt the Merger Agreement is approved by our stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Chinook, and the separate corporate existence of Merger Sub will cease. Chinook will be the Surviving Corporation in the Merger and will continue its corporate existence as a Delaware corporation and an indirect wholly owned subsidiary of Novartis.

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Appraisal Shares) will be converted into the right to receive (i) $40.00 in cash, and (ii) one CVR, in each case without interest, less any applicable withholding taxes. At the Effective Time, our current stockholders will cease to have ownership interests in Chinook or rights as its stockholders. Therefore, our current stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value, other than the if the contingent Milestone Payments are paid pursuant to the CVR.

Immediately prior to the Effective Time, each stock option that is outstanding and unexercised will become immediately vested and exercisable in full. At the Effective Time, each stock option that is then-outstanding will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such option, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any, of (A) the Per Share Cash Consideration over (B) the per share exercise price of such stock option and (ii) one CVR. However, if the per share exercise price of such stock option is equal to or greater than the Per Share Cash Consideration, such stock option will be canceled without any cash payment, CVR, or other consideration made in respect thereof. In addition, immediately prior to the Effective Time, each RSU that is outstanding will become immediately vested in full. At the Effective Time, each outstanding RSU will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such RSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration and (ii) one CVR. Furthermore, immediately prior to the Effective Time, each PSU that is outstanding will become immediately vested in full for the maximum number of shares thereunder. At the Effective Time, each outstanding PSU will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such PSU, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration and (ii) one CVR.

Our common stock is currently registered under the Exchange Act and is quoted on the Nasdaq Global Select Market under the symbol “KDNY.” As a result of the Merger, Chinook will cease to be a publicly traded company and will be an indirect wholly owned subsidiary of Novartis. Following the consummation of the Merger, our common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act, and Chinook will no longer be required to file periodic reports with the SEC with respect to our common stock, in each case in accordance with applicable law, rules and regulations.

Effects on Chinook if the Merger is Not Completed

If the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. From time to time, our Board will evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated, under specified circumstances, we may be required to pay Novartis a termination fee, or Novartis may be required to pay us a reverse termination fee, as described under “The Merger Agreement—Termination Fees.”

Background of the Merger

The Board and management of Chinook have regularly reviewed long-term strategies and opportunities to enhance stockholder value, including partnering and collaboration opportunities. In this regard, members of management have engaged in discussions regarding Chinook’s programs and/or potential strategic transactions as part of ordinary course business development activities, focused on Chinook’s atrasentan product candidate. On November 3, 2022, Chinook announced interim data from its phase 2 clinical trial for its lead compound, atrasentan for IgA nephropathy (“IgAN”), and indicated that it expected to report topline data from our phase 3 ALIGN trial in 2023, which data may potentially support an application for accelerated FDA approval for this indication. In light of the substantial resources that would be required to commercialize atrasentan, Chinook determined to evaluate collaboration opportunities for atrasentan outside the United States. In 2022 and early 2023, representatives of Chinook met with representatives of a number of pharmaceutical companies and discussed potential collaborations for atrasentan, including with Novartis on November 5, 2022, January 10, 2023 and March 22, 2023. However, during this period, no proposal for a potential acquisition of Chinook was made by any party, including Novartis.

On May 4, 2023, Vasant Narasimhan, the chief executive officer of Novartis, spoke with Eric Dobmeier, our chief executive officer, and orally proposed an acquisition of Chinook by Novartis at an all-cash purchase price of $32.00 per share of Chinook common stock. Later that same day, Novartis sent Chinook a written non-binding preliminary proposal for an acquisition of Chinook at an all-cash purchase price of $32.00 per share of Chinook common stock, indicating that this price represented a 67% premium to our closing price on May 3, 2023 (the “May 4 Proposal”). The May 4 Proposal indicated, among other things, that it was not subject to any financing condition, and that Novartis was prepared to move forward expeditiously and expected that its due diligence and the negotiation of the transaction agreements could be completed within a matter of three to four weeks from the date of engagement.

Following receipt of the May 4 Proposal, Mr. Dobmeier contacted the members of our Board to inform them of the May 4 Proposal, and scheduled a meeting of our Board for the following day. On May 5, 2023, our Board met, together with members of our senior management and representatives of Fenwick & West LLP (“Fenwick & West”), our outside legal advisor. Representatives of Fenwick & West reviewed the fiduciary duties of the Board under Delaware law in considering an acquisition proposal. At the meeting, our Board discussed with our management the opportunities and risks facing us as an independent company. Our Board also discussed the engagement of financial advisors to assist it in evaluating the May 4 Proposal and potentially negotiating the proposal, as well as contacting other parties with the potential strategic interest and financial ability to make a competing proposal. Our Board determined to have each of Centerview Partners LLC (“Centerview”) and MTS Health Partners, L.P. (“MTS”), which firms had previously discussed strategic matters from time to time with our senior management, meet with the Board on the following day to assist the Board in further considering the May 4 Proposal.

On May 6, 2023, our Board met, together with members of our senior management and representatives of Centerview, MTS and Fenwick & West, and further discussed the May 4 Proposal, the current environment for strategic transactions in our industry and the opportunities and risks that we faced as an independent company. In addition, our Board discussed with Chinook management and representatives of Centerview and MTS other companies that would be likely to have a strategic interest in, and financial ability to complete, an acquisition of Chinook, and the response to be made to Novartis. Following discussion, our Board directed Mr. Dobmeier to inform Novartis that its offer was not sufficient to move forward into comprehensive due diligence, but that we would be willing to make a management presentation regarding our clinical and preclinical programs and market opportunities in order to enable Novartis to determine whether it would be willing to increase its proposed offer price. In addition, our Board directed representatives of Centerview to contact representatives of five other pharmaceutical companies, referred to as Company A, Company B, Company C, Company D and Company E, to ascertain whether they would be interested in making a proposal to acquire Chinook. These five companies were selected by our Board based on its belief, following the discussion at this meeting, that these were the companies most likely to be both interested in an acquisition of Chinook and have the financial ability to complete such a transaction. These five companies were also among those with which Chinook had previously discussed collaborations for atrasentan. Following this discussion, the representatives of Centerview and MTS left the meeting. The Board then discussed the retention of financial advisors to assist in a potential sale process, and authorized Chinook’s management to engage Centerview and MTS to act in this capacity based on their knowledge of the pharmaceutical industry, their experience in advising on transactions involving companies similar to Chinook, their reputations and their familiarity with Chinook and its business.

On May 8, 2023, Mr. Dobmeier spoke with Mr. Narasimhan and, as directed by our Board, indicated that Chinook would be willing to make a management presentation to Novartis regarding our clinical and preclinical programs and market opportunities in order to assist Novartis in evaluating whether to submit a revised proposal reflecting an increase in the purchase price per share.

From May 8, 2023 through May 10, 2023, representatives of Centerview contacted each of the five parties, as directed by the Board. In initial discussions with representatives of Centerview regarding the opportunity, Company A indicated it was not interested in evaluating an acquisition of Chinook, while each of Company B, Company C and Company D stated that such company would review the opportunity internally and inform Centerview if it had an interest in evaluating an acquisition of Chinook.

On May 9, 2023, Novartis provided Chinook with a list of priority due diligence requests that it indicated would be relevant to its valuation of Chinook and Centerview provided Novartis with a form of confidentiality agreement prepared by Fenwick & West.

On May 11, 2023, each of Company B and Company C indicated it was not interested in evaluating the opportunity further. Company E indicated that it was interested in receiving a presentation from our management and obtaining additional information. Accordingly, on May 11, 2023, Centerview provided Company E with the same form of confidentiality agreement as it had provided to Novartis.

On May 12, 2023, Novartis entered into a confidentiality agreement with Chinook. This confidentiality agreement included a customary standstill restriction that would expire upon the occurrence of specified events, including Chinook’s entry into an agreement providing for an acquisition of Chinook or the commencement of a tender offer for Chinook common stock that our Board does not reject within 10 business days. This confidentiality agreement did not include a provision prohibiting Novartis from making any request that Chinook waive the standstill restriction, known as a “don’t ask/don’t waive” provision. Following execution of this confidentiality agreement, Chinook provided Novartis with online access to limited due diligence information regarding our clinical and preclinical programs and market opportunities, the status of our clinical trials and information from our trials that was available to us, including safety data with respect to atrasentan.

On May 15, 2023, members of our senior management, including Mr. Dobmeier, Eric Bjerkholt (our chief financial officer), Andrew King (our chief scientific officer), Tom Frohlich (our chief operating officer), Andrew Oxtoby (our chief commercial officer) and Kirk Schumacher (our general counsel), along with representatives of Centerview, had an online meeting with representatives of Novartis, and made a presentation regarding our clinical and preclinical programs and market opportunities, the status of our clinical trials and information from our trials that was available to us, including safety data with respect to atrasentan.

On May 16, 2023, Company E provided comments on the form of confidentiality agreement that had been provided to it, which we then negotiated with Company E through May 23, 2023.

On May 16, 2023, our Board met, together with members of our senior management and representatives of Fenwick & West and, for part of the meeting, representatives of Centerview and MTS. During the course of this meeting, representatives of Centerview and MTS reviewed the discussions that had taken place with Novartis and each of Company A, Company B, Company C, Company D and Company E.

On May 22, 2023, a representative of Novartis spoke with a representative of Centerview and indicated that Novartis would increase its proposed all-cash purchase price to $36.00 per share of Chinook common stock (the “May 22 Proposal”).

Later on May 22, 2023, our Board met, together with members of our senior management and representatives of Centerview, MTS and Fenwick & West, and discussed the May 22 Proposal. In addition, at this meeting, our Board reviewed a proposed long-range financial forecast of our operating results through 2043 prepared by our management (the “Long-Range Forecast”). The Board discussed the Long-Range Forecast and approved the use of the Long-Range Forecast by Centerview in its financial analysis. Additional information regarding the Long-Range Forecast is set forth in the section entitled “ —Certain Chinook Unaudited Prospective Financial Information.” Representatives of Centerview then discussed a preliminary analysis of the May 22 Proposal from a financial point of view based on the Long-Range Forecast, and discussed the status of outreach to each of Company A, Company B, Company C, Company D and Company E and their respective responses, including that each of Company A, Company B and Company C had indicated that such company would not be interested in discussing a potential acquisition of Chinook, that Company D had not communicated further following the May 10 outreach by Centerview, and that Company E had expressed interest in receiving information regarding Chinook in order to further consider whether it would be interested in further discussions. Our Board then discussed an appropriate response to the May 22 Proposal, including whether to request that Novartis submit a further enhanced proposal without providing guidance as to a price that would be acceptable to our Board or to provide Novartis with a specific price that our Board believed, following consultation with Centerview, would be the highest price Novartis would likely be willing to pay. Following this discussion, our Board directed the representatives of Centerview to respond to Novartis that Chinook would be willing to proceed at a price of $40.00 per share of Chinook common stock in cash and a contingent value right that would pay $4.00 per share of Chinook common stock upon submission to the FDA of a New Drug Application (“NDA”) for atrasentan for IgAN.

On May 23, 2023, a representative of Centerview spoke with a representative of Novartis and communicated this proposal.

Also on May 23, 2023, Chinook entered into a confidentiality agreement with Company E. This confidentiality agreement included a customary standstill restriction that would expire upon the occurrence of specified events that were similar to those included in the confidentiality agreement with Novartis, and which, similar to the Novartis confidentiality agreement, did not include a “don’t ask/don’t waive” provision.

Following execution of the confidentiality agreement with Company E, on May 24, 2023, members of our senior management, including Mr. Dobmeier, Mr. Bjerkholt, Dr. King, Mr. Frohlich, Mr. Oxtoby and Mr. Schumacher, had an online meeting with representatives of Company E and provided an overview of our business, our product candidates and their market opportunities, the status of our clinical trials and information from our trials that was available to us, including safety data with respect to atrasentan. On May 25, 2023, Chinook provided Company E with online access to due diligence information that was similar to the information that had previously been provided to Novartis.

On May 26, 2023, a representative of Novartis spoke with a representative of Centerview and informed him that Novartis would be willing to increase the proposed purchase price to $40.00 per share of Chinook common stock in cash and a contingent value right that would pay $4.00 per share of Chinook common stock upon FDA approval of atrasentan for focal segmental glomerulosclerosis (the “May 26 Proposal”). As part of the May 26 Proposal, the representative of Novartis also requested that Chinook negotiate with Novartis on an exclusive basis.

Later on May 26, 2023, our Board met, together with representatives of Centerview, MTS and Fenwick & West, and discussed the May 26 Proposal, the previously reported results of the outreach to each of Company A, Company B, Company C, Company D and Company E, and the fact that Company E had not communicated with Chinook management or representatives of Centerview after the May 24 presentation. The Board discussed the proposed consideration of $40.00 per share of Chinook common stock at the closing of the proposed merger, and the proposed payment milestone of the $4.00 per share of Chinook common stock pursuant to the contingent value right, including a discussion of the anticipated timeline for clinical trials of, and submission of an NDA for atrasentan for focal segmental glomerulosclerosis (“FSGS”), and the risks involved with respect to those clinical trials and FDA approval. The Board and representatives of Fenwick & West then discussed certain terms to be set forth in a draft Merger Agreement to be provided to Novartis once agreement had been reached on the purchase price to be paid by Novartis. In addition, as part of the Board’s discussion of the May 26 Proposal, the Board also discussed the request by Novartis to negotiate on an exclusive basis. Following discussion, our Board determined to respond to Novartis that Chinook would be willing to proceed on an exclusive basis until June 12, 2023 with the possibility of extending such exclusivity to June 20, 2023, at a price of $40.00 per share of Chinook common stock at the closing of the transaction and, in order to increase the probability of a payment pursuant to the CVR, a CVR that would pay $2.00 per share of Chinook common stock upon FDA approval of an NDA for atrasentan for IgAN and $2.00 per share of Chinook common stock upon FDA approval of an NDA for atrasentan for FSGS, and authorized and directed the representatives of Centerview to communicate this proposal to Novartis, as well as our willingness to proceed on an exclusive basis if this proposal was acceptable.

On May 26, 2023, a representative of Centerview spoke with a representative of Novartis and communicated this proposal.

On May 26 and May 27, 2023, our Board confirmed by email its approval of the fees proposed to be payable to Centerview and MTS to serve as our financial advisors. On May 26, 2023, we entered into an engagement letter with Centerview, and on May 28, 2023, we entered into an engagement letter with MTS, to act as our financial advisors in connection with a sale of Chinook.

On May 27, 2023, a representative of Company E indicated to Centerview that it was unlikely to submit an acquisition proposal in the near-term, and in a subsequent conversation, Company E confirmed that it would not be proceeding in its evaluation of an acquisition of Chinook.

Later on May 27, 2023, a representative of Novartis spoke with a representative of Centerview and indicated that Novartis would proceed on the basis of Chinook’s proposal, with the $2.00 payment per share of Chinook common stock being payable on FDA approval of an NDA for atrasentan for IgAN by 2026 with no risk evaluation and mitigation strategy (“REMS”) relating to liver toxicity and another $2.00 per share of Chinook common stock being payable on FDA approval of an NDA for atrasentan for FSGS by the end of 2028. The representative of Novartis indicated that this proposal was their best and final offer. Mr. Dobmeier informed our

Board of this revised proposal, and our Board directed Chinook to proceed with negotiations with Novartis on the basis of this proposal. The representative of Centerview informed a representative of Novartis of this determination, and subsequently on May 27, 2023, Chinook provided Novartis with access to an expanded virtual data room containing customary due diligence materials. In addition, a representative of Centerview, on behalf of Chinook, confirmed that Chinook would proceed exclusively with Novartis until June 12, 2023, including, following further discussion with Novartis, with the possibility of extending such exclusivity to June 20, 2023.

Also on May 27, 2023, Fenwick & West provided Novartis and Hogan Lovells US LLP, Novartis’s legal counsel (“Hogan Lovells”), with a draft Merger Agreement and a draft CVR Agreement. The draft Merger Agreement provided for, among other things: (i) a transaction to be structured as a cash tender offer followed immediately by a merger; (ii) Novartis to pay us a reverse termination fee equal to 7.0% of the transaction value in the event that the transaction was not consummated due to the failure to obtain required regulatory approvals; and (iii) Chinook to be allowed (a) to provide due diligence information to, and negotiate a merger agreement with, a party making an unsolicited acquisition proposal that constitutes or could reasonably be expected to lead to a superior proposal; and (b) to accept a superior proposal after providing Novartis a right to match such proposal and paying a termination fee equal to 2.5% of the equity value of the transaction price. The draft CVR Agreement provided for two milestone payments of $2.00 each; one would be achieved upon the FDA’s approval of an NDA for atrasentan for the treatment of IgAN without a REMS related to liver toxicity by December 31, 2026, and the second would be achieved upon the FDA’s approval of an NDA for atrasentan for the treatment of FSGS by December 31, 2028. The draft CVR Agreement would also require Novartis to use commercially reasonable efforts to achieve the milestones by the applicable end dates.

Between May 30, 2023 and June 10, 2023, members of our senior management held a number of meetings with representatives of Novartis and discussed Chinook’s business, including its clinical trials; its intellectual property; its early-stage preclinical pipeline; and regulatory; finance; chemistry, manufacturing and controls (“CMC”); tax; human resources; legal and other matters.

On May 31, 2023, we received a letter from Centerview disclosing its relationships with Novartis and its affiliates, which indicated that since January 1, 2020, Centerview has not been engaged on a fee-paying basis to provide financial advisory services to Novartis.

On June 3, 2023, Fenwick & West provided Hogan Lovells with a draft of Chinook’s disclosure schedules relating to the draft Merger Agreement.

On June 4, 2023, Hogan Lovells provided Fenwick & West with a revised draft of the Merger Agreement. This revised draft proposed a number of changes to the draft previously circulated by Fenwick & West, including: (i) structuring the transaction as a single-step merger of Chinook with an indirect subsidiary of Novartis; and (ii) accepting the “fiduciary out” provision, but revised the related termination fee from 2.5% to 4% of equity value. A representative of Hogan Lovells also informed a representative of Fenwick & West that the provisions relating to regulatory matters, including the reverse termination fee, would be subsequently addressed.

On June 5, 2023, Fenwick & West provided Hogan Lovells with a further revised draft of the Merger Agreement that, among other things, reduced the amount of the termination fee payable by Chinook if it terminated the Merger Agreement to accept a superior proposal and increased the reverse termination fee payable by Novartis.

Also on June 5, 2023, Hogan Lovells provided Fenwick & West with a revised draft of the CVR Agreement. This revised draft of the CVR Agreement provided, among other things, that the milestone relating to the FDA’s approval of an NDA for atrasentan for the treatment of IgAN must be achieved by March 31, 2025, and that the second milestone would be achieved upon the FDA’s approval of atrasentan for the treatment of FSGS by December 31, 2029, one year later than proposed by the initial draft CVR Agreement. The draft CVR Agreement also stipulated that Novartis would not be required to use any level of efforts or resources to achieve the milestones by the applicable dates.

On June 6, 2023, representatives of Fenwick & West, Hogan Lovells and Linklaters LLP, antitrust counsel to Novartis (“Linklaters”), met and discussed certain terms of the Merger Agreement related to antitrust matters and the terms of the CVR. During this meeting, Hogan Lovells proposed, among other things, that Novartis would pay a reverse termination fee equal to 5.0% of the transaction value in the event that the Merger could not be completed due to failure to obtain required regulatory clearance. In addition, representatives of Hogan Lovells indicated that Novartis would agree that the milestone related to the FDA’s approval of an NDA for atrasentan for the treatment of IgAN would be satisfied if the FDA’s approval of this NDA occurred by December 31, 2025, rather than the March 31, 2025 date previously proposed. Representatives of Hogan Lovells also reiterated the position that Novartis would not agree to a covenant to use commercially reasonable efforts to achieve either of the milestones set forth in the CVR Agreement.

Subsequently on June 6, 2023, Fenwick & West provided a revised draft of the CVR Agreement to Hogan Lovells, which provided that the first milestone would be achieved upon the FDA’s approval of an NDA for atrasentan for the treatment of IgAN by December 31, 2026 and required Novartis to use commercially reasonable efforts to achieve each milestone.

From June 6, 2023 through June 10, 2023, Fenwick & West and Hogan Lovells continued to negotiate the terms of the Merger Agreement and exchange revised drafts of the Merger Agreement and the CVR Agreement.

On June 7, 2023, Mr. Dobmeier provided our Board with an update on the status of the discussions with Novartis, and informed our Board of the proposal by Novartis that the deadline for the milestone under the CVR Agreement relating to the FDA’s approval of an NDA for atrasentan for the treatment of IgAN be December 31, 2025. The members of our Board indicated that they supported proceeding on that basis. A representative of Fenwick & West subsequently communicated the acceptance of this position to a representative of Hogan Lovells.

On June 8, 2023, Fenwick & West provided Hogan Lovells with an analysis of the effect of Section 280G of the Internal Revenue Code on our executive officers as a result of the Merger, and proposed that Novartis allow us to reimburse those executive officers for the additional excise taxes payable by them as a result of the Merger.

On June 10, 2023, the parties agreed on, among other things, a termination fee of $112.0 million (approximately 3.5% of the equity value of the transaction), a reverse termination fee equal to $192.0 million (approximately 6.0% of the transaction value) in the event that the Merger could not be completed due to failure to obtain required regulatory clearances, and the inclusion of certain other provisions requested by Chinook. In addition, the parties agreed that the CVR Agreement would not include an obligation on the part of Novartis to use commercially reasonable efforts to achieve the milestones.

In addition, on June 10, 2023, representatives of Hogan Lovells informed representatives of Fenwick & West that Novartis would agree to allow us to reimburse those of our executive officers subject to excise taxes under Section 280G of the Internal Revenue Code as a result of the Merger, subject to an aggregate cap on such amounts of $11.6 million.

On June 11, 2023, our Board held a meeting with members of our senior management and representatives of Centerview, MTS and Fenwick & West present. Representatives of Fenwick & West reviewed with the Board the negotiated terms of the Merger Agreement and the CVR Agreement, the form of each of which had been previously distributed to the members of the Board, including the resolution of open issues regarding the size of the respective termination fees, and discussed the fiduciary duties of the Board under Delaware law in evaluating the proposed transaction and the material terms of the Merger Agreement. The Board then discussed the fact that, after outreach to several third parties that the Board, in consultation with its financial advisors, had determined to be the most likely to have the strategic interest and financial ability to pursue an acquisition transaction with Chinook, no other party had expressed an interest in a potential acquisition of Chinook. Representatives of Centerview reviewed with the Board Centerview’s financial analysis of the Total Per Share Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 11, 2023, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Total Per Share Consideration to be paid to the holders of Chinook common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of Centerview Partners LLC.” The written opinion rendered by Centerview to the Board is attached to this proxy statement as Annex C. Following additional discussion and consideration of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement, the Board unanimously: (i) determined that the Merger Agreement, the CVR Agreement and the transactions contemplated by the Merger Agreement and the CVR Agreement, including the Merger, are fair to and in the best interests of Chinook and its stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; (iii) directed that the Merger Agreement be submitted to the Chinook stockholders for adoption at a special meeting; and (iv) recommended that the Chinook Stockholders adopt the Merger Agreement.

Later on June 11, 2023, the parties finalized the Merger Agreement and the CVR Agreement, and thereafter Chinook, Novartis and Merger Sub executed the Merger Agreement. On June  12, 2023, each of Chinook and Novartis issued a press release announcing the execution of the Merger Agreement.

Reasons for the Recommendation of our Board

In recommending that Chinook’s stockholders vote to adopt the Merger Agreement, the Board considered the terms of the Merger, the Merger Agreement and the other transactions contemplated thereby, consulted with Chinook’s senior management and its financial and legal advisors, and considered a number of factors, including the following (which are not necessarily presented in order of relative importance):

Financial Terms; Certainty of Value

The Total Per Share Consideration to be paid by Novartis would provide Chinook’s stockholders with the opportunity to receive a significant premium over recent trading prices of shares of Chinook common stock. The Board considered:

•

Cash Consideration; Certainty of Value: that the Per Share Cash Consideration of $40.00 per share of Chinook common stock to be received by Chinook stockholders provides immediate and certain value and liquidity and does not expose them to any future risks related to Chinook’s business, specifically the results of the phase 3 ALIGN trial of atrasentan, the increasingly competitive environment for IgAN therapeutics or the financial markets generally, and the CVR provides the ability to participate in additional value if the Milestones are achieved during the required timeframes;

•	Implied Premium: the relationship of the Per Share Cash Consideration to recent trading prices of shares of Chinook common stock, including the fact that the Per Share Cash Consideration represents:

a.	a premium of approximately 67% to the closing price of Chinook common stock on June 9, 2023, the last full trading day prior to the Board’s approval of Merger Agreement;

b.	a premium of approximately 82% to the volume-weighted average closing price of Chinook common stock over the 30-trading day period ending on June 9, 2023; and

c.	a premium of approximately 46% to the highest closing price of Chinook common stock during the 52-week period ending on June 9, 2023.

•

CVR Consideration; Opportunity to Realize Additional Value: the fact that, in addition to the Per Share Cash Consideration, Chinook’s stockholders will receive one CVR for each share of Chinook common stock held, which provides Chinook’s stockholders an opportunity to realize additional value of up to $4.00 per share of Chinook common stock, in cash, to the extent that the Milestones are achieved within the required timeframes; the Board also took into consideration the estimated probability of success and estimated timing for achieving each such Milestone, taking into account the extensive experience and resources of Novartis;

•

Highest Value Reasonably Obtainable: the fact that none of the other parties that had been contacted with respect to a potential acquisition of Chinook had expressed the desire to pursue such a transaction at this time, that Novartis was the only party to make a proposal to acquire Chinook and the Board’s belief, in view of the discussions and negotiations with Novartis, that Novartis was unlikely to increase its offer above the Per Share Cash Consideration of $40.00 per share of Chinook common stock and CVR on the terms negotiated; and

•

Opinion of Centerview: the opinion of Centerview rendered to the Board on June 11, 2023, which was subsequently confirmed by delivery of a written opinion dated June 11, 2023, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Total Per Share Consideration to be paid to the holders of common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinion of Centerview Partners LLC.”

Prospects of Chinook

The Board considered Chinook’s current and historical business, financial condition, results of operations, competitive position, strategic alternatives and financial prospects, as well as Chinook’s long-term business plan and prospects if it were to remain an independent public company, including:

•	the risks faced by Chinook as an independent public company, including:

•

Risks Related to Chinook’s Product Candidates: the status and prospects for Chinook’s current product candidates, including atrasentan, which is in clinical trials and has not yet been approved for marketing by the FDA and the risk that if we are unable to obtain accelerated approval for atrasentan, we may be required to conduct additional clinical trials, the risk that our phase 3 ALIGN trial of atrasentan or other clinical trials may not be successful, could take longer than expected, and the risk that the FDA may not approve an NDA for atrasentan or our other current product candidates;

•

Cost of and Need for Additional Capital: Chinook’s financial position, anticipated operating expenses and the need to raise substantial additional capital to fund development of its product candidates through clinical trials and potential commercialization and to continue operating its business, and the financial constraints on Chinook’s ability to pursue these activities if such financing were not available. The Board also considered the risk that equity or debt capital may not be available on acceptable terms, if at all, and considered the uncertain cost of that capital and the substantial dilution that could result to Chinook’s existing stockholders from equity financing.

•

Chinook’s Current Investigational Pipeline: The Board considered the status of and prospects for Chinook’s current investigational pipeline of programs that are not yet in clinical trials, the potential cost of these programs and the fact that these early-stage pipeline programs may not result in product candidates, that any clinical trials of these pipeline programs may not be successful, and that the FDA may not approve any of such resulting product candidates;

•

Competitive Risks: Chinook’s competitive position in the biopharmaceutical industry and competitive risks, including potential future competition from other companies that have established commercial presences and scale advantages. The Board also considered the competitive landscape for its product candidates in IgAN, where there are two approved commercial products in the U.S., currently marketed by biotechnology companies, and also a substantial number of product candidates in development by large and specialty pharmaceutical as well as biotechnology companies for the treatment of the same disease, including late-stage product candidates that may achieve regulatory approval, and including products with similar mechanisms of actions as Chinook’s product candidates. These product candidates may be commercialized by companies substantially larger or further along in regulatory approval than Chinook prior to the potential approval by the FDA of any of Chinook’s product candidates, including atrasentan; and

•

Employee Retention and Hiring: Chinook’s need to retain its senior management and employees, and Chinook’s need to recruit, retain and motivate qualified executives and other key employees amid intense hiring competition for such qualified individuals, including from larger competitors, and the cash impact of competitive compensation packages and dilution resulting from equity-based incentive compensation; and

•

the Board’s belief, after a comprehensive exploration of the above considerations, that the completion of the Merger and the consummation of the transactions contemplated by the Merger Agreement and CVR Agreement represents Chinook’s best alternative for maximizing stockholder value.

Strategic Alternatives

The Board considered the other strategic alternatives available to Chinook, including:

•	the option of remaining an independent company;

•

the possibility of other parties making an offer to acquire Chinook, including the timing and likelihood of such an offer, and the terms of the Merger Agreement allowing Chinook to terminate the Merger Agreement to enter into an alternative transaction as described below; and

•

the fact that Chinook engaged in a strategic process in which Chinook, together with Centerview at Chinook’s direction, contacted five other parties that Chinook believed would be capable of, and potentially interested in, an acquisition of Chinook, four of which declined to participate in the process, and all of which indicated, prior to execution of the Merger Agreement, that they would not be making an offer to acquire Chinook, and that Novartis was the only potential acquirer that submitted a proposal to acquire Chinook.

Speed and Likelihood of Consummation

The Board considered the likelihood that the Merger would be consummated in a timely manner, including the following:

•

the likelihood that the Merger would be consummated in a timely and orderly manner as a result of a number of factors, including: (1) the business reputation and significant financial resources of Novartis and intention of Novartis to consummate the Merger; (2) the track record of Novartis in completing acquisition transactions; (3) the fact that the Merger is not subject to any financing condition; (4) the nature of the conditions to the Merger, including the definition of “Company Material Adverse Effect” in the Merger Agreement, providing a high degree of likelihood that the Merger will be consummated; and (5) Chinook’s ability to specifically enforce the obligations of Novartis under the Merger Agreement, including its obligations to consummate the Merger, and Chinook’s ability to seek damages upon any willful and material breach by Novartis or Merger Sub of the Merger Agreement; and

•

the Board’s belief, following consultation with its legal advisors, that the Merger presented a limited risk of not achieving regulatory clearance or having a substantial delay in the consummation of the Merger due to regulatory review, and the fact that if the Merger Agreement were to be terminated under circumstances where required regulatory clearances were not obtained, that Novartis would be required to pay Chinook a reverse termination fee of $192.0 million, which provides Novartis with an additional significant incentive to take the actions necessary to achieve required regulatory clearances.

Merger Agreement Terms

The Board considered the terms in the Merger Agreement, including:

•

the fact that, although Chinook is prohibited from soliciting any acquisition proposal, the Merger Agreement permits the Board, subject to compliance with certain procedural requirements (including that the Board determine in good faith, after consultation with its financial advisors and outside legal counsel, that an unsolicited acquisition proposal constitutes, or could reasonably be expected to lead to, a “superior proposal” and that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law), (1) to furnish information with respect to Chinook to a person making such unsolicited acquisition proposal and (2) to participate in discussions or negotiations with the person making such unsolicited acquisition proposal;

•

Chinook’s ability to terminate the Merger Agreement in order to enter into an alternative transaction that the Board determines to be a “superior proposal,” subject to certain conditions set forth in the Merger Agreement (including the right of Novartis to have an opportunity to revise the terms of the Merger Agreement) and Chinook’s obligation to pay the termination fee of $112.0 million; and

•

the Board’s belief, after discussion with its advisors, that the termination fee of $112.0 million was reasonable in light of the negotiation process that led to the execution of the Merger Agreement, as well as the terms of the Merger Agreement itself, and was necessary to induce Novartis to enter into the Merger Agreement. The Board believes that the termination fee would not likely deter or preclude another party with a strategic interest in Chinook and financial resources sufficient to consummate an alternative acquisition transaction with Chinook, were one to exist, from making a competing proposal for Chinook and would likely only be required to be paid in the event that the Board entered into a transaction more financially favorable to the Chinook stockholders than the Merger.

General Matters

The Board considered a number of other factors related to the Merger, including:

•

the availability of statutory appraisal rights under the DGCL for the holders of shares of Chinook common stock who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

•

the fact that resolutions approving the Merger Agreement were unanimously approved by the Board, which is comprised of a majority of independent directors who are neither affiliated with Novartis nor employees of Chinook, and which retained and received advice from Fenwick & West, its legal advisor, and Centerview, its financial advisor, in evaluating, negotiating and recommending the terms of the Merger Agreement;

•	the interests of Chinook’s executive officers and directors in the Transactions that may be different from, or additive to, those of Chinook’s stockholders generally; and

•

the requirement that the Merger will only occur if the holders of a majority of Chinook common stock vote in favor of the adoption of the Merger Agreement, providing Chinook’s stockholders with the ability to approve or disapprove of the Merger.

The Board also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement, including the following (not necessarily in order of relative importance):

•

the fact that the Total Per Share Consideration, while providing relative certainty of value with respect to the closing consideration, would only allow Chinook’s stockholders to participate in a portion of the possible value created upon the achievement of the Milestones, and, with respect to product candidates other than atrasentan, positive outcomes in its clinical trials, FDA approval process and commercialization and other research and development programs, and potential sales and revenues from sales of its product candidates, each of which could result, if Chinook had remained independent, in future prices for the shares in excess of the Total Per Share Consideration;

•

the non-solicitation provisions of the Merger Agreement that restrict Chinook’s ability to solicit or, subject to certain exceptions, engage in discussions or negotiations with third parties regarding a proposal to acquire Chinook, and the fact that, upon termination of the Merger Agreement under certain specified circumstances, Chinook will be required to pay a termination fee of $112.0 million, which could have the effect of discouraging alternative proposals for a business combination with Chinook or adversely affect the valuation that might be proposed by a third party;

•

the costs involved in connection with entering into and completing the Merger and related transactions, the time and effort of Chinook’s management and certain other employees required to complete the Merger and the related transactions, and the related disruptions or potential disruptions to Chinook’s business operations and future prospects, including its relationships with its employees, suppliers and partners and others that do business or may do business in the future with Chinook;

•

the terms of the Merger Agreement, including the operational restrictions imposed on Chinook between signing and closing (which may delay or prevent Chinook from undertaking business opportunities that may arise pending the completion of the Merger or any other action Chinook would otherwise take with respect to the operations of Chinook absent the pending Merger);

•	the potential stockholder and other lawsuits that may be filed in connection with the Merger Agreement and the contemplated Merger;

•	the fact that all conditions to the parties’ obligations to complete the Merger must be satisfied or waived;

•	the fact that the consideration paid in the Merger would be taxable to Chinook’s stockholders that are U.S. holders for U.S. federal income tax purposes; and

•	the risk that the proposed Merger might not be completed and the effect of a resulting public announcement of the termination of the Merger Agreement on:

•

the market price of the shares of Chinook common stock, which could be adversely affected by many factors, including (1) the reason the Merger Agreement was terminated and whether such termination results from factors adversely affecting Chinook; (2) the possibility that the marketplace would thereafter consider Chinook to be an unattractive acquisition candidate; and (3) the possible sale of the shares of Chinook common stock by short-term investors following the announcement of termination of the Merger Agreement;

•	Chinook’s operating results, particularly in light of the costs incurred in connection with the Merger, including the potential requirement to pay a termination fee;

•	the ability to attract and retain key personnel and other employees; and

•	the relationships with Chinook’s employees, suppliers, partners and others that do business or may do business in the future with Chinook.

During its consideration of the Merger Agreement, the Merger and the other transactions, the Board also was aware of the fact that some of Chinook’s directors and executive officers have interests in the Merger that differ from or are additive to their interests as those of Chinook’s stockholders generally, which interests are described in the section titled “The Merger (Proposal 1)—Interests of Chinook’s Directors and Executive Officers in the Merger.”

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board in its consideration of the Merger Agreement, the Merger and the other transactions. After considering these and other factors, the Board concluded that the potential benefits of the Merger Agreement, the Merger and the other transactions outweighed the uncertainties and risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board unanimously approved the Merger Agreement, the Merger and the other transactions, and recommended that Chinook’s stockholders vote in favor of the adoption of the Merger Agreement.

This explanation of our Board’s reasons for recommending the adoption of the Merger Agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Certain Chinook Unaudited Prospective Financial Information

Chinook does not, as a matter of course, publicly disclose long-term projections or internal projections of its future financial performance, revenues, earnings, financial condition or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with our Board’s evaluation of the Merger, certain non-public unaudited prospective financial information, including certain analyses and risk-adjusted financial forecasts and projections relating to Chinook on a standalone basis for fiscal years 2023 through 2043 (the “Projections”), were prepared by our management and provided to our Board. The Projections were also provided to Centerview, and Centerview was directed by the Board to use and rely upon the Projections in connection with its financial analysis and opinion summarized under “The Merger (Proposal 1)—Opinion of Centerview Partners LLC.”

In preparing the Projections, Chinook management assumed (1) that Chinook pursues the development and commercialization within the United States of atrasentan (for Indication 1 and Indication 2), BION-1301, CHK-336, and a preclinical program through its partnership with Ionis (and finances this with the proceeds of equity financings, raising an aggregate of approximately $500.0 million in net proceeds through equity financing in the first three years of the Projections); (2) that Chinook receives revenue from partnerships for the development and commercialization of certain of these programs outside of the United States, and does not receive revenue from direct sales outside of the United States; and (3) that Chinook does not earn revenue from the sale of any products other than those described above, or incur any material development, regulatory, manufacturing or sales or marketing costs associated with any such products or product development programs. The probability of success attributed to all indications for each product candidate in the Projections and the corresponding anticipated product candidate launch timelines are based on management assumptions.

The Projections were not prepared with a view to public disclosure or toward compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditor has not examined, reviewed, compiled or otherwise performed any procedures with respect to the Projections, and accordingly assumes no responsibility for, and expresses no opinion or other form of assurance on, the Projections. By including the Projections in this proxy statement, neither Chinook nor any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any person regarding the information included in the Projections or the ultimate performance of Chinook or any of its affiliates compared to the information contained in the Projections. Chinook has not made and makes no representation to Novartis or any Chinook stockholder, in the Merger Agreement or otherwise, concerning the Projections or regarding Chinook’s actual performance compared to the Projections or that the Projections will be achieved. Chinook urges all of its stockholders not to place undue reliance on the Projections and to evaluate them together with Chinook’s most recent SEC filings and the historical financial statements and other information regarding Chinook contained therein.

Forecasting the future cash flows associated with the development and commercialization of products in the clinical and early commercialization stages is a highly speculative endeavor. Although the Projections are presented with numerical specificity, the Projections reflect numerous variables, assumptions and estimates as to future events, including assumptions and estimates relating to Chinook’s ability to raise substantial amounts of capital in equity financing transactions in order to bring its product candidates through clinical trials, manufacturing and commercialization and to continue operating its business; the probability of success of clinical development and FDA approval of its product candidates and the timing of clinical trials, regulatory approval and commercial launch of these products; market demand for, and pricing of, its products; market size; market share; competition; reimbursement; distribution; estimated costs and expenses; contractual relationships; effective tax rate; utilization of net operating losses; and other relevant factors relating to Chinook’s long-term operating plan, as well as future economic, competitive and regulatory conditions and financial market conditions, all of which are highly uncertain, difficult or impossible to predict and many of which are beyond Chinook’s control. Chinook’s stockholders are urged to review Chinook’s SEC filings for a description of risk factors with respect to Chinook’s business. The Projections also reflect assumptions as to certain business decisions and general economic conditions that are subject to change. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections.

Except to the extent required by applicable law, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date when Chinook prepared the Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Projections are shown not to be appropriate. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year.

In light of the foregoing factors and the uncertainties inherent in the Projections, our stockholders are cautioned not to place undue reliance on the Projections included in this proxy statement.

Certain of the measures included in the Projections are non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior measure to, financial information presented in compliance with GAAP. Chinook’s stockholders should also note that these non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP, and therefore have limits in their usefulness. Because of the non-standardized definitions, the non-GAAP financial measures as used by Chinook in this proxy statement and the accompanying footnotes may be calculated differently from, and therefore may not be comparable to, similarly titled amounts used by other companies.

The following tables present a summary of the risk-adjusted management Projections (dollars in millions):

	2023		2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
Total Revenue	$—		$68	$44	$171	$321	$625	$1,022	$1,285	$1,551	$1,810	$1,928	$2,018	$2,108	$2,201	$2,290	$1,307	$1,134	$875	$698	$565	$439
Total Adjusted Gross Profit(1)	$—		$51	$36	$133	$269	$518	$845	$1,033	$1,279	$1,489	$1,585	$1,659	$1,731	$1,804	$1,877	$1,079	$928	$716	$574	$466	$361
Total Operating Income(2)	$(227)		$(197)	$(197)	$(104)	$53	$288	$597	$788	$1,034	$1,237	$1,334	$1,405	$1,472	$1,538	$1,604	$890	$754	$557	$435	$345	$257
Unlevered Free Cash Flow(3)	$(238	)(4)	$(204)	$(225)	$(130)	$16	$200	$424	$594	$763	$926	$1,021	$1,077	$1,125	$1,172	$1,221	$805	$611	$483	$366	$287	$217

(1)	Total Adjusted Gross Profit, as presented herein, is a non-GAAP measure that reflects total revenue less product cost of goods sold and royalty and milestone expenses.
(2)	Total Operating Income, as presented herein, reflects gross profit, less operating expenses.
(3)

Unlevered Free Cash Flow, as presented herein, represents operating income, less tax expense, less changes in net working capital, and plus Chinook’s share of the projected cash flows generated by its unconsolidated SanReno joint venture, in which it has a minority equity interest. Share-based compensation is treated as a cash expense.

(4)	Reflects Unlevered Free Cash Flow for the second half of 2023 of $(119.0) million.

Opinion of Centerview Partners LLC

On June 11, 2023, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated June 11, 2023, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Total Per Share Consideration to be paid to the holders of common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated June 11, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of common stock (other than as specified in such opinion) of the Total Per Share Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Chinook or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•

a draft of the Merger Agreement dated June 11, 2023 and a draft of the form of the CVR Agreement dated June 11, 2023, collectively referred to in this summary of Centerview’s opinion as the “Draft Agreements”;

•	Annual Reports on Form 10-K of Chinook for the years ended December 31, 2022, December 31, 2021 and December 31, 2020;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Chinook;

•	certain publicly available research analyst reports for Chinook;

•	certain other communications from Chinook to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Chinook, including certain financial forecasts, analyses and projections and probabilities of success relating to Chinook and the probability of realizing the Milestone Payments under the CVR Agreement prepared by management of Chinook and furnished to Centerview by Chinook for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Projections,” (see “Certain Chinook Unaudited Prospective Financial Information”) and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of senior management and representatives of Chinook regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Chinook’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Chinook’s direction, that the Internal Data (including, without limitation, the Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Chinook as to the matters covered thereby and Centerview relied, at Chinook’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Chinook’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Chinook, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Chinook. Centerview assumed, at Chinook’s direction, that the final executed Merger Agreement and the final executed CVR Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Agreements reviewed by Centerview. Centerview also assumed, at Chinook’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and the CVR Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Chinook, or the ability of Chinook to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Chinook’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Chinook or in which Chinook might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the common stock (other than as specified in such opinion) of the Total Per Share Consideration to be paid to such holders pursuant to the Merger Agreement and the CVR Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVRs with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Chinook or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Chinook or any party, or class of such persons in connection with the Transaction, whether relative to the Total Per Share Consideration to be paid to the holders of the common stock (other than as specified in such opinion) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview’s Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated June 11, 2023. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Chinook. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Chinook or any other parties to the Transaction. None of Chinook, Novartis, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Chinook do not purport to be appraisals or reflect the prices at which Chinook may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 9, 2023 (the last trading day before the public announcement of the Transaction) and is not necessarily indicative of current market conditions.

Analysis of Consideration

Centerview conducted an analysis of the Total Per Share Consideration to be paid to the holders of common stock (other than as specified in such opinion) pursuant to the Merger Agreement and the CVR Agreement. Such consideration is equal to (a) $40.00 per share in cash plus (b) one CVR per share, as set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement, representing the right to receive $2.00 in cash upon the achievement of Milestone 1 and $2.00 in cash upon the achievement of Milestone 2, and in each case, without interest and subject to any applicable tax withholding, as described more fully under the section titled “Contingent Value Rights Agreement.”

For analytical purposes, Centerview calculated an illustrative risk-adjusted net present value for CVR of $1.87, assuming that CVR holders receive a gross payment of $4.00 per one CVR upon the achievement of the Milestones, which was risk-adjusted based solely on the assessments of Chinook management as to the probability and the timing of achievement of the Milestones and realizing the Milestone Payments, and was discounted to present value as of June 30, 2023 using a discount rate of 12.5% (based on the midpoint of the range suggested by Centerview’s analysis of Chinook’s weighted average cost of capital).

Solely for purposes of the financial analyses summarized below, the term “Implied Consideration Value” refers to an aggregate assumed implied per share value of the Total Per Share Consideration of $41.87 per share, representing, on a per Share basis, $40.00 upfront closing amount, taken together (and not separately) with the illustrative risk-adjusted net present value of the CVR of $1.87 per CVR, as set forth above. However, there is no guarantee that the conditions for the Milestone Payments will be satisfied, and if satisfied, when such conditions will be satisfied.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Chinook based on the Projections, which reflect certain assumptions, including projected future financing needs of Chinook. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for the common stock by (a) discounting to present value as of June 30, 2023 using discount rates ranging from 11.5% to 13.5% (based on

Centerview’s analysis of Chinook’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Chinook over the period beginning on July 1, 2023 and ending on December 31, 2043, as set forth in the Projections, utilized by Centerview at the direction of Chinook management and as approved by the Board for use by Centerview as set forth in the section captioned “Certain Chinook Unaudited Prospective Financial Information,” (ii) an implied terminal value of Chinook, calculated by Centerview by assuming that (as directed by Chinook management) Chinook’s unlevered free cash flows would decline in perpetuity after December 31, 2043 at a rate of free cash flow decline of 25% year over year, and (iii) tax savings from usage of Chinook’s estimated federal net operating losses and Chinook’s estimated future losses, as provided by Chinook management, (b) adding to the foregoing results, Chinook’s estimated cash balance (including investments) as of June 30, 2023, as provided by Chinook management.

Centerview then calculated a range of implied equity values per share of common stock (a) by dividing the result of the foregoing calculations by Chinook’s fully diluted outstanding shares of common stock calculated on a treasury stock method basis (taking into account outstanding in-the-money stock options, unvested RSUs, unvested PSUs and warrants) as of June 7, 2023 and as set forth in the Internal Data and (b) taking into account the impact of assumed equity raises in 2023 and 2025 on a per share basis, as instructed by Chinook management. The resulting range of implied equity values per share of common stock was $32.00 to $38.35, rounded to the nearest $0.05. Centerview then compared this range to the Implied Consideration Value of $41.87 per share to be paid to the holders of common stock (other than as specified in such opinion) pursuant to the Merger Agreement and the CVR Agreement.

Other Factors

Centerview noted for the Board certain additional factors solely for reference and informational purposes, including, among other things, the following:

•

Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of the common stock during the 52-week period ended June 9, 2023 (the last trading day before the public announcement of the Transaction), which reflected low and high stock closing prices for Chinook during such period of approximately $15.71 to $27.35 per share of common stock;

•

Analyst Price Target Analysis. Centerview reviewed stock price targets in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for Chinook ranging from $30.00 to $51.00 per share of common stock; and

•

Precedent Premium Paid Analysis. Centerview performed an analysis of premiums paid in selected transactions that were announced in the past five years, had offer values between $500 million and $5 billion, and involved publicly traded Phase 3 biopharmaceutical companies for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction (excluding contingent consideration, if any) to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on such analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 45% to 80% to Chinook’s closing stock price on June 9, 2023 (the last trading day before the public announcement of the Transaction) of $23.99, which resulted in an implied price range of $35.00 to $43.00 per share of common stock, rounded to the nearest $0.50.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of Chinook with respect to the Total Per Share Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the Transaction was determined through arm’s-length negotiations between Chinook and Novartis and was approved by the Board. Centerview provided advice to Chinook during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Chinook or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement with respect to the Transaction, Centerview had not been engaged to provide financial advisory or other services to Chinook, and Centerview did not receive any compensation from Chinook during such period. In the two years prior to the date of Centerview’s written opinion, Centerview had not been engaged to provide financial advisory or other services to Novartis or Merger Sub, and Centerview did not receive any compensation from Novartis during such period. Centerview may provide financial advisory and other services to or with respect to Chinook or Novartis or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Chinook, Novartis, or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as the financial advisor to the Board, Chinook has agreed to pay Centerview an aggregate fee of approximately $58 million, $1 million of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Transaction. In addition, Chinook has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Financing of the Merger

The Merger is not conditioned on any financing arrangements or contingencies. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, including the funds needed to (i) pay our stockholders the amounts due to them under the Merger Agreement; (ii) make payments in respect of Chinook’s outstanding equity-based awards pursuant to the Merger Agreement; and (iii) pay all fees and expenses related to the Merger, will be funded through cash on hand available to Novartis.

Interests of Chinook’s Directors and Executive Officers in the Merger

When considering the recommendation of our Board that you vote for the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. Our Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders.

For this purpose, (i) our directors are Srinivas Akkaraju, Jerel Davis, William M. Greenman, Michelle Griffin, Ross Haghighat (who ceased being a member of our Board following the expiration of his term on June 9, 2023), Mahesh Krishman, Dolca Thomas, and Robert W. Azelby, and (ii) our executive officers are Eric Dobmeier, Eric Bierkholt, Tom Frohlich, Andrew King, and Andrew Oxtoby.

Treatment of Director and Executive Officer Common Stock

As is the case for our stockholders generally, our directors and executive officers will be entitled to receive (i) $40.00 in cash without interest and subject to any applicable withholding taxes, and (ii) one CVR for each share of our common stock that they own at the Effective Time. For information regarding beneficial ownership of our common stock by each of our current directors, our named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 94.

Treatment of Equity Awards

Stock Options. As of immediately prior to the Effective Time of the Merger, each stock option to purchase shares of our common stock that is outstanding but not then vested or exercisable will become immediately vested and exercisable in full. At the Effective Time, each stock option that is outstanding and unexercised will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such stock option, (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any, of (A) the Per Share Cash Consideration over (B) the per share exercise price of such stock option, and (ii) one CVR. However, if per share the exercise price of such stock option is equal to or greater than the Per Share Cash Consideration, such stock option will be canceled without any cash payment, CVR or other consideration being made in respect thereof.

The following table sets forth, based on vested and unvested stock options outstanding as of June 19, 2023, the cash proceeds that each of our directors and executive officers would receive in respect of such stock options (i) based on the excess, if any, of the Per Share Cash Consideration of $40.00 over the applicable per share exercise price, and (ii) in connection with the CVR, assuming that both of the Milestones are achieved in the applicable Milestone Period:

Name	Number of Stock Options	Total Per Share Closing Cash Consideration($)(1)	Total Potential Payments in Respect of CVR($)(1)
Executive Officers:
Eric Dobmeier	1,672,310	49,603,161	6,689,240
Eric Bjerkholt	338,288	7,923,993	1,353,152
Tom Frohlich	437,640	10,869,062	1,750,560
Andrew King, BVMS, Ph.D.	491,139	13,072,569	1,964,556
Andrew Oxtoby	160,000	2,908,800	640,000
Non-Employee Directors:
Srinivas Akkaraju, M.D., Ph.D.	42,770	1,078,790	171,080
Jerel Davis, Ph.D.	42,770	1,078,790	171,080
William M. Greenman	62,370	1,524,090	249,480
Michelle Griffin	42,770	1,078,790	171,080
Ross Haghighat(2)	58,770	1,398,090	235,080
Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN.	26,600	618,716	106,400
Dolca Thomas, M.D.	42,770	1,078,790	171,080
Robert W. Azelby	28,200	518,880	112,800

(1)	Amounts do not reflect withholding of applicable taxes.
(2)	Mr. Haghighat ceased being a member of our Board following the expiration of his term on June 9, 2023.

Restricted Stock Units. As of immediately prior to the Effective Time, each RSU that is outstanding will become immediately vested in full. At the Effective Time, each outstanding RSU will be canceled and converted into the right to receive (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration and (ii) one CVR.

The following table sets forth, based on RSUs outstanding as of June 19, 2023, the cash proceeds that each of our directors and executive officers would receive in respect of such RSUs (i) based on the Per Share Cash Consideration of $40.00 per share, and (ii) in connection with the CVR, assuming that both of the Milestones are achieved in the applicable Milestone Period:

Name	Number of RSUs	Total Per Share Closing Cash Consideration($)(1)	Total Potential Payments in Respect of CVR($)(1)
Executive Officers:
Eric Dobmeier	165,096	6,603,840	660,384
Eric Bjerkholt	54,517	2,180,680	218,068
Tom Frohlich	58,050	2,322,000	232,200
Andrew King, BVMS, Ph.D.	69,621	2,784,840	278,484
Andrew Oxtoby	40,000	1,600,000	160,000
Non-Employee Directors:
Srinivas Akkaraju, M.D., Ph.D.	—	—	—
Jerel Davis, Ph.D.	—	—	—
William M. Greenman	—	—	—
Michelle Griffin	—	—	—
Ross Haghighat(2)	—	—	—
Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN.	4,401	176,040	17,604
Dolca Thomas, M.D.	—	—	—
Robert W. Azelby	7,000	280,000	28,000

(1)	Amounts do not reflect withholding of applicable taxes.
(2)	Mr. Haghighat ceased being a member of our Board following the expiration of his term on June 9, 2023.

Performance Stock Units. As of immediately prior to the Effective Time, each PSU that is outstanding will become immediately vested in full for the maximum number of shares thereunder. At the Effective Time, each outstanding PSU will be canceled and converted into the right to receive (i) an amount in cash, without interest and subject to applicable withholding taxes, equal to the Per Share Cash Consideration and (ii) one CVR.

The following table sets forth, based on PSUs outstanding as of June 19, 2023, the cash proceeds that each of our directors and executive officers would receive in respect of such PSUs (i) based on the Per Share Cash Consideration of $40.00 per share, and (ii) in connection with the CVR, assuming that both of the Milestones are achieved in the applicable Milestone Period:

Name	Number of PSUs	Total Per Share Closing Cash Consideration($)(1)	Total Potential Payments in Respect of CVR($)(1)
Executive Officers:
Eric Dobmeier	11,300	452,000	45,200
Eric Bjerkholt	8,400	336,000	33,600
Tom Frohlich	8,400	336,000	33,600
Andrew King, BVMS, Ph.D.	8,400	336,000	33,600
Andrew Oxtoby	—	—	—
Non-Employee Directors:
Srinivas Akkaraju, M.D., Ph.D.	—	—	—
Jerel Davis, Ph.D.	—	—	—
William M. Greenman	—	—	—
Michelle Griffin	—	—	—
Ross Haghighat(2)	—	—	—
Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN.	—	—	—
Dolca Thomas, M.D.	—	—	—
Robert W. Azelby	—	—	—

(1)	Amounts do not reflect withholding of applicable taxes.
(2)	Mr. Haghighat ceased being a member of our Board following the expiration of his term on June 9, 2023.

Cash Payments in Lieu of Equity Awards. In addition to the above, in lieu of the equity awards that our non-employee directors otherwise would have been granted in connection with our annual shareholder meeting held on June 9, 2023, each non-employee director will be entitled to receive, subject to such director’s continued service through the consummation of the Merger, (i) in lieu of any stock options that would have been granted, a cash payment equal to the number of shares of Chinook common stock underlying the stock options that would have been granted, multiplied by the excess of the Per Share Cash Consideration of $40.00 over the closing price of the Company’s common stock on June 9, 2023 ($23.99 per share), (ii) in lieu of any RSUs that would have been granted, a cash payment equal to the number of shares of Chinook common stock with respect to which RSUs would have been granted, multiplied by the Per Share Cash Consideration of $40.00 per share, and (iii) one CVR for each share of Chinook common stock that would have been subject to such stock options and RSUs.

The following table reflects the cash proceeds (i) based on the Per Share Cash Consideration of $40.00 per share (less the closing price of the Company’s common stock on June 9, 2023 per underlying share in the case of any stock options that would have been granted), and (ii) in connection with the CVR, assuming that both of the Milestones are achieved in the applicable Milestone Period:

Name	Total Per Share Closing Cash Consideration($)	Total Potential Payments in Respect of CVR($)
Non-Employee Directors:
Srinivas Akkaraju, M.D., Ph.D.	365,741	70,400
Jerel Davis, Ph.D.	365,741	70,400
William M. Greenman	365,741	70,400
Michelle Griffin	365,741	70,400
Ross Haghighat(1)	—	—
Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN	365,741	70,400
Dolca Thomas, M.D.	365,741	70,400
Robert W. Azelby	—	—

(1)	Mr. Haghighat ceased being a member of our Board following the expiration of his term on June 9, 2023.

Employee Stock Purchase Plan

The current offering period under the ESPP began on May 16, 2023 and is scheduled to end on November 15, 2023. If the Merger closing occurs prior to that date, shares of our common stock will be issued to the participants in the ESPP pursuant to the terms of the ESPP on the tenth business day prior to the date on which the Effective Time occurs, and such shares will be treated like all other outstanding shares of our common stock in the Merger. In such case, the number of shares issued to each participant under the ESPP will be determined by dividing (i) the accumulated amount of payroll deductions that the participant has contributed to his or her ESPP account during the current offering period (the “ESPP Contributions”) by (ii) 85% of the lower of (a) the closing price of a share of our common stock on the first day of the current offering period, which was $22.35, or (b) the closing price of a share of our common stock on the applicable purchase date.

Payments Upon Termination or Change of Control Provisions

Executive Employment Agreements

Each of our executive officers has entered into an executive employment agreement which provides that, if the executive officer’s employment is terminated by us without “Cause” or the executive officer resigns for “Good reason,” in either case, during the period commencing on the signing date of the Merger Agreement and ending on the 12 month anniversary of the date on which the Effective Time occurs, then the executive officer will be eligible to receive the following, in exchange for a release of claims:

•

a lump-sum cash severance amount equal to the sum of (i) 18 months of the executive officer’s annual base salary plus (ii) 100% of the executive officer’s target annual bonus for the then-current calendar year (150% for our Chief Executive Officer);

•	an amount equal to any annual bonus for any completed calendar year to the extent earned but not yet paid at the time of such termination; and

•

to the extent that the applicable executive officer elects continued coverage under COBRA, he or she will also receive a further cash payment in an amount equal to his or her COBRA premiums for 18 months.

The executive employment agreements provide that if an executive officer receives an amount subject to the excise tax under Section 4999 of the Code, the amount of the payments to be made to the executive officer will be reduced to the extent such reduction would result in a greater amount of after-tax proceeds. However, this cutback would be applied only after taking into account any tax reimbursement payment to the executive officer under the Tax Reimbursement Plan as discussed below in the section entitled “ —Tax Reimbursement Plan.”

In addition, pursuant to the terms of the Merger Agreement, the executive officers would be entitled to a prorated portion of their target annual bonus for calendar 2023 if they are terminated without “Cause” or they resign for “Good Reason” prior to the time that the 2023 annual bonus is paid.

For purposes of the executive employment agreements:

•

“Cause” means the occurrence of any of the following events: (a) the executive’s conviction of, or plea of nolo contendere to, or in the case of Mr. Frohlich, a plea of guilty to, any felony or any crime involving fraud, dishonesty or, in the case of the executive officers other than Mr. Frohlich, moral turpitude or, in the case of Mr. Frohlich, an act incompatible with or related to his employment with Chinook; (b) the executive’s commission of or participation in a fraud or act of dishonesty against the Chinook that, in the case of the executive officers other than Mr. Frohlich, results in (or would reasonably be expected to result in) material harm to the business of Chinook; (c) the executive’s material violation of any contract or agreement between the executive and Chinook or any statutory duty owed to Chinook by the executive or the executive’s improper disclosure of proprietary information or confidential information, as applicable; (d) the executive’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or would reasonably be expected to result in) material harm to the Chinook; (e) the executive’s material failure to follow Chinook’s material policies; (f) the executive’s failure to cooperate with the Chinook in any investigation or formal proceeding; or (g) in the case of Mr. Frohlich, the usual meaning of just cause under the common laws of British Columbia; provided, however, that the action or conduct described in clauses (c), (d), (e), and (f) above will constitute “Cause” only if such action or conduct continues after Chinook has provided the executive with written notice thereof and 30 days to cure the same if such action or conduct is curable, as determined by the Board.

•	“Good Reason” means any of the following events with the executive’s consent:

(a)

any material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to such reduction or, in the case of the executive officers other than Mr. Frohlich, the executive no longer serving as a Section 16 officer of Chinook or its ultimate parent following such Effective Time;

(b)

a material reduction in the executive’s annual base salary or target annual bonus, other than pursuant to a salary or bonus reduction program affecting substantially all employees or substantially all similarly situated executive employees and that does not adversely affect the executive to a greater extent than other similarly situated employees;

(c)

a relocation of the executive’s business office to a location that would increase the executive’s one-way commute distance by more than 35 miles from the location at which the executive performed his duties immediately prior to the relocation, except for required business travel to an extent substantially consistent with the executive’s business travel obligations prior to the relocation;

(d)

in the case of the executive officers other than Mr. Frohlich, a material increase in required time in the executive’s business office compared to agreed upon time in the office as part of an arrangement to work remotely; or

(e)	failure of a successor entity to assume the executive’s employment agreement.

Tax Reimbursement Plan

Prior to the Merger Closing, we intend to adopt a tax reimbursement plan (the “Tax Reimbursement Plan”) providing for payments to certain individuals whom we have determined could reasonably be expected to be a “disqualified individual” (as defined in Section 280G of the Code) in the event that such individual is subject to the excise tax under Section 4999 of the Code, in an amount that would provide the recipient with the same after-tax amount that the recipient otherwise would have received had such excise tax not applied. The maximum aggregate amount payable under the Tax Reimbursement Plan will not exceed $11,600,000.

Non-Employee Director Fees

Pursuant to the terms of the Merger Agreement, each non-employee member of the Board will receive a cash payment equal to the unpaid cash retainer for the calendar quarter that includes the Merger closing, without pro-ration, to be paid no later than 30 days following the Effective Time.

In addition, in connection with Mr. Haghighat’s ceasing being a member of our Board following the expiration of his term on June 9, 2023, we entered into a consulting agreement with Mr. Haghighat, pursuant to which he has agreed to provide advisory services as reasonably requested by Mr. Dobmeier for a one-year period, in exchange for the payment of $27,884.62 (which represents the remainder of his 2023 Board compensation) within 30 days following the date of the consulting agreement.

Quantification of Payments and Benefits to Chinook Named Executive Officers

For purposes of this proxy statement, our named executive officers consist of (i) Eric Dobmeier, President and Chief Executive Officer; (ii) Tom Frohlich, Chief Operating Officer; (iii) Andrew King, Chief Scientific Officer and (iv) Eric Bjerkholt, Chief Financial Officer. The compensation that may be paid or become payable to our named executive officers in connection with the Merger is subject to approval, on an advisory (non-binding) basis, by our stockholders, as described below in the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)” on page 92.

The table below and its footnotes show the estimated amounts of payments and benefits that each named executive officer would receive in connection with the Merger, assuming that (i) the Merger was consummated and each such named executive officer’s employment was terminated by Chinook without Cause or by the named executive officer with Good Reason (each of which we refer to as a “qualifying termination”), in each case on June 19, 2023 and (ii) that both the Milestones for the CVR are achieved in full, so that the per share price for our common stock for this purpose equals $44.00.

The calculations in the table below do not include amounts the named executive officers would have been entitled to receive regardless of whether the Effective Time has occurred, that were vested as of June 19, 2023, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of an officer and that are available generally to all of our salaried employees.

The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts will vary depending on the actual date of closing of the Merger and actual date of the named executive officer’s termination of employment. As a result, the actual amounts, if any, to be received by an applicable individual may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officers	Cash Payment($)(1)	Equity Awards($)(2)	Perquisites/ Benefits($)(3)	Other($)(4)	Total($)
Eric Dobmeier	1,625,184	27,015,827	30,780	2,900,494	31,572,286
Tom Frohlich	999,718	9,663,038	—	—	10,662,756
Andrew King, BVMS, Ph.D.	980,047	9,928,997	30,780	1,870,906	12,810,729
Eric Bjerkholt	980,047	7,964,194	30,780	1,675,558	10,650,579

(1)

The amounts shown in this column represent the aggregate cash severance that each named executive officer would receive upon a qualifying termination from the signing date of the Merger Agreement to the date 12 months following the Effective Time of the Merger (double-trigger payments) and were determined based on the sum of (i) an amount equal to 150% of the named executive officer’s annual base salary (as in effect on June 11, 2023), plus (ii) the following percentage of the target bonus amount for 2023 for each named executive officer: (a) for Mr. Dobmeier, 150%; (b) for Mr. Frohlich, 100%; (c) for Dr. King, 100%; and (d) for Mr. Bjerkholt, 100%, as set forth in the table below. The 2023 annual bonus amounts are prorated to the amount that each named executive officer would receive in the event of a qualifying termination at the Effective Time, assuming that the Effective Time occurs on June 19, 2023. The amounts shown for Mr. Frohlich do not include any additional amount he may be entitled to receive in lieu of notice under applicable law.

Named Executive Officers	Cash Severance Payment($)	Prorated 2023 Annual Bonus($)
Eric Dobmeier	1,464,750	160,434
Tom Frohlich	910,924	88,794
Andrew King, BVMS, Ph.D.	893,000	87,047
Eric Bjerkholt	893,000	87,047

(2)

The amounts shown in this column represent the aggregate Total Per Share Consideration that each named executive officer would receive with respect to unvested stock options, RSUs and PSUs, all of which will vest and be paid in connection with the Merger (single-trigger payments), as described in the section entitled “The Merger Agreement—Treatment of Equity Awards.” The amounts in the table below assume that the Milestones for the CVR are achieved in full.

Named Executive Officers	Stock Options($)	RSUs($)	PSUs($)	Total($)
Eric Dobmeier	19,254,403	7,264,224	497,200	27,015,827
Tom Frohlich	6,739,238	2,554,200	369,600	9,663,038
Andrew King, BVMS, Ph.D.	6,496,073	3,063,324	369,600	9,928,997
Eric Bjerkholt	5,195,846	2,398,748	369,600	7,964,194

(3)

The amounts shown in this column represent a payment amount equal to the COBRA continuation coverage amount for continued coverage under our medical, dental and vision plans for Mr. Dobmeier, Dr. King and Mr. Bjerkholt and their eligible dependents that would be paid upon a qualifying termination within 12 months following the Effective Time of the Merger (double-trigger payments) for the following period: (i) for Mr. Dobmeier, 18 months; (ii) for Dr. King, 18 months; and (iii) for Mr. Bjerkholt, 18 months.

(4)

As described above in the section entitled “—Tax Reimbursement Plan,” we intend to adopt the Tax Reimbursement Plan to provide certain eligible participants, including Mr. Dobmeier, Dr. King, and Mr. Bjerkholt, a “gross-up” (single-trigger payments) in respect of the excise tax imposed under Section 4999 of the Code in relation to change in control payments and benefits relating to the Merger, which would put them in the same after-tax position that they would have been in had the excise tax not been applied. The amounts in this column reflect the estimated gross-up payment for Mr. Dobmeier, Dr. King and Mr. Bjerkholt, assuming that each named executive officer experiences a qualifying termination as of June 19, 2023. The amounts are based on multiple assumptions that may or may not actually occur or be accurate and do not reflect the impact of certain mitigation actions that may be taken; therefore, the actual payments to Mr. Dobmeier, Dr. King and Mr. Bjerkholt under the Tax Reimbursement Plan may differ in material respects from the amounts set forth below.

Named Executive Officers	Total($)
Eric Dobmeier	2,900,494
Andrew King, BVMS, Ph.D.	1,870,906
Eric Bjerkholt	1,675,558

(5)	For Mr. Frohlich, amounts are represented in U.S. dollars and have been converted from Canadian dollars based on an exchange rate of 1.0 Canadian dollar to 0.76 U.S. dollars.

Indemnification of and Insurance for Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, our directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the Effective Time under directors’ and officers’ liability insurance policies from the Surviving Corporation. This indemnification and insurance coverage is further described in the section of this proxy statement captioned “The Merger Agreement— Indemnification and Insurance.”

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain anticipated U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of common stock are converted into the right to receive the Total Per Share Consideration pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and exchange their shares for the Total Per Share Consideration.

This discussion does not address all of the tax consequences that may be relevant to holders in light of their particular facts and circumstances, nor does it address any consequences to holders subject to special rules under the U.S. federal income tax laws, such as:

banks and other financial institutions;

•	insurance companies;

•	dealers in securities;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities;

•	holders who hold their shares of our common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	holders whose functional currency is not the U.S. dollar;

•

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	controlled foreign corporations or passive foreign investment companies;

•	holders who hold their shares of our common stock as qualified small business stock for purposes of sections 1045 and/or 1202 of the Code;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of our common stock (by vote or value) at any point during the five-year period prior to the Merger;

•	holders that received their shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation; or

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the CVRs being taken into account in an applicable financial statement.

This discussion does not address any U.S. federal tax consequences other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or non-U.S. income or non-income tax consequences, or the consequences of the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of our common stock and partners therein should consult their own tax advisors regarding the consequences of the Merger to their particular circumstances.

No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is either a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

Consequences of the Merger

The exchange of shares of our common stock pursuant to the Merger for the Total Per Share Consideration will be a taxable transaction for U.S. federal income tax purposes. The timing and character of the gain or loss a U.S. holder will recognize as a result of the Merger is subject to significant uncertainty. The installment method of reporting any gain attributable to the receipt of the CVRs or the Milestone Payments ultimately received in respect of the CVRs, if any, will not be available because the shares of our common stock are traded on an established securities market. The receipt of the CVRs pursuant to the Merger may be treated as either a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, each as discussed in more detail below.

There is no legal authority expressly addressing whether contingent payment rights with characteristics similar to the rights under the CVRs are to be treated as either open transactions or closed transactions, and this determination is inherently factual in nature. Accordingly, U.S. holders are urged to consult their own tax advisors regarding this issue. The receipt of the CVRs would generally be treated as an “open transaction” if the value of the CVRs cannot be “reasonably ascertained.” Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable and, therefore, be subject to the open transaction method. Under treasury regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is reasonably ascertainable, a U.S. holder should treat the transaction as a closed transaction and include the fair market value of the CVRs as additional consideration received in the Merger for purposes of determining gain or loss. It is possible, but unlikely, that the CVRs could be treated as debt instruments for U.S. federal income tax purposes. The discussion below does not address the tax consequences of such a characterization and assumes that the CVRs are not treated as debt instruments for U.S. federal income tax purposes.

Except as otherwise required pursuant to applicable law, we and Novartis intend to treat U.S. holders’ receipt of the CVRs as an “open transaction” for U.S. federal income tax purposes, and the Milestone Payments as additional consideration for the U.S. holders’ shares of our common stock.

The following sections discuss the possible tax treatment if the receipt of the Total Per Share Consideration pursuant to the Merger is treated as a closed transaction or an open transaction.

U.S. holders are urged to consult their own tax advisors regarding the proper characterization, method of tax accounting and tax reporting with respect to receipt of a CVR under the closed transaction method or open transaction method, as applicable in their respective case.

Treatment as Open Transaction

We and Novartis intend to treat the U.S. holders’ receipt of the CVRs as an open transaction for U.S. federal income tax purposes, and their receipt of the Milestone Payments as additional consideration for their shares of our common stock. If the receipt of a CVR pursuant to the Merger is treated as an open transaction for U.S. federal income tax purposes, the fair market value of the CVR will not be treated as additional consideration for the shares of our common stock at the time the CVR is received, and the U.S. holder will not have any tax basis in the CVR. Instead, the U.S. holder will take the Milestone Payments into account when made or deemed made in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Generally, a portion of such payments will be treated as imputed interest, as described in more detail below, and the balance as additional consideration recognized in exchange for the shares of our common stock. Although not entirely clear, the cash consideration received in the Merger and the portion of the Milestone Payment that is not treated as imputed interest will generally be applied first against a U.S. holder’s adjusted tax basis in the shares of our common stock and any excess thereafter treated as gain. A U.S. holder will recognize loss with respect to a share of our common stock to the extent that the U.S. holder’s adjusted tax basis in such shares exceeds the cash consideration plus any Milestone Payments (less any portion of such payment required to be treated as imputed interest), if any, received or deemed received in respect of the CVR, and a U.S. holder may not be able to recognize such loss until the resolution of all contingencies under the CVR. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the shares of Chinook common stock exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of shares of our common stock (that is, shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger.

Treatment as Closed Transaction

If the receipt of a CVR is treated as, or determined to be, part of a closed transaction for U.S. federal income tax purposes, a U.S. holder who sells or exchanges shares of our common stock pursuant to the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received plus the fair market value (determined as of the Effective Time) of the CVRs received and (ii) the U.S. holder’s adjusted tax basis in the shares of our common stock sold or exchanged. No express guidance under current U.S. federal income tax law is available regarding the proper method for determining the fair market value of the CVRs. Such gain or loss should be capital gain or loss. Any capital gain or loss recognized will be long-term capital gain or loss if the U.S. holder’s holding period for such shares of our common stock exceeds one year as of the Effective Time. The deductibility of capital losses is subject to limitations. The amount of gain or loss generally will be determined separately for each block of shares of our common stock (that is, shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger.

If the receipt of a CVR is treated as, or determined to be, part of a closed transaction, then the character of any gain, income or loss recognized by a U.S holder with respect to receipt of a Milestone Payment is uncertain. Such payments may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. Under this closed transaction method of reporting, a U.S. holder should recognize gain equal to the difference between any payment made with respect to a CVR (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. holder’s adjusted tax basis in the applicable CVR or, if the CVR expires without the Milestone being achieved, loss equal to the U.S. holder’s adjusted tax basis in the applicable CVR. A U.S. holder’s adjusted basis in a CVR generally will equal the CVR’s fair market value (determined as of the Effective Time). Any gain or loss will generally be long-term capital gain or loss if the U.S. holder has held the applicable CVR (or possibly the shares of our common stock in respect of which such CVR was received) for more than one year at the time of such payment or expiry. The deductibility of capital losses is subject to limitations.

Imputed Interest

Under either the “open transaction” or “closed transaction” treatment, a portion of any Milestone Payments may be treated as imputed interest that is ordinary income to a U.S. holder. The portion of any Milestone Payment made which will be treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (i) the amount of the Milestone Payment over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. A U.S. holder must include in its taxable income imputed interest using such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors as to the application of the imputed interest rules to the receipt of any Milestone Payments.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger, including any Milestone Payment. Backup withholding generally will not apply to (i) a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or a substitute successor form) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Tax information provided to a U.S. holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect only the cash amounts paid to the U.S. holder on the Merger and not the fair market value of the U.S. holder’s interest in Milestone Payments made (or to be made) with respect to the CVRs. Accordingly, a U.S. holder that treats the Merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount received that is less than the amount such U.S. holder will realize in the year of the Merger. In addition, any IRS Form 1099-B a U.S. holder receives with respect to Milestone Payments on the CVRs may reflect the entire amount of the Milestone Payments paid to the U.S. holder (except imputed interest) and therefore may not take into account the fact that the U.S. holder already included the value of such payments in such U.S. holder’s amount realized in the year of the Merger. As a result, U.S. holders reporting under this method should not rely on the amounts reported to them on IRS Forms 1099-B with respect to the Merger.

HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Regulatory Approvals

HSR Waiting Period. Under the HSR Act and the rules promulgated thereunder, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the Merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

Under the HSR Act, the Merger may not be completed until the expiration of a 30-calendar day waiting period, which begins when Novartis and Chinook file PreMerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, unless such waiting period is earlier terminated by the FTC and the Antitrust Division. Novartis and Chinook will file their PreMerger Notification and Report Forms on or before June 30, 2023 in connection with the Merger, and the waiting period is expected to expire 30 calendar days after such filings. If prior to the expiration or termination of the waiting period either the FTC or the Antitrust Division issues a request for additional information or documentary material from Novartis or Chinook (commonly called a second request), the waiting period with respect to the Merger would be extended until the 30th calendar day following the date of Novartis’ and Chinook’s substantial compliance with that request. The FTC and the Antitrust Division may terminate the applicable waiting period at any time before its expiration. Absent Novartis’ and Chinook’s agreement, the acquisition can be blocked or further delayed by FTC or the Antitrust Division only pursuant to a court order.

Other Required Regulatory Approvals. Completion of the Merger may also be subject to the receipt of certain antitrust or competition approvals of other jurisdictions if in order to complete the Merger such approvals are required, or become required as a result of any regulatory authority asserting jurisdiction over the Merger.

At any time (regardless of whether before or after the expiration or termination of the statutory waiting periods under the HSR Act, or before or after the Effective Time), the Antitrust Division or the FTC, or foreign governmental authorities, may take action under applicable antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under applicable antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under applicable antitrust laws to challenge the Merger under some circumstances. Although neither Chinook nor Novartis believes that the Merger will violate the antitrust laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Delisting and Deregistration of Chinook Common Stock

If the Merger is completed, our common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

The Merger Agreement Proposal

We are asking you to approve a proposal to adopt the Merger Agreement. For a detailed discussion of the terms and conditions of the Merger Agreement, see the section entitled “The Merger Agreement.” A copy of the Merger Agreement, including the form of CVR Agreement, is attached to this proxy statement as Annex A and is incorporated herein by reference.

Vote Required and Board Recommendation

Under Delaware law, approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger Agreement at the Special Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal.

After considering various factors described in the section entitled “The Merger (Proposal 1)—Reasons for the Recommendation of our Board,” our Board has unanimously determined that the Merger Agreement, the CVR Agreement and the transactions contemplated by the Merger Agreement and the CVR Agreement, including the Merger, are fair to and in the best interests of Chinook and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, directed that the Merger Agreement be submitted to the Chinook stockholders for adoption at a Special Meeting and recommended that the Chinook stockholders adopt the Merger Agreement. Accordingly, our Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Chinook or modify or supplement any factual disclosures about Chinook in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Chinook. The Merger Agreement contains representations and warranties by and covenants of Chinook, Novartis and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Chinook’s public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in Chinook’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find Additional Information.” Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about Chinook may be found elsewhere in this proxy statement and Chinook’s other public filings. See the section entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the Effective Time, Merger Sub will merge with and into Chinook, and the separate corporate existence of Merger Sub will cease. Chinook will be the Surviving Corporation in the Merger and will continue its corporate existence as a Delaware corporation and an indirect wholly owned subsidiary of Novartis.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to be in the form attached as Exhibit B to the Merger Agreement and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation. Also at the Effective Time, the bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub will be replaced by references to Chinook Therapeutics, Inc.).

At the Effective Time, the individuals holding positions as directors of Merger Sub immediately before the Effective Time will become the initial directors of the Surviving Corporation, and the individuals holding positions as officers of Merger Sub immediately before the Effective Time will become the initial officers of the Surviving Corporation.

When the Merger Becomes Effective

The closing of the Merger will take place at 8:00 a.m. Eastern time, no later than the fifth business day after the satisfaction (or, to the extent permitted by law, waiver by the party entitled thereto) of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction (or, to the extent permitted by law, waiver by the party entitled thereto) of such conditions), or at such other place, time and date as is agreed in writing by Novartis and Chinook.

On the closing date, Novartis, Merger Sub and Chinook will cause a certificate of Merger to be filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time the certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Novartis and Chinook agree and specify in the certificate of Merger.

As of the date of the filing of this proxy statement, the parties expect to complete the Merger in the second half of 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, and factors outside the control of Chinook or Novartis may delay the completion of the Merger, or prevent it from being completed at all. There can be no assurances as to whether or when the Merger will be completed.

Effect of the Merger on our Common Stock

At the Effective Time, each issued and outstanding share of our common stock (other than Excluded Shares and Appraisal Shares), will be converted automatically into the right to receive the Total Per Share Consideration. The Total Per Share Consideration will be (i) the Per Share Cash Consideration, without interest and less applicable tax withholding, and (ii) one CVR per share.

At the Effective Time, each Excluded Share will be automatically canceled and will cease to exist, and no consideration will be delivered in exchange therefor.

Shares of our common stock that are issued and outstanding immediately prior to the Effective Time and that are held by any stockholders of Chinook who have not voted in favor of the adoption of the Merger Agreement (or consented to the Merger Agreement in writing) and who have properly demanded appraisal of such shares pursuant to, and who have otherwise complied with, Section 262 of the DGCL, will not be converted into the right to receive the Total Per Share Consideration, but instead, at the Effective Time, will be entitled to only such rights as are granted by Section 262. If any such holder fails to perfect or otherwise fails to comply with the applicable provisions of Section 262, waives, withdraws or loses the right to appraisal under Section 262 with respect to such Appraisal Shares or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then such Appraisal Shares will be deemed to have been converted into, and have become exchangeable for, as of the Effective Time, the right to receive the Total Per Share Consideration, less any applicable tax withholding. Chinook has agreed to give prompt written notice to Novartis of any demands received by Chinook for appraisal of any shares of our common stock, any withdrawals of any such demands or any other instruments received by Chinook relating to the rights of appraisal of the holders of shares of our common stock, and Novartis will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Chinook has agreed that it will not make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands, or agree to do any of the foregoing, without the prior written consent of Novartis.

At the Effective Time, each issued and outstanding share of capital stock of Merger Sub will automatically be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Chinook Equity Awards; Employee Stock Purchase Plan

Stock Options. Immediately prior to the Effective Time, each stock option that is then outstanding but not then vested or exercisable will become immediately vested and exercisable in full. At the Effective Time, each stock option that is then outstanding will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such stock option, (i) an amount in cash, without interest and less any applicable tax withholding, equal to the excess, if any, of (A) the Per Share Cash Consideration over (B) the per share exercise price for such stock option, and (ii) one CVR issued pursuant to and in accordance with the CVR Agreement, provided, however, that if the exercise price per share of Chinook common stock of such stock option is equal to, or exceeds, the closing consideration, such stock option will be canceled for no consideration.

Restricted Stock Units. Immediately prior to the Effective Time, each RSU that is then outstanding but not then vested will become immediately vested in full. At the Effective Time, each RSU that is then outstanding will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such RSU, (i) the Per Share Cash Consideration, without interest and less any applicable tax withholding, and (ii) one CVR issued pursuant to and in accordance with the CVR Agreement.

Performance Stock Units. Immediately prior to the Effective Time, each PSU that is then outstanding but not then vested will become immediately vested in full for the maximum number of shares of Chinook common stock underlying such PSU. At the Effective Time, each PSU that is then outstanding will be canceled and converted into the right to receive, with respect to each share of Chinook common stock underlying such PSU, (i) the Per Share Cash Consideration, without interest and less any applicable tax withholding, and (ii) one CVR issued pursuant to and in accordance with the CVR Agreement.

2015 Employee Stock Purchase Plan. We have agreed that, during the term of the Merger Agreement, we will not permit any further offering periods to commence under the ESPP, and we will not allow participants in the ESPP to increase their payroll deductions from those in effect on the date of the Merger Agreement or allow anyone who is not a participant in the ESPP as of the date of the Merger Agreement to become a participant. We will terminate the ESPP effective as of the Effective Time, and if the applicable purchase date with respect to the current offering period would otherwise occur on or after the Effective Time, then such offering period will be shortened and the applicable purchase date with respect to such offering period will occur on the 10th business day immediately preceding the date on which the Effective Time occurs.

Treatment of Outstanding Warrants

There are outstanding pre-funded warrants to purchase 4,642,856 shares of our common stock, with a weighted-average exercise price of $0.0001 per share and an outstanding common warrant to purchase 165 shares of our common stock (the “specified warrant”) with a weighted-average exercise price of $0.01 per share. Pursuant to the terms of the Merger Agreement and the pre-funded warrants, at the Effective Time, each outstanding pre-funded warrant will become exercisable by the holder thereof solely for the same Total Per Share Consideration as such holder would have been entitled to receive following the Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Chinook common stock then issuable upon exercise in full of such warrant without regard to any limitations on exercise contained therein. Pursuant to the terms of the Merger Agreement and the specified warrant, if outstanding immediately prior to the Effective Time, the specified warrant be exercised automatically in whole as of such time pursuant to the net exercise provisions set forth in such warrant, and each share of Chinook common stock issuable pursuant to such automatic exercise of the specified warrant shall be issued by Chinook to the holder of the specified warrant and be outstanding immediately prior the Effective Time, and at the Effective Time, each such share of Chinook common stock shall automatically be converted into the right of the holder of such shares to receive the Total Per Share Consideration.

Payment for Common Stock in the Merger

At or immediately after the Effective Time, Novartis will cause to be deposited to a bank or trust company reasonably acceptable to Chinook (the “Paying Agent”), cash necessary to pay the upfront cash consideration in respect of the shares of Chinook common stock and company warrants converted into the right to receive cash pursuant to the Merger Agreement (such cash, the “payment fund”). As promptly as reasonably practicable after the Effective Time, and in any event no later than two business days after the Effective Time, the Surviving Corporation or Novartis shall cause the Paying Agent to mail to each holder of record of a certificate or book-entry share that, immediately prior to the Effective Time, represented outstanding shares of Chinook common stock whose shares were converted into the right to receive the Total Per Share Consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the Total Per Share Consideration. Upon (1) in the case of share certificates, surrender of such certificates (or if lost, stolen or destroyed, the making of an affidavit and such other documents as may reasonably be required by the Paying Agent) together with a duly executed letter of transmittal to the Paying Agent or (2) in the case of book-entry shares, receipt of an “agent’s message” by the Paying Agent, and delivery to the Paying Agent of such other documents as may reasonably be required by the Paying Agent, the holder of such certificates or book-entry shares, as applicable, will be entitled to receive the Per Share Cash Consideration in exchange for each share of Chinook common stock theretofore represented by such certificates or book-entry shares.

Any portion of the payment fund (and any interest or other income earned thereon) that remains undistributed as of the 12-month anniversary of the Merger closing date will be delivered to Novartis or its designated affiliate upon demand, and any former holder of Chinook common stock entitled to payment of the Total Per Share Consideration who has not yet complied with the provisions for exchange may thereafter look only to Novartis or any successor-in-interest of Novartis as a general creditor for payment of its claim for the Total Per Share Consideration (subject to applicable abandoned property, escheat and other similar law). Further, if any certificate or book-entry share has not been surrendered immediately prior to the date on which the Total Per Share Consideration in respect of such certificate or book-entry share would otherwise escheat to or become the property of any governmental entity, any Total Per Share Consideration related to such certificate or book-entry share will, to the extent permitted by applicable law, become the property of the Surviving Corporation or its designated affiliate, free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties; Material Adverse Effect

The Merger Agreement contains representations and warranties made by Chinook, subject to certain exceptions in the Merger Agreement, in the confidential disclosure letter delivered in connection with the Merger Agreement and in certain of Chinook’s public filings, as to, among other things:

•	organization, good standing and corporate power;

•	capital structure,

•	subsidiaries, joint ventures and ownership of equity interests;

•	corporate authority and enforceability;

•

governmental and third-party conflicts, consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	accuracy and sufficiency of SEC filings, financial statements and internal control over financial reporting;

•	absence of undisclosed liabilities;

•	accuracy and completeness of the information supplied for the purposes of this proxy statement;

•	absence of certain changes or events and the conduct of business in the ordinary course of business consistent with past practice since March 31, 2022;

•	tax matters;

•	labor relations;

•	employee benefits;

•	real property;

•	material contracts;

•	litigation, investigations and other proceedings;

•	compliance with applicable laws, including anti-corruption laws;

•	regulatory matters;

•	environmental matters;

•	intellectual property;

•	privacy matters;

•	insurance matters;

•	broker’s or finder’s fees or similar fees payable in connection with the transactions contemplated by the Merger Agreement;

•	inapplicability of state takeover statutes and the absence of stockholder rights plans or similar devices;

•	the receipt of a financial advisor opinion;

•	vote required to adopt the Merger Agreement;

•	affiliate transactions; and

•	critical technologies.

The Merger Agreement also contains representations and warranties made by Novartis and Merger Sub, subject to certain exceptions in the Merger Agreement, as to, among other things:

•	organization, good standing and corporate power;

•	liabilities and conduct of operations of Merger Sub;

•	corporate authority and enforceability;

•

governmental and third-party conflicts, consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	the accuracy and completeness of the information supplied for the purposes of this proxy statement;

•	broker’s or finder’s fees or similar fees payable in connection with the transactions contemplated by the Merger Agreement;

•	litigation and other proceedings;

•	ownership of shares of Chinook common stock; and

•	the availability of the funds necessary to consummate the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification with respect to either Chinook or Novartis, as discussed below.

For purposes of the description of the Merger Agreement, a “material adverse effect with respect to Chinook” means any change, event, condition, development, circumstance, state of facts or occurrence that individually or in the aggregate (i) has a material adverse effect on the business, assets, financial condition or results of operations of Chinook and its subsidiaries, taken as a whole, or (ii) prevents, materially impairs or materially delays Chinook from consummating the transactions contemplated by the Merger Agreement on a timely basis and in any event on or before the outside date; provided, that with respect to clause (i) only, none of the following will be deemed either alone or in combination to constitute, and except as otherwise provided for below none of the following will be taken into account in determining whether there has been, a material adverse effect with respect to Chinook:

(a)	general conditions in the industries in which Chinook and its subsidiaries operate;

(b)

general economic or regulatory, legislative or political conditions (including any actual or potential stoppage, shutdown, default or similar event or occurrence affecting a national or federal government) or securities, credit, banking, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes), in each case in the United States, the European Union or elsewhere in the world;

(c)	any change or prospective change in applicable law or GAAP (or the authoritative interpretation or enforcement thereof);

(d)

geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including the ongoing conflict between Russia and Ukraine), sabotage cyber-intrusion or terrorism, or any escalation or worsening of any of the foregoing;

(e)

any epidemic, pandemic (including COVID-19), disease outbreak or other public health-related event (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental officials (including in response to COVID-19)) or any hurricane, tornado, flood, fire, volcano, earthquake, or other natural or man-made disaster or any other national or international calamity, crisis or disaster;

(f)

the failure, in and of itself, of Chinook to meet any internal or external projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the date of the Merger Agreement, or changes in the market price or trading volume of our common stock or our credit rating (except that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a material adverse effect with respect to Chinook if such facts are not otherwise excluded under this definition in determining whether there has been a material adverse effect with respect to Chinook);

(g)

the public announcement, pendency or performance of any of the transactions contemplated by the Merger Agreement, including the identity of, or any factors or circumstances relating to Novartis, Merger Sub or their respective affiliates, any stockholder proceeding (direct or derivative) in respect of the Merger Agreement or any of the transactions contemplated thereby and any loss or change in relationship, contractual or otherwise, with any governmental entity, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other business partner of the Company (including the exercise by any party of any rights that arise upon a change of control), or departure of any employees or officers of Chinook (except this clause will not apply with respect to any representation or warranty contained in the Merger Agreement that is expressly intended to address the consequences of the announcement, pendency or performance of the transactions contemplated by the Merger Agreement or the performance of obligations under the Merger Agreement, including the transactions contemplated thereby);

(h)	Chinook’s compliance with the express covenants contained in the Merger Agreement (excluding the requirement to operate in the ordinary course);

(i)	any action taken by us at the written request of Novartis, or with the written consent of Novartis;

(j)

any conditions or events that occur in connection with Chinook’s, any of its subsidiaries’, or their respective competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, approval by the FDA or any other governmental entity (or other preclinical or clinical or regulatory developments);

(k)	market entry or threatened market entry of any product competitive with any of Chinook’s products or product candidates;

(l)

any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or payors, or any governmental entity or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing relating to pricing, reimbursement or insurance coverage, of any product or product candidate of Chinook or any of our competitors or potential competitors; or

(m)	any supply chain disruption affecting our product candidates;

except (1) in the case of any of (a), (b), (c), (d) or (e) above, to the extent that Chinook and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which Chinook and its subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been material adverse effect with respect to Chinook) and (2) in the case of any of (j), (k) or (l) above, to the extent that any such change, event, condition, development, circumstance, state of facts or occurrence results from (i) any action taken (or the failure to take any action) by or at the direction of Chinook or its subsidiaries constituting fraud or material violation of applicable law or (ii) any willful and material failure on the part of Chinook or its subsidiaries to comply with the approved clinical protocol for the development of any specified product candidate (in which case such change, event, condition, development, circumstance, state of facts or occurrence may be taken into account in determining whether there has been a material adverse effect with respect to Chinook).

For purposes of the description of the Merger Agreement, a “material adverse effect with respect to Novartis” means any change, effect, event, fact, development or occurrence that prevents or materially impairs or delays Novartis or Merger Sub from consummating the Merger and the other transactions contemplated by the Merger Agreement on a timely basis and in any event on or before the outside date.

Conduct of Business Pending the Merger

The Merger Agreement provides that, from the date of the Merger Agreement to the Effective Time, except as set forth in the confidential disclosure letter delivered in connection with the Merger Agreement, or as otherwise expressly permitted or required by the Merger Agreement, as required by applicable law or with the prior written consent of Novartis, we will conduct our businesses in the ordinary course of business consistent with past practice, and we will use commercially reasonable efforts to preserve intact our present business organization, material assets, properties, contracts and authorizations, present employees, and relationships and goodwill with suppliers, licensors, licensees, contractors, partners and others having material business dealings with us.

The Merger Agreement further provides that, from the date of the Merger Agreement to the Effective Time, except as set forth in the confidential disclosure letter delivered in connection with the Merger Agreement, or as otherwise expressly contemplated by the Merger Agreement or required by applicable law or with the prior written consent of Novartis, we will not:

•

declare, set aside, establish a Record Date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of our capital stock, other than dividends and distributions of cash by our wholly owned subsidiaries to Chinook, (ii) split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock, or (iii) repurchase, redeem, offer to redeem or otherwise acquire, directly or indirectly any shares of capital stock of Chinook, or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of Chinook common stock in connection with the surrender of shares of Chinook common stock by holders of our stock options in order to pay the exercise price of such stock options outstanding as of the date of the Merger Agreement, (B) the withholding of shares of Chinook common stock to satisfy tax obligations with respect to Chinook equity awards outstanding as of the date of the Merger Agreement or (C) the acquisition by us of shares of Chinook common stock or our equity awards in connection with the forfeiture of such shares or awards, in each case, in accordance with their terms as of the date of the Merger Agreement;

•

issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of our capital stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares, any voting debt, or any other rights that give any person the right to receive any economic interest of a nature accruing to the holders of Chinook common stock or any of our subsidiaries, other than issuances of Chinook common stock upon the exercise of stock options or upon the settlement of RSUs or PSUs, in each case outstanding as of the date of the Merger Agreement or upon the exercise of our warrants, in each case, and in accordance with their terms as of the date of the Merger Agreement;

•	except for immaterial or ministerial amendments, amend our certificate of incorporation, bylaws or other comparable organizational documents;

•

form any subsidiary or acquire or agree to acquire, whether by merger or purchase of equity or assets or otherwise, directly or indirectly, and in a single transaction or a series of related transactions outside of the ordinary course consistent with past practice, third party (or division thereof), in excess of $250,000;

•

except as required pursuant to the terms of any benefit plan in effect on the date of the Merger Agreement, (i) adopt or amend any collective bargaining agreement or other benefit plan, (ii) grant any of its directors, employees or service providers any increase in compensation, (iii) grant or pay or award any bonuses, incentive compensation, Company equity awards other equity or equity-based compensation, (iv) enter into any change in control, severance or termination agreement with any of its directors, employees or service providers, (v) take any action to accelerate any right or benefit under a benefit plan or (vi) hire, promote or terminate (other than for cause) the employment or service of any employee or other individual service provider of Chinook, other than in the ordinary course of business consistent with past practice for such persons who are below the level of Vice President or whose annual base compensation is less than $200,000 per year; provided that Chinook may in the ordinary course of business consistent with past practice enter into at-will offer letters in the ordinary course of business consistent with past practice with a new hire employee as permitted by the foregoing clause (vi) and may provide such employee with compensation and benefits consistent with its past practice for similarly situated employees (other than any severance, termination protection, or equity or equity-based compensation);

•

make any change in accounting methods, principles or practices, except as required by GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or by applicable law, in each case, as agreed to by the Company’s independent public accountants;

•

sell, lease, license or otherwise transfer, or encumber (subject to certain exceptions), any properties or assets (other than intellectual property) except sales or other dispositions of inventory and obsolete properties or assets in the ordinary course of business consistent with past practice, pursuant to agreements in effect as of the date of Merger Agreement and made available to Novartis or properties or assets valued at less than $100,000 in the aggregate;

•	terminate or amend, enter into any, or waive any right under, any real property lease, or acquire any real property;

•

(i) sell, assign, license, encumber (subject to certain exceptions) or otherwise transfer ownership of any Intellectual Property, except: (1) for non-exclusive licenses of Chinook owned or licensed intellectual property granted by Chinook pursuant to certain standard contracts; (2) as required of Chinook with respect to owned intellectual property or intellectual property licensed to Chinook from a third party, pursuant to the terms of contracts in effect prior to the date of the Merger Agreement to which Chinook is a party, and which have been made available to Novartis, (3) for abandonment or other disposition of any of Chinook’s registered intellectual property that is obsolete or otherwise no longer useful, that is at the end of its statutory term, or in the ordinary course of prosecution, or (4) for transactions with respect to owned or licensed intellectual property among Chinook and its subsidiaries;

•

(i) incur or modify the terms of any debt or guarantee any debt of a third party; issue or sell any debt securities or warrants or other rights to acquire any debt securities of Chinook; guarantee any debt securities of a third party, enter into any “keep well” or other agreement to maintain any financial statement condition of a third party or enter into any arrangement having the effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any third party, other than to or in (A) the Chinook, may be permitted by this covenant, or any person pursuant to any advancement obligations under existing indemnification obligations of Chinook;

•

other than in accordance with our capital expenditure budget made available to Novartis, make or agree to make any capital expenditures that in the aggregate are in excess of the amounts set forth in such budget;

•

pay, discharge, settle, compromise or satisfy (i) any pending or threatened claims or liabilities relating to any litigation or proceeding, including any litigation or proceeding initiated by Chinook, other than a payment exceeding $1,000,000 per payment or $2,500,000 in the aggregate or (ii) any litigation or proceeding that relates to the Merger or the other transactions contemplated by the Merger Agreement;

•

make, change or revoke any material tax election, change any tax accounting period or adopt or change any material method of tax accounting, file any amended material tax return, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or settle or compromise any material tax liability or refund;

•

amend, cancel or terminate any material insurance policy naming Chinook or its subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

•

adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger contemplated by the Merger Agreement);

•	except in the ordinary course of business consistent with past practice or as may be permitted by this covenant, enter into, terminate or modify any material contract;

•

enter into any contract that (A) materially restricts the ability of Chinook, including following the Effective Time, Novartis and its affiliates, to compete in any business or with any third party in any geographical area, (B) requires Chinook, including following the Effective Time, Novartis and its affiliates, to conduct any business on a “most favored nations” basis with any third party, (C) grants a third party development rights or marketing or distribution rights with respect to any product candidate of Chinook, (D) requires Chinook to purchase a minimum quantity of goods or supplies relating to any product candidate (other than purchase orders), in an aggregate amount in excess of $500,000 annually, in favor of any third party or (E) obligates Chinook to purchase any product or service exclusively from any third party or sell any product or service exclusively to any third party or grants any third party exclusive rights to develop, or commercialize any product candidate of Chinook or (F) contains any rights of first refusal, rights of first negotiation, or similar obligations or restrictions in favor of any third party, including those which provide to any third party an exclusive or preferential right to purchase, lease, sublease, license, sublicense, use, possess or occupy any material assets (including material intellectual property of Chinook) of Chinook or any of its subsidiaries;

•

enter into any new material line of business or enter into any agreement that materially limits or otherwise restricts Chinook, including, following the Effective Time, Novartis and its affiliates, from time to time engaging or competing in any line of business or in any geographic area; or

•

(i) (A) sell, assign or otherwise transfer ownership of, (B) license, or (C) pledge or encumber (other than certain exceptions, in the case of this clause (C)) any intellectual property in or pertaining to Chinook’s product candidate CHK-998 or (ii) enter into any contract that restricts the ability of Chinook (including following the Effective Time, Novartis and its affiliates), to conduct any activities with respect to Chinook’s product candidate CHK-998 or with respect to any intellectual property pertaining to Chinook’s product candidate CHK-998; or

•	authorize, commit or agree to take any of the foregoing actions.

No Solicitation; Alternative Proposals

Under the terms of the Merger Agreement, subject to certain exceptions described below, Chinook has agreed that it will not, and will cause each of directors, officers, employees, investment bankers, attorneys and other advisors or representatives (collectively, “representatives”) not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, any takeover proposal (as defined in the following paragraph);

•

engage in, enter into or participate in any discussions or negotiations with any person regarding, furnish to any person any information or afford access to the business, properties, assets, books or records of Chinook to, or take any other action to assist or knowingly facilitate or knowingly encourage any person, in each case, in connection with or in response to any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to, any takeover proposal; or

•	resolve or agree to do any of the foregoing.

For purposes of the Merger Agreement:

•	“takeover proposal” means any inquiry, proposal or offer from any person or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to:

•	any direct or indirect acquisition, transfer, disposition, license or purchase, in a single transaction or a series of related transactions, of:

•	20% or more of the assets of Chinook and its subsidiaries, taken as a whole (based on the fair market value thereof), or

•

the issuance or acquisition of (A) 20% or more of the outstanding Chinook common stock or other voting or equity securities of Chinook, (B) securities and indebtedness that would, in the aggregate, represent 20% or more of the outstanding voting power of any class of Chinook securities, or (C) any options, rights or warrants to purchase or securities convertible into or exchangeable for equity or debt interests described in the foregoing clauses (A) or (B) (the forgoing securities described in this clause (ii), “designated securities”), representing 20% or more of the aggregate voting power of the capital stock of Chinook,

•

any tender offer, exchange offer, Merger, spin-off, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving Chinook that, if consummated, would result in any person, “group” (or the stockholders of any person) beneficially owning, directly or indirectly, 20% or more of the designated securities or of the aggregate voting power of the capital stock of Chinook or of the surviving entity or the resulting direct or indirect parent of Chinook or such surviving entity, other than, in each case, the Merger; or

•	any combination of the foregoing.

•

“superior proposal” means any written bona fide takeover proposal received after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement and that the Board determines, in good faith, after consultation with Chinook’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of such takeover proposal that the Board deems relevant, and if consummated, would result in a transaction more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the Merger (including after giving effect to proposals, if any, made by Novartis pursuant its matching right discussed below); provided that for purposes of the definition of “superior proposal,” the references to “20%” in the definition of “takeover proposal” shall be deemed to be references to “50%.”

We have also agreed that we will, and will cause each of our affiliates to, and will instruct and use our reasonable best efforts to cause our and their respective representatives to, immediately:

•

cease all solicitations, discussions and negotiations regarding any inquiry, proposal, discussions or offer pending on the date of the Merger Agreement that constitutes, or could reasonably be expected to lead to, a takeover proposal;

•	request the prompt return or destruction of all confidential information previously furnished to any person in connection with a possible takeover proposal; and

•	terminate access to any physical or electronic data rooms relating to a possible takeover proposal.

The Merger Agreement provides that we will not, and will cause each of our representatives not to, release any person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce any standstill provision in any agreement to which Chinook is a party; provided that, if the Board determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, Chinook may waive any such standstill provision solely to the extent necessary to permit the applicable person (if such person has not been solicited in breach of the foregoing covenants) to make, on a confidential basis to the Board, a takeover proposal, conditioned upon such person agreeing that Chinook shall not be prohibited from providing any information to Novartis (including information regarding any takeover proposal).

Notwithstanding these restrictions or anything to the contrary in any other provision of the Merger Agreement, if at any time prior to the Effective Time, we or any of our affiliates or representatives receive a bona fide, written takeover proposal that was first made after the date of the Merger Agreement and did not result from a breach of the Merger Agreement, then, in the event that the Board determines, in good faith, after consultation with its outside counsel and financial advisor, that such takeover proposal either is a superior proposal or would reasonably be expected to lead to a superior proposal and (y) the failure to take any of the actions below would be inconsistent with the Board’s fiduciary duties under applicable law (a “qualifying company takeover proposal”), Chinook may:

•	enter into a customary confidentiality agreement with such person or group making the qualifying company takeover proposal;

•

furnish information with respect to Chinook to such person or group and its representatives pursuant to such confidentiality agreement so long as we also provide Novartis concurrently or as promptly as practicable (and in any event within 24 hours) after the time such information is provided or made available to such person or group or any of its representatives, any information furnished to such person or group or any of its representatives to the extent access to such information is not then available to Novartis; and

•	participate in discussions or negotiations with such person or group and its representatives regarding such qualifying company takeover proposal.

Under the Merger Agreement, we must notify Novartis within 24 hours of making any determination that a takeover proposal is a qualifying company takeover proposal or taking any action described in three bullet points above.

During the period from the date of the Merger Agreement to the Effective Time, we are also required to as promptly as reasonably practicable and in any event no later than one business day after our receipt thereof:

•

advise Novartis in writing of our receipt of any takeover proposal or any request for information or inquiry, proposal or offer that our Board in good faith believes could reasonably be expected to lead to a takeover proposal;

•

advise Novartis in writing of the terms and conditions of such takeover proposal or inquiry, proposal or offer (including providing Novartis copies thereof and any subsequent amendments or modifications thereto) and the identity of the person making any such takeover proposal or inquiry, proposal or offer; and

•

following provision of any notice referred to in the previous bullet, Chinook and its representatives shall keep Novartis informed on a reasonably prompt basis as to any material developments or material negotiations in, and any material change in the status of, any such takeover proposal or inquiry, proposal or offer (and any subsequent amendments or modifications thereto).

Change in Company Recommendation

As described in “The Merger (Proposal 1)—Reasons for the Recommendation of our Board” beginning on page 39, and subject to the provisions described below, our Board has unanimously recommended that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. We refer in this proxy statement to the following recommendation as the “company recommendation”: our Board (i) determining that the Merger Agreement, the CVR Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Chinook and its stockholders, (ii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorizing and approving the execution, delivery and performance by Chinook of the Merger Agreement and the consummation by Chinook of the transactions contemplated by the Merger Agreement, and (iv) recommending that the holders of shares of Chinook common stock adopt the Merger Agreement and directing that the Merger Agreement be submitted to Chinook’s stockholders at the Special Meeting for adoption.

The Merger Agreement provides that, except as described below, our Board or any committee thereof may not:

•

(i) fail to make, withdraw, qualify or modify in a manner adverse to Novartis or Merger Sub, or propose publicly to fail to make, withdraw, qualify or modify in a manner adverse to Novartis or Merger Sub, the company recommendation or resolve or agree to take any such action, (ii) adopt, endorse, approve, recommend or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to the vote of any securityholders of Chinook, any takeover proposal or resolve or agree to take any such action, (iii) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer and reaffirmation of the company recommendation, which shall be made within ten business days after the commencement thereof (or, if earlier, the close of business on the business day immediately preceding the Special Meeting), or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer, (iv) fail to include the company recommendation in this proxy statement or (v) approve any transaction under, or any transaction resulting in any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or authorize, resolve or agree to take any such action (any action described in this bullet point being referred to in this Agreement as an “adverse recommendation change”); or

•

approve or recommend, or publicly propose to approve or recommend, or authorize, cause or permit Chinook to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, Merger Agreement (other than the Merger Agreement with Novartis and Merger Sub), joint venture agreement, partnership agreement or other agreement relating to or that could reasonably be expected to lead to, any takeover proposal (other than confidentiality agreement as permitted by the Merger Agreement), or resolve, agree or publicly propose to take any such action.

Prior to obtaining stockholder approval of the adoption of the Merger Agreement, our Board or any committee thereof may make an adverse recommendation change under the following circumstances:

•

our Board, in response to an intervening event, take any of the actions specified in clause (i) or (iv) of the definition of adverse recommendation change (an “intervening event adverse recommendation change”) if our Board determines, in good faith, after consultation with outside counsel, that, in light of an “intervening event,” the failure to effect an intervening event adverse recommendation change would be inconsistent with its fiduciary duties under applicable Law, where “intervening event” is defined as a development or change in circumstances that has a material positive effect on the financial condition Chinook and its subsidiaries (taken as a whole) that (a) was not known to the Board as of the date of the Merger Agreement, and the material consequences of which (based on facts known to members of the Board as of the date of the Merger Agreement) were not reasonably foreseeable as of such date but become known to the Board prior to receiving the Chinook stockholder approval and (b) does not relate to or constitute a takeover proposal or inquiry related thereto; provided that in no event shall any of the following constitute or be taken into account in determining the occurrence of an intervening event: (i) any development or change in circumstance resulting from the announcement or pendency of the Merger Agreement or the Merger, including the identity of, or changes or effects relating to, Novartis or any of its affiliates or any communication by Novartis regarding plans for Chinook or its employees, (ii) changes in the market price or trading volume of Chinook common stock (though the underlying facts giving rise to such change may be taken into account such determination), (iii) Chinook’s meeting or exceeding any internal or published projections or predictions of financial performance or (iv) the receipt, existence or terms of any takeover proposal or any inquiry or request that would reasonably be expected to lead to a takeover proposal, or the consequences of any of the foregoing; or

•

if our Board receives a takeover proposal that did not result from a breach of the Merger Agreement, Chinook may make an adverse recommendation change, and may terminate the Merger Agreement in order to enter into a definitive agreement with respect to the takeover proposal if (i) our Board determines, in good faith, after consultation with its outside counsel and financial advisor, that such takeover proposal would constitute a superior proposal and (ii) after consultation with the Chinook’s outside legal counsel, that in light of such takeover proposal, a failure to make an adverse recommendation change and/or cause Chinook to enter into a definitive agreement with respect to such takeover proposal would be inconsistent with our Board’s fiduciary duties under applicable law;

provided, however, that our Board will not take any action set forth in the bullet points immediately above unless, prior to taking such action:

•

our Board shall have given Novartis at least four business days prior written notice of its intention to take such action and a description of the reasons for taking such action (which notice, in respect of a superior proposal, shall specify the identity of the person who made such superior proposal and all of the material terms and conditions of such superior proposal and attach the most current version of the relevant transaction agreements and which notice, in respect of an intervening event, shall specify a reasonably detailed description of the underlying facts giving rise to such action);

•

Chinook shall have negotiated, and shall have caused its representatives to negotiate, in good faith, with Novartis and its representatives during such four business day period, to the extent Novartis wishes to negotiate, to enable Novartis to revise the terms of the Merger Agreement in such a manner that would eliminate the need for taking such action (and, in respect of a superior proposal, would cause such superior proposal to no longer constitute a superior proposal);

•

following the end of such four business day period, our Board shall have considered in good faith any revisions to the Merger Agreement committed to in writing by Novartis, and shall have determined in good faith, after consultation with outside counsel, that failure to effect such adverse recommendation change or intervening event adverse recommendation change would be inconsistent with its fiduciary duties under applicable Law and, with respect to a superior proposal, that such superior proposal continues to constitute a superior company proposal; and

•

in the event of any change to any of the material terms or conditions (including the form and amount of consideration) of such superior proposal, Chinook shall, in each case, deliver to Novartis an additional notice consistent with that described in the first bullet above and a renewed notice period under such bullet shall commence (except such notice period shall instead be equal to two business days) during which time Chinook shall be required to comply with the requirements of this and the three bullets above anew with respect to such additional notice.

provided, further, that any purported termination of the Merger Agreement pursuant to this sentence will be void and of no force and effect unless such termination is made in accordance with the Merger Agreement and we pay to Novartis the termination fee of $112.0 million prior to or concurrently with such termination.

Notwithstanding the foregoing, nothing in the Merger Agreement shall prohibit Chinook from (i) taking and disclosing tour stockholders a position contemplated by Rule 14d-9(f) or Rule 14e-2(a) promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), including making any customary “stop-look-and-listen” communication to the stockholders of the Company pending disclosure of its position thereunder; provided that such communication does not contain or reflect an adverse recommendation change, or (ii) making any disclosure to our stockholders if our Board determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties or violates applicable law; provided that any adverse recommendation change will be subject to the terms and conditions of the Merger Agreement.

Efforts to Obtain Regulatory Approvals

Under the Merger Agreement, each party is required to use its reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable and in any event prior to the outside date, the Merger and the other transactions contemplated by the Merger Agreement, including:

•	causing each of the conditions to closing of the Merger set forth in the Merger Agreement to be satisfied, in each case as promptly as practicable after the date of the Merger Agreement;

•

the obtaining of all necessary or advisable actions or non-actions, waivers and consents from, the making of all necessary registrations, declarations and filings with, and the taking of all steps as may be necessary to avoid a proceeding by, any governmental entity with respect to the Merger Agreement or the Merger;

•

the defending or contesting of any proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•	the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

In furtherance of the foregoing, Novartis and Chinook agreed that they will, in consultation and cooperation with the other, (i) file with the Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”) the notification and report form required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) for the Merger or any of the other transactions contemplated by the Merger Agreement as promptly as practicable (but in no event later than fifteen business days after the date of the Merger Agreement) and (ii) determine whether, and promptly prepare and make, any other filings or notifications or other consents required to be made with, or obtained from, any other governmental entities in connection with the Merger and the other transactions.

In addition, each of Novartis and Chinook have agreed that they will:

•

furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or any foreign antitrust law;

•

give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other governmental entity regarding the Merger or any of the other transactions contemplated by the Merger Agreement, and permit the other party (or its outside counsel if necessary to retain confidentiality) to review and discuss in advance, and consider in good faith the views of, permit the participation of, and incorporate all reasonable comments of the other party in connection with, any such filings, submissions, communications, inquiries or requests;

•	unless prohibited by applicable law or by the applicable governmental entity, and to the extent reasonably practicable,

•

not participate in or attend any meeting, or engage in any substantive conversation, with any governmental entity in respect of the Merger or any of the other transactions contemplated by the Merger Agreement without the other party;

•	give the other party reasonable prior notice of any such meeting or conversation;

•

in the event one party is prohibited by applicable law or by the applicable governmental entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto;

•

cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental entity; and

•

furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and any governmental entity, on the other hand, with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

•	comply with any inquiry or request from the FTC, the DOJ or any other governmental entity as promptly as practicable.

The parties agree not to extend, directly or indirectly, any waiting period under the HSR Act or any foreign antitrust law by more than 30 days, or to any day subsequent to the date 30 days prior to the outside date, or enter into any agreement with a governmental entity to delay by more than 30 days, or any day subsequent to the outside date, or not to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, except with the prior written consent of the other party. Novartis shall, following consultation with Chinook, determine the strategy to obtain and lead the effort to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or any foreign antitrust law and obtain any clearance or approval required to be obtained from the FTC, the DOJ, any state attorney general, any foreign competition authority or any other governmental entity in connection with the Merger and the other transactions contemplated by the Merger Agreement.

In furtherance of the foregoing, Novartis and Merger Sub agree to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under the HSR Act or any foreign antitrust law that may be required by any governmental entity, so as to enable the parties to close the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable (and in any event by or before the outside date). Notwithstanding the foregoing sentence or any other provision of the Merger Agreement, Novartis and Merger Sub are not required to take any action with respect to its or their assets, interests or businesses, or the assets, interests or businesses of Chinook or any of its subsidiaries, including:

•	selling, divesting, licensing, holding separate or otherwise disposing of any assets, interests or businesses;

•

terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Novartis, Merger Sub, Chinook or any of its or their subsidiaries or affiliates; or

•

any other behavioral undertakings or commitments whatsoever, including taking any steps or actions requested or required by any governmental entity, creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Novartis, Merger Sub, Chinook or any of its or their subsidiaries or affiliates.

Novartis has agreed not to acquire or agree to acquire any rights, business, person or division thereof (by way of license, Merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or enter into or agree to enter into any joint venture, collaboration, or other similar arrangement, in each case that would reasonably be expected to prevent, materially delay or materially impair the ability of Novartis to obtain the approval of any governmental entity under any antitrust laws or the expiration or termination of any applicable waiting period with respect to the Merger prior to the outside date.

Chinook Stockholders’ Meeting

Under the Merger Agreement, we agreed to take all necessary actions in accordance with applicable law, our certificate of incorporation and our bylaws and the rules and regulations of The Nasdaq Stock Market, to duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining stockholder approval of the proposal to adopt the Merger Agreement.

We may, after consultation with Novartis, adjourn, recess or postpone the Special Meeting only (i) to the extent required by applicable law to ensure that any required supplement or amendment to the proxy statement is provided to our stockholders within a reasonable amount of time in advance of the Special Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any litigation or proceedings or (iii) if, as of the time for which the Special Meeting is originally scheduled, there are insufficient shares of Chinook common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of our Special Meeting, in each case for the minimum duration necessary to remedy the circumstances giving rise to such adjournment, recess or postponement (and in any event, unless otherwise required by applicable law or a court of competent jurisdiction, not beyond the earlier of (A) the date that is 30 days after the date that the Special Meeting was originally scheduled (or, if applicable, 30 days after the newly scheduled date for any such originally scheduled stockholders meeting that is adjourned, recessed or postponed in accordance with the Merger Agreement), and (B) three business days prior to the outside date).

Employee Matters

The Merger Agreement provides for the following treatment with respect to those employees of Chinook who continue to be employed by the Surviving Corporation or one of its subsidiaries after the Effective Time, whom we refer to as the “continuing employees”:

•

from the Effective Time through the first anniversary of the Effective Time, continuing employees will receive: (i) base salaries or wage rates no less favorable than such continuing employee’s base salary or wage rate as of immediately prior to the Effective Time, (ii) retirement and health and welfare benefits that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the Effective Time or, at Novartis’s election if greater, the employee benefits provided to similarly situated new hire employees of Novartis and (iii) certain severance benefits to employees who are involuntarily terminated within the one-year period following the Effective Time (other than executives who are entitled to severance protections under an employment agreement);

•

Novartis will use commercially reasonable efforts to recognize the service of each continuing employee as if such service had been performed with Novartis for purposes of determining eligibility to participate, level of benefits for severance, vesting, and accrual of vacation and paid time off under Novartis’ employee benefit plans made available to continuing employees, to the extent the same service was recognized by Chinook prior to the Effective Time and not in any case where credit would result in duplication of benefits or application to a frozen plan or arrangement or in the case of vesting of equity or equity-based incentive compensation or benefits;

•

with respect to any group health plan maintained by Novartis in which continuing employees are eligible to participate after the Effective Time, Novartis will, and will cause the Surviving Corporation to use commercially reasonable efforts to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the group health plans of Chinook prior to the Effective Time, (ii) provide each continuing employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan for the year in which the Effective Time occurs and (iii) waive any waiting period or evidence of insurability requirement that would otherwise be applicable to continuing employees and their eligible dependents on or after the Effective Time, to the extent such continuing employee or eligible dependent had satisfied any similar limitation or requirement under an analogous benefit plan of Chinook prior to the Effective Time.

Under the Merger Agreement, Novartis has agreed to cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the Effective Time existing in favor of our current or former directors or officers as provided in our certificate of incorporation, our bylaws or any indemnification agreement between such indemnified person and us, without further action, as of the Effective Time. This obligation will survive the Merger, will continue in full force and effect in accordance with their terms, will not be impaired by any modification of such terms in any amendment or restatement of our certificate of incorporation or bylaws following the Effective Time and for a period of six years following the date of the Merger Agreement, may not be amended, repealed or otherwise modified in any manner that would adversely affect any rights of such current or former directors or officers.

Novartis has also agreed that for six years after the Effective Time, it will (and will cause the Surviving Corporation to) indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law (and shall advance expenses as incurred to the fullest extent permitted under applicable Law, provided our current or former director or officer to whom expenses are advanced provides an undertaking to repay such advances if a court of competent jurisdiction determines in a final, nonappealable judgment that such person is not entitled to be indemnified hereunder), each such person’s against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Merger and the other transaction contemplated by the Merger Agreement.

Chinook has agreed to use its commercially reasonable efforts to obtain, at or prior to the Effective Time, a prepaid (or “tail”) directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by our directors’ and officers’ liability insurance policies, with coverage for six years following the Effective Time, on terms with respect to such coverage and amounts no less favorable to the insureds than those of such policy in effect on the date of the Merger Agreement, up to coverage for an annual premium that does not exceed 300% of the most recent annual premium paid by us for such insurance for our current fiscal year.

In the event the Surviving Corporation (i) consolidates with or merges into any other person and is not the continuing or Surviving Corporation or entity of such consolidation or Merger or (ii) transfers all or substantially all of its properties and assets to any person, or Novartis dissolves the Surviving Corporation, then, and in each such case, Novartis or the Surviving Corporation shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the foregoing obligations.

Other Covenants and Agreements

The Merger Agreement also contains additional covenants, including, among others, covenants relating to the coordination with respect to stockholder litigation, filing of this proxy statement, access to information, obtaining required consents and regulatory approvals, making necessary notifications and filings, public announcements relating to the Merger, the CVR Agreement and tax matters.

Conditions to Completion of the Merger

Each party’s obligation to effect the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the parties entitled thereto) on or prior to the closing date of the following conditions:

•

No governmental entity having jurisdiction over Chinook, Novartis or Merger Sub shall have enacted or issued any law, judgment or other legal restraint (in each case, whether temporary, preliminary or permanent in nature) prohibiting the consummation of the Merger that is still in effect (any such law or a judgment, a “legal restraint”);

•

(i) the waiting period under the HSR Act, and any commitment by the parties hereto not to consummate the Merger and the other transactions contemplated by the Merger Agreement before a certain date under a timing agreement with any governmental entity with the authority to enforce any antitrust law, shall have either expired or been earlier terminated and (ii) certain other specified regulatory consents, if required, shall have been obtained; and

•	the adoption of the Merger Agreement by our stockholders shall have occurred.

The obligations of Novartis and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by law, waiver by Novartis and Merger Sub) on or prior to the closing date of the following additional conditions:

•	the representations and warranties of Chinook set forth in the Merger Agreement regarding:

•

the identity of its subsidiaries and the absence of any change, event, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Chinook, being true and correct at and as of the closing date;

•

Chinook’s capital structure, outstanding equity interests and ownership of equity interests of its subsidiaries being true and correct (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein) at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date, in which case at and as of such specified date), except for de minimis inaccuracies;

•

organization, validity of issuances of Chinook common stock, no outstanding obligations to issue equity of Chinook, Chinook warrant matters, subsidiaries, authority, brokers and other advisors, takeover laws and rights plans, opinion of financial advisor, our stockholder vote, and the integrity of data used or generated in our clinical trials being true and correct in all material respects (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein) at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date, in which case at and as of such specified date); and

•

all other representations and warranties being true and correct (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein), at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date, in which case at and as of such specified date) other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Chinook;

•	Chinook having performed in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Effective Time;

•

the absence of any pending proceeding of a specified type, brought by any specified governmental entity, seeking to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger;

•

Novartis and Merger Sub having received a certificate, dated as of the closing date and signed on behalf of Chinook by its chief executive officer or chief financial officer, certifying that the conditions relating to representations and warranties and performance of obligations.

The obligation of Chinook to effect the Merger is subject to the satisfaction (or, to the extent permitted by law, waiver by Chinook) on or prior to the closing date of the following additional conditions:

•

the representations and warranties of Novartis and Merger Sub set forth in the Merger Agreement being true and correct (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein) at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Novartis;

•	each of Novartis and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement as of the Effective Time; and

•

Chinook having received a certificate, dated the closing date and signed on behalf of Novartis by a duly authorized officer, certifying that the conditions set forth in the two bullet points immediately above have been satisfied.

Termination

In general, the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the proposal to adopt the Merger Agreement by our stockholders (except as otherwise expressly noted), in the following ways:

•	by mutual written consent of Novartis, Merger Sub and Chinook;

•	by either Novartis or Chinook if:

•

the Merger has not been consummated on or before June 11, 2024 (as it may be extended as provided in this bullet point, the “outside date”); provided that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose material breach of the Merger Agreement has been a principal cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date; provided, further, that, if on June 11, 2024, the closing conditions related to the HSR Act, or other required regulatory approvals, or the absence of legal restraints related thereto, have not been satisfied on or before that date, but all other conditions to closing have been satisfied (or, to the extent permitted by law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the closing, are capable of being satisfied on such date) on or before such date then the outside date shall be automatically extended to September 11, 2024; provided, further, that if on September 11, 2024, the closing conditions related to the HSR Act, or other required regulatory approvals, or the absence of legal restraints related thereto, have not been satisfied on or before that date, but all other conditions to closing have been satisfied (or, to the extent permitted by law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the closing, are capable of being satisfied on such date) on or before such date then the outside date shall be automatically extended to December 11, 2024;

•

any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the Merger is in effect and has become final and non-appealable; provided that the right to terminate the Merger Agreement pursuant to this bullet shall not be available to any party hereto if such legal restraint is primarily due to such party’s failure to comply in all material respects with its obligations to obtain antirust clearances in respect of any such legal restraint; or

•	our stockholders do not approve the proposal to adopt the Merger Agreement at the Special Meeting at which a vote on that matter is taken;

•	by Novartis if:

•

if Chinook breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform individually or in the aggregate would result in the failure of any of a condition to the obligation of Novartis to consummate the Merger to be satisfied and cannot be or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Chinook of such breach or failure to perform and (y) the outside date; provided that Novartis and Merge Sub are not then in material breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement;

•

prior to our stockholders adopting the Merger Agreement, if: (i) an adverse recommendation change has occurred, (ii) after any takeover proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), our Board fails to publicly affirm the company recommendation within ten business days after a request by Novartis to do so (subject to certain limitations); provided, that Novartis may only make such request twice with respect to each takeover proposal or material modification thereof or (iii) our Board or Chinook intentionally and materially breaches its non-solicitation ore related obligations under the Merger Agreement;

•	by Chinook if:

•

if Novartis or Merger Sub breaches any of their representations or warranties or fails to perform any of their covenants or obligations contained in the Merger Agreement, which breach or failure to perform (i) had or would reasonably be expected to, individually or in the aggregate, have a material adverse effect with respect to Chinook and (ii) has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Novartis or Merger Sub of such breach or failure to perform and (y) the outside date (provided that Chinook is not then in material breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement); or

•

prior to our stockholders adopting the Merger Agreement, (i) in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for a superior proposal in accordance with the Merger Agreement, (ii) if our Board has materially complied with its obligations under the non-solicitation obligations of the Merger Agreement in respect of such superior proposal and (iii) if Chinook has paid, or simultaneously with the termination of the Merger Agreement pays, the Company termination fee due pursuant to the Merger Agreement.

Fees and Expenses

Except as otherwise provided in the Merger Agreement (including the termination fees discussed below), all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are to be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Termination Fees

The Merger Agreement provides that Chinook will pay Novartis a termination fee of $112.0 million if:

•

Chinook, prior to receipt of the requisite vote by our stockholders adopting the Merger Agreement, terminates the Merger Agreement in order to enter into a definitive written agreement providing for a superior proposal, in compliance with the related requirements provided in the Merger Agreement;

•

Novartis, prior to receipt of the requisite vote by our stockholders adopting the Merger Agreement, terminates the Merger Agreement (or would have been entitled to terminate the Merger Agreement prior to or at the time Chinook terminates it pursuant to certain provisions of the Merger Agreement), if (i) an adverse recommendation change has occurred, (ii) after any takeover proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), our Board fails to publicly affirm the company recommendation within ten business days after a request by Novartis to do so (subject to certain limitations); provided, that Novartis may only make such request twice with respect to each takeover proposal or material modification thereof or (iii) the Board or Chinook intentionally and materially breaches its non-solicitation and related obligations under the Merger Agreement; or

•

(i) a takeover proposal is publicly known and is not publicly withdrawn, (ii) thereafter the Merger Agreement is terminated by either Novartis or Chinook pursuant to the provisions providing for termination of the Merger Agreement if the Merger has not been consummated by the outside date (except in a termination giving rise to the payment of a reverse termination fee by Novartis) or the requisite stockholder vote is not obtained, or by Novartis pursuant to the provision providing for termination of the Merger Agreement for Chinook’s breach of its representations and warranties or failure to perform its covenants or obligations and (iii) within 12 months of such termination (A) any transaction included within the definition of takeover proposal is consummated or (B) Chinook enters into a definitive agreement with respect to any transaction included within the definition of takeover proposal, in each case whether or not involving the same takeover proposal or the person or group making the takeover proposal referred to in clause (i) of this bullet point; provided that for purposes of these bullet points, all references to “20%” in the definition of “takeover proposal” will be deemed references to “50%.”

The Merger Agreement provides that Novartis will pay Chinook a reverse termination fee of $192.0 million if either Novartis or Chinook:

•

terminates the Merger Agreement where the Merger has not been consummated by the outside date and at the time of such termination the closing conditions related to the HSR Act, or other required regulatory approvals, or the absence of legal restraints related thereto, or the absence of specified governmental proceedings, have not been satisfied on or before that date, but all other conditions to closing have been satisfied (or, to the extent permitted by law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the closing, are capable of being satisfied on such date); or

•

terminates the Merger Agreement because a legal restraint arising under any antitrust laws is in effect and permanently restrains, enjoins, prevents, prohibits or otherwise makes illegal the Merger and has become final and non-appealable, but all other conditions set forth in the Merger Agreement have been satisfied (or, to the extent permitted by law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the closing, are capable of being satisfied on such date).

In no event will either Chinook or Novartis be required to pay its respective termination fee more than once.

In the event that Chinook pays a termination fee, it will be deemed to be liquidated damages and constitute the sole and exclusive remedy of Novartis and Merger Sub against Chinook and its current, former or future stockholders and representatives for any loss suffered as a result of the failure of the Merger or the other transactions contemplated by the Merger Agreement to be consummated (so long as any termination of the Merger Agreement by Chinook was in accordance with the applicable provision of the Merger Agreement); provided that nothing contained in the Merger Agreement will relieve any party thereto from liability for fraud or any willful breach of the Merger Agreement.

In the event that Novartis pays a reverse termination fee, it will be deemed to be liquidated damages and constitute the sole and exclusive remedy of Chinook against Novartis and Merger Sub and their current, former or future stockholders and representatives for any loss suffered as a result of the failure of the Merger or the other transactions contemplated by the Merger Agreement to be consummated (so long as any termination of the Merger Agreement by Novartis was in accordance with the applicable provision of the Merger Agreement); provided that nothing contained in the Merger Agreement will relieve any party thereto from liability for fraud or any willful breach of the Merger Agreement.

Amendment; Extensions and Waivers

The Merger Agreement may be amended by the parties thereto at any time prior to the Effective Time. At any time prior to the Effective Time, the parties thereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. The Merger Agreement may not be amended or supplemented after the Effective Time.

CVR Agreement

At or prior to the Effective Time, Novartis will execute and deliver, and will cause the Rights Agent to execute and deliver, the CVR Agreement. Novartis and Chinook will cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Governing Law

The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

CONTINGENT VALUE RIGHTS AGREEMENT

The following is a summary of the material provisions of the CVR Agreement, a copy of which is attached to this proxy statement as Exhibit A to the Merger Agreement attached as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the CVR Agreement that is important to you. We encourage you to read carefully the CVR Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the CVR Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Form of CVR Agreement

The CVR Agreement will be executed by Novartis and the Rights Agent at the closing of the Merger. The descriptions of the form of CVR Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the form of CVR Agreement, a copy of which is attached to this proxy statement as Exhibit A to the Merger Agreement attached as Annex A and incorporated into this proxy statement by reference. We encourage you to read the CVR Agreement carefully and in its entirety because this summary may not contain all the information about the CVR Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the form of CVR Agreement and not by this summary or any other information contained in this proxy statement.

Contingent Value Rights

Each CVR represents the right of its holders to receive contingent cash payments pursuant to the CVR Agreement if the conditions to those payments are satisfied. The initial holders will be the (i) holders of shares of Chinook common stock converted into the right to receive the Total Per Share Consideration pursuant to the Merger Agreement, (ii) former holders of Chinook equity awards whose awards converted into the right to receive the Total Per Share Consideration pursuant to the Merger Agreement and (iii) former holders of our warrants whose warrants converted into the right to receive the Total Per Share Consideration pursuant to the Merger Agreement.

The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Novartis, Chinook, the Surviving Corporation or any of their respective affiliates.

Milestone Payments

While no guarantee can be given that any proceeds will be received, each CVR represents the right to receive the following contingent cash payments:

•	$2.00 if the FDA approves Indication 1 prior to the end of the Milestone 1 Period, which approval does not impose a REMS that is related to liver toxicity; and

•	$2.00 if the FDA approves Indication 2 prior to the end of the Milestone 2 Period.

Non-Transferability

The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of other than under the following specified circumstances:

•	upon death of a holder by will or intestacy;

•	by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee,

•	pursuant to a court order;

•

by operation of law (including by consolidation or merger (other than the Merger contemplated by the Merger Agreement)) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

•

in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by The Depository Trust Company (“DTC”); or

•	upon a holder’s abandonment of all of such holder’s remaining rights in a CVR by transferring such CVR to Novartis.

Every request to transfer CVRs must be in writing in accordance with the CVR Agreement.

Evidence of CVR; Registration

The CVRs will not be evidenced by a certificate or other instruments. The Rights Agent will keep an up-to-date register (the “CVR Register”) for the purpose of identifying the holders of the CVRs and registering CVRs and permitted transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all shares of Chinook common stock held by DTC on behalf of street name holders of the shares of Chinook common stock held by such holders as of immediately prior to the Effective Time. In the case of holders of stock options, RSUs or PSUs (collectively, “Chinook Equity Awards”) or warrants, the CVRs will be registered in the names and addresses of such holder of Chinook Equity Awards or warrants and in a denomination equal to the number of shares of Chinook common stock underlying the outstanding Chinook Equity Awards or warrants held by such holder of Chinook Equity Awards or warrants immediately prior to the Effective Time. No transfer of a CVR will be valid, even if permitted, until it is registered in the CVR Register in accordance with the CVR Agreement.

A holder may make a written request to the Rights Agent to change such holder’s address of record in the CVR Register. The written request must be duly executed by the holder. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the written notice is in proper form, promptly record the change of address in the CVR Register.

Payment Procedures

If a Milestone is attained during the applicable Milestone Period, then, in each case, as promptly as practicable (and in any event within 30 business days), Novartis will deliver or cause to be delivered to the Rights Agent (i) a written notice (a “Milestone Achievement Notice”) certifying the date of the satisfaction of the applicable Milestone and that the holders are entitled to receive $2.00 per CVR, (ii) any letter of instruction reasonably required by the Rights Agent and (ii) cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, equal to the aggregate cash owed to all holders of CVRs upon such achievement, other than holders of CVRs in respect of Chinook Equity Awards, who shall be through the payroll system of Novartis or its subsidiaries or a third-party payroll provider. After receipt of the wire transfer, the Rights Agent will promptly (and in any event, within 30 business days) pay the CVR holders of record:

•	by check mailed to the address of such holder, reflected in the CVR Register as of 5:00 p.m. New York City time on the date of such Milestone Achievement Notice; and

•

with respect to any such holder that is due an amount in excess of $25,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of such Milestone Achievement Notice, by wire transfer of immediately available funds to the account specified on such instructions.

Each of Novartis and the Rights Agent may require payment, from any holder of CVR and any transferee of such holder, of a sum sufficient to cover any stamp or other tax or other charge of any nature whatsoever that is imposed by a governmental authority or taxing authority in connection with any such registration or transfer. Each of Novartis and the Rights Agent will have no duty or obligation to take any action under any section of the CVR Agreement that requires the payment by a holder or a transferee of a CVR of applicable taxes or charges unless and until each of Novartis and the Rights Agent is satisfied that all such taxes or charges have been paid by such holder or such transferee.

Tax Withholding

Novartis and the Rights Agent and each of their respective affiliates will be entitled to deduct and withhold from amounts otherwise payable pursuant to the CVR Agreement such amounts as may be required to be deducted and withheld under applicable law. Prior to making any such deduction or withholding, other than ordinary course payroll withholding and reporting, if applicable, the Rights Agent will, to the extent practicable, provide notice to the relevant holder of such potential withholding and, if applicable, a reasonable opportunity for the stockholder to provide any IRS Form W-8, or any other appropriate forms or information in order to avoid or reduce such deduction and withholding, and the time period for payment of a Milestone Payment by the Rights Agent to such holder will be extended by a period equal to any delay caused by such holder providing such forms. Any amounts deducted or withheld and remitted to the relevant governmental authorities will be treated for all purposes under the CVR Agreement and the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Undistributed Payments; Imputed Interest

Any portion of any Milestone Payment that remains undistributed to the holders six months after the date of the achievement of the applicable Milestone will be delivered by the Rights Agent to Novartis or its designated affiliate, upon demand, and any holder will thereafter look only to Novartis for payment of such Milestone Payment, without interest, but such holder will have no greater rights against Novartis than those accorded to general unsecured creditors of Novartis under applicable law.

Neither Novartis nor the Rights Agent will be liable to any person in respect of any Milestone Payment delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar law. Novartis will indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Novartis.

Except to the extent any portion of the Milestone Payment is required to be treated as imputed interest and except as otherwise required pursuant to applicable law, the parties to the CVR Agreement intend to treat the Milestone Payments payable with respect to CVRs issued in exchange for shares of Chinook common stock for all tax purposes as additional consideration for such shares, pursuant to the Merger Agreement.

Enforcement of Rights of Holders

Any actions seeking the enforcement of the rights of holders under the CVR Agreement may only be brought either by the Rights Agent or the holders of at least 45% of the outstanding CVRs as set forth in the CVR Register (the “Acting Holders”).

Rights Agent

The Rights Agent will be Computershare Trust Company, N.A., as the transfer agent of the Company or, at the election of Novartis, such other person selected by Novartis and reasonably acceptable to Chinook. Novartis will (i) pay the fees and expenses of the Rights Agent in connection with the CVR Agreement (which shall not exceed $[●] per year), (ii) reimburse the Rights Agent for (x) all taxes other than (A) withholding taxes owed by the holders and (B) taxes imposed on or measured by the Rights Agent’s net income and franchise or similar taxes imposed on it (in lieu of net income taxes) and (y) governmental charges, reasonable and documented out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of the CVR Agreement (other than taxes).

The Rights Agent may resign at any time by notifying Novartis in writing at least 60 days before the resignation takes effect and Novartis may remove the Rights Agent at any time by notifying the Rights Agent in writing at least 30 days before the removal takes effect, by specifying a date when such removal will take effect.

Covenants by Novartis

Among other things, the CVR Agreement provides for certain covenants made by Novartis.

List of Holders

Novartis will furnish to the Rights Agent, in no event later than 30 days following the Effective Time, the names and addresses of the holders in such form as Novartis receives from the Company’s transfer agent.

Payment of Milestone Payment

Novartis will cause to be deposited with the Rights Agent, on or prior to the date of payment in respect of achievement of any Milestone, the amount to be made to the holders in accordance with the terms of the CVR Agreement.

No Obligation

The form of CVR Agreement provides that Novartis and its affiliates are not required to undertake any level of efforts, or employ any level of resources, to achieve either of the Milestones prior to the end of the respective Milestone Period. However, the form of CVR Agreement provides that, without limiting the foregoing, neither Novartis nor any of its affiliates will take any action or fail to take any action in bad faith with the primary purpose of avoiding the achievement of either Milestone or the payment of either Milestone Payment.

Assignment Transactions

Novartis will not, and will cause its affiliates, including the Surviving Corporation, not to, sell, assign, transfer or exclusively license all or substantially all of the rights, to research, develop, manufacture, commercialize and otherwise exploit atrasentan for Indication 1 and/or Indication 2 to a third party if any Milestone Payments remain unpaid unless:

•

such third party expressly and unconditionally assumes, by an assumption agreement, executed and delivered to the Rights Agent, in form attached as Annex A to the CVR Agreement, all obligations of Novartis, including any payment obligations, set forth in the CVR Agreement with respect to the Milestone with respect to Indication 1 and/or Indication 2, including the obligation to pay the Milestone Payment with respect to such indication if the same has not then been paid, and the obligations of Novartis, in accordance with the terms of the CVR Agreement; and

•

if such third party is not a significant pharmaceutical company, Novartis will remain liable to the extent such third party does not perform such obligations. For purposes of this subsection, “significant pharmaceutical company” means a company which, together with its affiliates, has capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products that, in its most recent fiscal year completed prior to the close of the transaction pursuant to which such company obtained global rights to atrasentan, had annual consolidated revenues (with its affiliates) of at least $10 billion, as reflected in such company’s audited financial statements.

If such third party is a significant pharmaceutical company, upon consummation of such sale, assignment, transfer or exclusive license and execution by such third party of such assumption agreement, and notice thereof to the Rights Agent and the holders, neither Novartis, nor any of its affiliates (including the Surviving Corporation), will have any further liability or obligation with respect to the CVR Agreement. Novartis will provide the Rights Agent and the holders with prompt written notice of any such sale or assignment. The foregoing restrictions set forth in the CVR Agreement will not apply to sales of atrasentan made by Novartis or its subsidiaries or affiliates, any sale, assignment, transfer or exclusive license of all or substantially all of the rights to atrasentan in any country except for the United States, or ordinary course non-exclusive licensing arrangements between Novartis and its affiliates, on the one hand, and third-party licensees, distributors and contract manufacturers on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing or selling atrasentan.

Other Covenants

Novartis will not, and will cause its subsidiaries not to, enter into any agreement with any third party that is, or otherwise take any actions or inactions, in conflict with the CVR Agreement in any material respect or materially adversely affect the performance of its obligations under the CVR Agreement.

Amendments

Amendments without the Consent of Holders

Without the consent of any holders or the Rights Agent, Novartis, at any time and from time to time, may enter into one or more amendments to the CVR Agreement, for any of the following purposes:

•	to evidence the succession of another person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent in the CVR Agreement;

•

to add to the covenants of Novartis such further covenants, restrictions, conditions or provisions as Novartis shall consider to be for the protection of the holders; provided that, in each case, such provisions do not adversely affect the interests of the holders;

•

to cure any ambiguity, to correct or supplement any provision in the CVR Agreement that may be defective or inconsistent with any other provision in the CVR Agreement, or to make any other provisions with respect to matters or questions arising under the CVR Agreement; provided that, in each case, such provisions do not adversely affect the interests of the holders;

•

as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws; provided that, such amendments do not adversely affect the interests of the holders;

•	to reduce the number of CVRs, in the event any holder agrees to renounce such holder’s rights under the CVR Agreement;

•

subject to the CVR Agreement’s restrictions on disposition of rights to atrasentan, to evidence the succession of another person to Novartis and the assumption by any such successor of the covenants of Novartis contained in the CVR Agreement;

•	to evidence the assignment of the CVR Agreement by Novartis as provided in the provisions of the CVR Agreement; or

•	any other amendment to the CVR Agreement that would provide any additional rights or benefits to the holders or that does not adversely affect the rights under the CVR Agreement of any such holder.

Promptly after the execution by Novartis of any amendment pursuant to the conditions bulleted above, Novartis will transmit notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Amendments with the Consent of Holders

With the prior consent of the majority of holders of CVRs, whether evidenced in writing or taken at a meeting of the holders, Novartis and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of the CVR Agreement, even if such addition, elimination or change is materially adverse to the interest of the holders. Promptly after the execution by Novartis and the Rights Agent of any such amendment, Novartis will transmit notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Termination

The CVR Agreement will be terminated upon the earlier to occur of (a) the payment by the Rights Agent to each holder of both Milestone Payments required to be paid under the terms of the CVR Agreement, (b) the delivery of a written notice of termination duly executed by Novartis and the majority of holders of CVRs and (c) the expiration of both Milestone Periods. The termination of the CVR Agreement will not affect or limit the right to receive the Milestone Payments to the extent earned prior to termination.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

(PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to our named executive officers in connection with the Merger, as described in the table entitled “Quantification of Payments and Benefits to Chinook Named Executive Officers” under “The Merger (Proposal 1)—Interests of Chinook’s Directors and Executive Officers in the Merger,” including the footnotes to the table and related narrative discussion. Accordingly, we are requesting that our stockholders approve the following resolution on an advisory (non-binding) basis:

“RESOLVED, that the compensation that may be paid or become payable to Chinook’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger (Proposal 1)—Interests of Chinook’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Chinook Named Executive Officers,” is hereby APPROVED.”

The vote on the named executive officer Merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the named executive officer Merger-related compensation proposal and vice versa. Because the vote on the named executive officer Merger-related compensation proposal is advisory only, it will not be binding on either Chinook or Novartis. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the Merger-related compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of our stockholders.

The above resolution approving the Merger-related compensation of our named executive officers on an advisory basis requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal and are voted for or against the proposal.

Our Board unanimously recommends that the stockholders of Chinook vote “FOR” the named executive officer Merger-related compensation proposal.

AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL 3)

Our stockholders may be asked to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

We do not anticipate calling a vote on this proposal if the proposal to adopt the Merger Agreement is approved by at least a majority of the outstanding shares of our common stock as of the Record Date.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve the adjournment proposal and vice versa.

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal and are voted on the proposal.

Our Board unanimously recommends that the stockholders of Chinook vote “FOR” the adjournment proposal, if a vote on such proposal is called.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of June 19, 2023, by: (i) each of the Company’s directors and named executive officers; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of June 19, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Chinook Therapeutics, Inc., 400 Fairview Ave., N., Suite 900, Seattle WA 98109.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent
Directors and Named Executive Officers:
Eric Dobmeier(1)	1,322,823	1.97%
Eric Bjerkholt(2)	184,845	*
Tom Frohlich(3)	356,311	*
Andrew King(4)	275,838	*
Srinivas Akkaraju(5)	5,206,651	7.77%
Jerel Davis(6)	3,523,683	5.26%
William M. Greenman(7)	97,906	*
Michelle Griffin(8)	44,763	*
Dolca Thomas(9)	54,763	*
Mahesh Krishnan(10)	13,097	*
Robert Azelby(11)	3,133	*
All executive officers and directors as a group (12 persons)(12)	11,083,813	16.53%
5% or Greater Stockholders:
Samsara BioCapital, L.P.(13)	5,161,888	7.70%
Frazier Life Sciences Management, L.P.(14)	4,052,510	6.04%
BlackRock, Inc.(15)	3,954,741	5.90%

*	Represents beneficial ownership of less than one percent.
(1)	Represents (i) 301,138 shares of common stock and (ii) 1,021,685 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(2)	Represents (i) 38,867 shares of common stock and (ii) 145,978 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(3)	Represents (i) 150,777 shares of common stock and (ii) 205,534 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(4)

Represents (i) 16,992 shares of common stock shares, (ii) 3,333 shares of restricted stock units subject to vesting and (iii) 255,513 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.

(5)

Represents (i) 3,300 shares of common stock held by Dr. Akkaraju, (ii) 5,161,888 shares of common stock held by Samsara BioCapital, L.P. (“Samsara”) and (iii) 41,463 shares of common stock subject to options held by Dr. Akkaraju that are exercisable within 60 days of June 19, 2023. Dr. Akkaraju is the managing general partner of Samsara BioCapital, LLC, the general partner of Samsara and may be deemed to have voting and investment power over the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest therein. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.

(6)

Represents (i) 447,013 shares of common stock held by Dr. Davis, (ii) 2,105,107 shares of common stock held by Versant Venture Capital VII, L.P., (iii) 210,996 shares of common stock held by Versant Voyageurs I Parallel, L.P., (iv) 719,104 common shares held by Versant Voyageurs I, L.P., and (v) 41,463 shares of common stock subject to options held by Dr. Davis that are exercisable within 60 days of June 19, 2023. Dr. Davis is a managing director of Versant Ventures VII GP-GP, LLC, the ultimate general partner of Versant Venture Capital VII, L.P. and shares voting and investment power over the shares held by such fund with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. Dr. Davis is a managing director of Versant Ventures VI GP-GP, LLC, the ultimate general partner of Versant Voyageurs I, L.P. and Versant Voyageurs I Parallel, L.P. and shares voting and investment power over the shares held by such funds with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. The address for each of these entities and individuals is One Sansome, Suite 3630, San Francisco, CA 94104.

(7)	Represents (i) 23,643 shares of common stock and (ii) 74,263 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(8)	Represents (i) 3,300 shares of common stock and (ii) 41,463 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(9)

Represents (i) 13,300 shares of common stock and (ii) 41,463 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023. Ms. Thomas is a venture partner with Samsara but does not have beneficial ownership over any shares held by Samsara.

(10)	Represents (i) 1,275 shares of common stock and (ii) 11,822 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(11)	Represents (i) 3,133 shares of common stock subject to options that are exercisable within 60 days of June 19, 2023.
(12)

Includes 1,887,113 shares of common stock issuable upon exercise of options that are exercisable within 60 days of June 19, 2023 and shares of restricted stock units subject to vesting within 60 days of June 19, 2023.

(13)

Represents 5,161,888 shares of common stock held by Samsara. Dr. Akkaraju, a member of Chinook’s board of directors, is the managing general partner of Samsara BioCapital, LLC, the general partner of Samsara and may be deemed to have voting and investment power over the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest therein. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.

(14)

Based solely on a Schedule 13G filed by Frazier Life Sciences Management, L.P. on February 14, 2023. Consists of 3,128,211 shares held by Frazier Life Sciences Public Fund, L.P. and 924,299 shares held by Frazier Life Sciences X., L.P. located at 70 Willow Road, Suite 200, Menlo Park, CA 94025.

(15)	Based solely on a Schedule 13G filed by BlackRock, Inc. on February 14, 2023. Consists of 3,954,741 shares held by BlackRock, Inc., located at 55 East 52nd Street, New York, NY 10055.

APPRAISAL RIGHTS

If the Merger is consummated, Chinook stockholders and beneficial owners who continuously hold or own shares of Chinook common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement (whether by voting against the Merger Agreement, abstaining or otherwise not voting with respect to the Merger Agreement), who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal and who otherwise comply with the statutory requirements of Section 262 will be entitled to seek appraisal of their shares in connection with the Merger under Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that record holders or beneficial owners of Chinook common stock exercise their appraisal rights under Section 262.

Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262, which may be accessed without subscription or cost at the link in the preceding paragraph, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 and in this summary to a (i) “stockholder” are to the record holder of shares of Chinook common stock unless otherwise expressly noted herein, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of Chinook common stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Under Section 262, if the Merger is completed, Chinook stockholders and beneficial owners who: (i) properly submit a written demand for appraisal of their shares prior to the vote on the Merger Agreement; (ii) do not submit a proxy or otherwise vote in favor of the adoption of the Merger Agreement; (iii) hold or own such shares upon the making of a demand under clause (i) and continue to hold or own their shares through the Effective Time; (iv) do not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, each in accordance with the DGCL; and (v) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Chinook common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be “fair value,” if any, as determined by the Delaware Court of Chancery. A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which that demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the Verified List (defined below) required by Section 262(f). The shares of Chinook common stock are currently listed on a national securities exchange, and, assuming such shares remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who have asserted appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Chinook common stock eligible for appraisal as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Total Per Share Consideration provided for such total number of shares exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”).

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve System (the “Federal Reserve”) discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date the judgment is paid. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each person entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case interest will accrue after the time of such payment as provided herein only on the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, and (ii) any interest therefore accrued prior to the time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the Total Per Share Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where the proposed Merger Agreement is to be submitted for adoption at a meeting of corporation’s stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the Record Date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Chinook’s notice to our stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any person who wishes to exercise appraisal rights, or who wishes to preserve his, her or its right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Total Per Share Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Chinook common stock must do ALL of the following:

•	the person must not vote in favor of the proposal to approve and adopt the Merger Agreement;

•

the person must deliver to us a written demand for appraisal of such person’s shares of Chinook common stock before the vote is taken on the proposal to approve and adopt the Merger Agreement at the Special Meeting; and

•

the person must continuously hold the shares upon the making of the demand through the Effective Time (a person will lose appraisal rights if the person transfers the shares before the Effective Time).

Any person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Surviving Corporation may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all such persons within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares. Beneficial owners should consult with their bank, broker or other nominee regarding methods of voting.

Filing Written Demand

Any Chinook stockholder or beneficial owner wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted for stockholder approval, a written demand for the appraisal of such person’s shares, and that person must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A person exercising appraisal rights must hold the shares for which they will seek appraisal upon the making of the demand for appraisal and must continue to hold the shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement and will therefore constitute a waiver of the person’s right of appraisal and nullify any previously delivered written demand for appraisal. Therefore, a person who submits a proxy and who wishes to exercise appraisal rights must ensure that the proxy submitted contains instructions to vote against the adoption of the Merger Agreement or to abstain from voting. Neither voting against the adoption of the Merger Agreement nor abstaining from voting on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

Record Holders

A holder of record of shares of Chinook common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Chinook common stock by a holder of record must reasonably inform us of the identity of the holder and state that the stockholder intends thereby to demand appraisal of the holder’s shares in connection with the Merger.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the Verified List (defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Chinook Therapeutics, Inc.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

Attention: Corporate Secretary

Any person entitled to appraisal rights who has delivered a written demand to us and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Total Per Share Consideration by delivering to us a written withdrawal of the demand for appraisal at any time within 60 days after the Effective Time of the Merger. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Total Per Share Consideration within 60 days after the Effective Time. If an appraisal proceeding is commenced, except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a Chinook stockholder or beneficial owner, such stockholder or beneficial owner will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Total Per Share Consideration.

Notice by the Surviving Corporation

If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each Chinook stockholder who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date of the Merger.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a Chinook stockholder or beneficial owner, demanding a determination of the value of the shares held by all such persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares of Chinook common stock. Accordingly, any Chinook stockholders or beneficial owners who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Chinook common stock within the time and in the manner prescribed in Section 262. The failure of a record holder or beneficial owner of Chinook common stock to file such a petition within the period specified in Section 262 could nullify such person’s previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must send this statement to the requesting Chinook stockholder within ten days after receipt by the Surviving Corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Chinook common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery in which the petition was filed a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the persons shown on the Verified List at the addresses stated therein. The form of the notice by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation.

After notice to the persons shown on the Verified List as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require persons who have demanded an appraisal for their shares and who hold stock represented by certificates (if any) to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. In addition, assuming the Chinook common stock remained listed on a national securities exchange immediately prior to the Effective Time of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of “Fair Value”

After determining persons entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to the persons seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Chinook common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” In determining “fair value,” the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date the judgment is paid. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the “fair value” of the shares as determined by the Delaware Court of Chancery, and (ii) interest accrued prior to the time of such voluntary payment, unless paid at that time.

In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Total Per Share Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the Total Per Share Consideration payable in a Merger is not an opinion as to, and may not in any manner address, “fair value” under Section 262. Although the Company believes that the Total Per Share Consideration is fair, no representation is made as to the outcome of the appraisal of “fair value” as determined by the Delaware Court of Chancery, and persons seeking appraisal should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Total Per Share Consideration. Neither Chinook nor Parent anticipates offering more than the Total Per Share Consideration to any person exercising appraisal rights, and each of Chinook and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Chinook common stock is less than the Total Per Share Consideration. If a demand for appraisal is duly withdrawn, if a petition for appraisal is not timely filed, if neither of the ownership thresholds described above has been satisfied as to persons seeking appraisal rights (assuming the Chinook common stock remained listed on a national securities exchange immediately prior to the Effective Time of the Merger), or other requirements imposed by Section 262 to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Chinook common stock under Section 262 fails to perfect, or effectively loses or withdraws, such person’s right to appraisal, the person’s shares of Chinook common stock will be deemed to have been converted at the Effective Time into the right to receive the Total Per Share Consideration, without interest. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds described above has been satisfied as to persons seeking appraisal rights (assuming the Chinook common stock remained listed on a national securities exchange immediately prior to the Effective Time of the Merger) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of Chinook common stock for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time. If no petition for an appraisal is filed within the time period provided in Section 262, if neither of the ownership thresholds described above has been satisfied as to persons seeking appraisal rights (assuming the Chinook common stock remained listed on a national securities exchange immediately prior to the Effective Time of the Merger), or if the person delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares within 60 days after the Effective Time, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the court deems just, including without limitation a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a record holder’s or beneficial owner’s statutory appraisal rights. In that event, you will be entitled to receive the Total Per Share Consideration for your dissenting shares in accordance with the Merger. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more Chinook stockholders reside if we believe such stockholders are members of the same family. Each Chinook stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another Chinook stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a Chinook stockholder of record, you may contact us by writing to Investor Relations Department at Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109, Attn: Investor Relations, submit a request on our website at https://www.chinooktx.com/ or call Noopur Liffick, VP, Investor Relations & Corporate Communications at (206) 485-7051. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed on the expected timetable, we will not hold an annual meeting of stockholders in 2024 (a “2024 annual meeting”) or future years. If, however, the Merger is not completed, or the outside date is extended as described under “Merger Agreement—Termination,” we will hold our 2024 annual meeting.

Our bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Chinook Therapeutics, Inc.

To be timely for a 2024 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 10, 2024 and not later than the close of business on March 11, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 annual meeting the information required by applicable law and our bylaws. However, if the date of the 2024 annual meeting is more than 30 days before or more than 30 days after June 9, 2023, the date of our 2023 annual meeting of stockholders, for the stockholder notice to be timely, it must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting must be received by us not later than December 30, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 annual meeting the information required by applicable law and our bylaws.

In addition to complying with the procedures of our bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents we file with the SEC through the SEC’s website at www.sec.gov.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge in the “Financials & Filings” section of our website, which is located at http://investors.chinooktx.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this proxy statement and you should not consider information contained on our website to be part of this proxy statement.

In addition, you may obtain a copy of the reports, without charge, by writing or telephoning us at: Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109, Attn: Corporate Secretary, or (206) 485-7241. Each such request must set forth a good faith representation that, as of the Record Date, the person making the request was a beneficial owner of our common stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents before the Special Meeting, any such request should be made promptly to us. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Chinook common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the Special Meeting:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022); and

•

our Current Reports on Form 8-K filed with the SEC on February  24, 2023, April  13, 2023 (other than Item 7.01 and Exhibit 99.1 thereto), June 12, 2023 (other than Item 7.01 and Exhibit 99.1 thereto), June  12, 2023, June  15, 2023 and June 20, 2023.

We will provide without charge to each person to whom this proxy statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this proxy statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this proxy statement incorporates. Any such request may be made by writing or telephoning us at the following address or phone number:

Chinook Therapeutics, Inc.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

Attention: Corporate Secretary

(206) 485-7241

MISCELLANEOUS

We have supplied all information relating to Chinook. Novartis has supplied, and we have not independently verified, all of the information relating to Novartis and Merger Sub. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference into this proxy statement to vote your shares at the Special Meeting. We have not authorized anyone to give you any information or to make any representations that are different from those contained in this proxy statement. This proxy statement speaks only as of the date indicated on the cover page of this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 11, 2023,

AMONG

NOVARTIS AG,

CHERRY MERGER SUB INC.

AND

CHINOOK THERAPEUTICS, INC.

i

ii

Exhibits

EXHIBIT A	Form of Contingent Value Rights Agreement

EXHIBIT B	Certificate of Incorporation of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 11, 2023 (this “Agreement” and, such date, the “Agreement Date”), by and among Novartis AG, a company organized under the laws of Switzerland (“Parent”), Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Chinook Therapeutics, Inc., a Delaware corporation (the “Company”). Unless expressly stated otherwise, Parent, Merger Sub and the Company are referred to in this Agreement individually as a “party” and collectively as the “parties”.

WHEREAS, the parties intend that at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) with the Company surviving the Merger and becoming an indirect wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement, the Contingent Value Rights Agreement to be entered into between Parent and Rights Agent , in the form attached hereto as Exhibit A with such revisions thereto requested by the Rights Agent that are not, individually or in the aggregate, detrimental to any Person entitled to the receipt of CVRs in the Transactions (the “CVR Agreement”) and the transactions contemplated hereby or thereby, including the Merger (collectively, the “Transactions”), are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, in each case on the terms and subject to the conditions set forth in this Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, and (iv) recommended that the holders of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) adopt this Agreement and directed that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting for adoption;

WHEREAS, the Board of Directors of each of Parent and Merger Sub has duly authorized and approved the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, and the Board of Directors of Merger Sub has approved and declared advisable this Agreement and the Transactions and recommended that the sole stockholder of Merger Sub adopt this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that (i) contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreement is not required to contain a “standstill” or similar obligation and (ii) does not prohibit the Company from providing any information to Parent in accordance with Section 6.02 or otherwise prohibit the Company from complying with the provisions of Section 6.02.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

“Authorizations” means any approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, qualifications, and consents issued, granted, given or otherwise made available by or under the authority of Governmental Entities (or Regulatory Authorities) pursuant to any Law, necessary to commercialize a pharmaceutical product.

“Book-Entry Shares” means shares of Company Common Stock not represented by certificates and held in the Direct Registration System.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C., are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law to close in New York, N.Y. or Basel, Switzerland.

“Clinical Study Authorization” or “CSA” means a clinical study authorization, including any investigational new drug application submitted to the FDA or any comparable application or filing submitted to a Regulatory Authority outside of the U.S., with respect to the initiation of a clinical study of any Product Candidate, and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Code” means Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” means any entity, trade or business (whether or not incorporated) that, together with the Company or any Company Subsidiary, is, or was at the relevant time, treated as a single employer under Section 414 of the Code or that is, or was at the relevant time, a member of the same “controlled group” with the Company or any Company Subsidiary pursuant to Section 4001(a)(14) of ERISA.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each compensation, employment, consulting, bonus, pension, profit sharing, retirement, supplemental retirement, deferred compensation, incentive compensation, equity or equity-based compensation, equity purchase, vacation, leave, severance, termination protection, supplemental unemployment, change in control, transaction bonus, retention, disability, life insurance, death benefit, hospitalization, health, medical, dental, vision, prescription, fringe benefit, relocation, reimbursement, expatriate, perquisites, tax gross-up or other employee benefits plan, policy, program, agreement, arrangement or understanding, whether or not written, in each case, (i) sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, or entered into, by the Company or any Company Subsidiary or (ii) with respect to which the Company or any Company Subsidiary has or may have any direct or indirect liability (including, without limitation, as a result of a Commonly Controlled Entity), other than any plan mandated by applicable Law in non-U.S. jurisdictions and maintained by a Governmental Entity.

“Company Employee” means each individual who is employed by the Company or a Company Subsidiary immediately prior to the Effective Time and who continues employment with Parent or the Surviving Corporation or any of their respective subsidiaries or Affiliates.

“Company Equity Award” means each Company Stock Option, Company RSU and Company PSU.

“Company ESPP” means the Company’s 2015 Employee Stock Purchase Plan, as amended.

“Company Intellectual Property” means all Intellectual Property in which any of the Company or any of the Company Subsidiaries has (or purports to have) an ownership interest.

“Company Material Adverse Effect” means any change, event, condition, development, circumstance, state of facts, effect or occurrence (each, an “Effect,” and collectively, “Effects”) that, individually or in the aggregate with any one or more other Effects (a) has a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) prevents, materially impairs or materially delays the Company from consummating the Transactions on a timely basis and in any event on or before the Outside Date; provided that, for purposes of clause (a), except as otherwise provided for below, no Effect, to the extent resulting from or arising in connection with the following, either alone or in combination, shall be deemed to constitute a Company Material Adverse Effect and none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) general conditions (or changes therein) in the industries in which the Company and the Company Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions (or changes therein), including any actual or potential stoppage, shutdown, default or similar event or occurrence affecting a national or federal government, or securities, credit, banking, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes), in each case, in the United States, the European Union or elsewhere in the world, (C) any change or prospective change in applicable Law or GAAP (or the authoritative interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including the ongoing conflict between Russia and Ukraine), sabotage, cyber-intrusion or terrorism, or any escalation or worsening of any of the foregoing, (E) any epidemic, pandemic (including COVID-19), disease outbreak or other public health-related event (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Officials (including COVID-19 Measures)), hurricane, tornado, flood, fire, volcano, earthquake or other natural or man-made disaster or any other national or international calamity, crisis or disaster, (F) the failure, in and of itself, of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the Agreement Date, or changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the public announcement, pendency or performance of any of the Transactions, including the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates, any stockholder Proceeding (direct or derivative) in respect of this Agreement or any of the Transactions and any loss of or change in relationship, contractual or otherwise, with any Governmental Entity, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other business partner of the Company (including the exercise by any party of any rights that arise upon a change of control), or departure of any employees or officers, of the Company (it being understood that this clause (G) shall not apply when “Company Material Adverse Effect” is used in any representation or warranty that is expressly intended to address the consequences of the announcement, pendency or performance of the Transactions or for purposes of the conditions in Section 8.02(a) as applied to any such representation or warranty so intended to address such consequences), (H) the Company’s compliance with the express covenants contained in this Agreement (excluding the requirement to operate in the Ordinary Course), (I) any action taken by the Company at Parent’s written request or with Parent’s written consent, (J) any conditions or events that occur in connection with the Company’s, any of its Subsidiaries’, or their respective competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, approval by the FDA or any other Governmental Entity (or other preclinical or clinical or regulatory developments), (K) market entry or threatened market entry of any product competitive with any of the Company’s products or Product Candidates, (L) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or payors, or any Governmental Entity or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing relating to pricing, reimbursement or insurance coverage, of (x) any product or product candidate of any competitor or potential competitor of the Company, or (y) any Product Candidates or other product candidates of the Company or (M) any supply chain disruption affecting Product Candidates, except (x) in the case of clause (A), (B), (C), (D) or (E), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect) and (y) in the case of clause (J), (K) or (L), to the extent that any such Effect results from (I) any action taken (or the failure to take any action) by or at the direction of the Company or any Company Subsidiary constituting fraud or material violation of applicable Law or (II) any willful and material failure on the part of the Company or any Company Subsidiary to comply with the approved clinical protocol for the development of any Product Candidate (in which case such Effect may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company PSU” means any restricted stock unit with respect to Company Common Stock granted under a Company Stock Plan that vests based in whole or in part on the achievement of a performance condition.

“Company RSU” means any restricted stock unit with respect to Company Common Stock granted under a Company Stock Plan that is not a Company PSU.

“Company Stock Option” means any option to purchase Company Common Stock granted under a Company Stock Plan.

“Company Stock Plans” means the Aduro Biotech, Inc. 2009 Stock Incentive Plan, the Chinook Therapeutics, Inc. 2015 Equity Incentive Plan, the Chinook Therapeutics U.S., Inc. 2019 Equity Incentive Plan, the Chinook Therapeutics, Inc. 2022 Equity Inducement Plan and the other non-plan inducement awards set forth on Section 4.02(g) of the Company Disclosure Letter.

“Company Subsidiary” means each subsidiary of the Company.

“Company Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to (a) any direct or indirect acquisition, transfer, disposition, license or purchase, in a single transaction or a series of related transactions, of (i) 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value thereof), or (ii) the issuance or acquisition of (A) 20% or more of the outstanding Company Common Stock or other voting or equity securities of the Company, (B) securities and indebtedness that would, in the aggregate, represent 20% or more of the outstanding voting power of any class of the Company’s securities, or (C) any options, rights or warrants to purchase or securities convertible into or exchangeable for equity or debt interests described in the foregoing clauses (A) or (B) (the forgoing securities described in this clause (ii), “Designated Securities”), representing 20% or more of the aggregate voting power of the capital stock of the Company, (b) any tender offer, exchange offer, merger, spin-off, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving the Company that, if consummated, would result in any Person or “group” (or the stockholders of any Person) beneficially owning, directly or indirectly, 20% or more of the Designated Securities or of the aggregate voting power of the capital stock of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions or (c) any combination of the foregoing.

“Company Warrants” means each warrant to purchase Company Common Stock set forth on Sections 4.02(h)-1 and 4.02(h)-2 of the Company Disclosure Letter.

“Confidentiality Agreement” means that certain confidentiality letter agreement, dated May 11, 2023, between the Company and Parent as amended.

“Consent” means any consent, approval, license, permit, order or authorization.

“Contract” means, with respect to any Person, any legally binding contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument to which such Person or its subsidiaries are a party or by which any of their respective properties or assets are bound.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or epidemics, pandemics or disease outbreaks thereof.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shutdown, closure, sequester or other Law, order, directive, guideline or recommendation by any Governmental Entity or public health agency in connection with or in response to COVID-19 and all guidelines and requirements, such as social distancing, cleaning, and other similar or related measures of the Occupational Safety and Health Administration and the Centers for Disease Control and Prevention; provided that such matters are implemented in a reasonable manner and for a reasonable period of time.

“Data Privacy and Security Requirements” means, to the extent relating to privacy, data protection and/or security of any Personally Identifiable Information, in each case, solely to the extent applicable to the Company’s operations (a) Laws including, without limitation, (i) the U.S. Health Insurance Portability and Accountability Act of 1996, as amended by the U.S. Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder (“HIPAA”), (ii) the EU Data Protection Directive 95/46/EC of 24 October 1995, the EU General Data Protection Regulation 2016/679/EU of April 27, 2016, the EU ePrivacy Directive 2002/58/EC of 12 July 2002 and the related implementing legislation of the EU Member States, (iii) Section 5 of the Federal Trade Commission Act as it applies to the receipt, access, use, disclosure, and security of consumer Personally Identifiable Information, (iv) the Swiss Federal Act on Data Protection (FADP) of 19 June 1992, and (v) all U.S. state laws pertaining to the privacy and security of Personally Identifiable Information and data breach notification, (b) policies (including privacy policies) of the Company and consent to the extent the Company has obtained consent to collect Personally Identifiable Information, (c) generally accepted industry standards applicable to the industry in which the Company operates which are binding on the Company and (d) contractual requirements to which the Company is subject.

“Direct Registration System” means the service that provides for electronic direct registration of securities in a record holder’s name on the Company’s transfer books and allows shares to be transferred between record holders electronically.

“DOJ” means the U.S. Department of Justice.

“Environmental Law” means any Law, Judgment, consent, approval, order or Authorization, permit or other legal requirement of any Governmental Entity, including controlling common law, relating to (a) the protection, investigation, remediation or restoration of the environment, human health and safety, or natural resources or (b) the handling, use, storage, treatment, transport, disposal, Release or threatened Release of any Hazardous Substance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Existing CVR” has the meaning ascribed to CVR in the Existing CVR Agreement.

“Existing CVR Agreement” means that certain Contingent Value Rights Agreement, dated October 2, 2020, between Aduro Biotech, Inc. and Computershare Trust Company, N.A.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“FDCA” means the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended.

“Foreign Antitrust Laws” means the Antitrust Laws of jurisdictions other than the United States.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States.

“Good Clinical Practices” means the standards for clinical trials for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated by the FDA (including, for example, 21 C.F.R. Parts 11, 50, 54, 56, and 312), as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by Regulatory Authority in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, where the Company currently intends to sell the Product Candidates after receipt of Authorization.

“Good Documentation Practices” mean the standards and practices of creating and maintaining records that are accurate, attributable, verified as genuine, legible, contemporaneous and complete, and are created and stored using security measures that protect the confidential nature (if applicable) and integrity of the records, and prevent unauthorized access to, and alteration, corruption or loss of such records in a manner sufficient to satisfy the requirements contained in 21 C.F.R. Parts 58, 312, 210, and 211, the FDA’s relevant guidance documents including E6(R2) Good Clinical Practice: Integrated Addendum to ICH E6(R1) (March 2018), and all comparable standards of any other applicable Regulatory Authority.

“Good Laboratory Practices” mean the standards for conducting non-clinical laboratory studies, as set forth in the FDCA and applicable regulations promulgated by the FDA (including, for example, 21 C.F.R. Parts 11 and 58), as amended from time to time, and such standards of good laboratory practices as are required by Regulatory Authorities in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, where the Company currently intends to sell the Product Candidates after receipt of Authorization, to the extent such standards are not less stringent than in the United States.

“Good Manufacturing Practices” mean standards for the manufacture, processing, packaging, testing, transportation, handling and holding of drug products, as set forth in the FDCA and applicable regulations promulgated by the FDA (including, for example, 21 C.F.R. Parts 11, 210, and 211), as amended from time to time, and such standards of good manufacturing practices as are required by Regulatory Authorities in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, where the Company currently intends to sell the Product Candidates after receipt of Authorization, to the extent such standards are not less stringent than in the United States.

“Governmental Entity” means any national, federal, state, provincial, local or other government, domestic or foreign, or any court, administrative or enforcement agency or commission or other governmental authority or instrumentality, domestic or foreign, in each case, of competent jurisdiction.

“Governmental Official” means any official or employee of any government, or any department, agency, or instrumentality thereof, any political party or official thereof, any candidate for political office, any official or employee of any public international organization, or any Person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, party, or public international organization.

“Hazardous Substance” means any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or petroleum products, and any other chemical waste, substance or material listed in or regulated or identified in any Environmental Law.

“Health Laws” means any health care Law, in each case, solely to the extent applicable to the Company or any Company Subsidiary including, but not limited to, (a) the FDCA and the regulations promulgated thereunder and equivalent non-U.S. statutory and regulatory provisions; (b) the Public Health Service Act (42 U.S.C.§§ 201 et seq.), and the regulations promulgated thereunder and equivalent non-U.S. statutory and regulatory provisions; (c) all federal and state fraud and abuse Laws, including the federal Antikickback Statute (42 U.S.C. § 1320a-7b(b)), the federal civil False Claims Act (31 U.S.C. §§ 3729-3733), the Exclusion Laws and the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7 and 1320a-7a), the regulations promulgated pursuant to such statutes, and equivalent non-U.S. statutory and regulatory provisions; (d) HIPAA; (e) the coverage and reimbursement provisions of Titles XVIII and XIX of the Social Security Act and the regulations promulgated thereunder; and (f) all applicable Laws, rules and regulation, guidance, orders, judgments, decrees and injunctions administered by the FDA and other applicable Regulatory Authorities, including those governing or relating to Good Clinical Practices, Good Documentation Practices, Good Laboratory Practices, Good Manufacturing Practices, development, approval, processing, and use of any compounds or products manufactured by or on behalf of the Company, including but not limited to FDA’s regulations at 21 C.F.R. Parts 11, 50, 54, 56, 58, 210, 211, 312, 600 and 610, each as may be amended from time to time and equivalent non-U.S. statutory and regulatory provisions.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means all rights, title and interest in intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (a) all patents, patent applications, provisional patent applications and similar instruments (including any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, and extensions and any non-U.S. equivalents of the foregoing (including certificates of invention and any applications therefor)) (collectively, “Patents”), (b) all domestic and foreign copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression to the extent protectable by applicable copyright Law, including literary works, all forms and types of computer software, pictorial and graphic works that are so protectable (collectively, “Copyrights”), (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and other general intangibles of a like nature to the extent protectable by applicable trademark law, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”), (d) all Internet domain names, (e) all trade secrets and information which are not available in the public domain and have actual or potential commercial value that is derived, in whole or in part, from such non-availability (collectively, “Trade Secrets”), (f) all technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information and data, data collections, sui generis database rights, software code, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, in each case whether or not patentable or copyrightable, and including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data, and proprietary rights with respect to the foregoing and (g) all other intellectual property rights throughout the world.

“Intervening Event” means any event, change, effect, development, condition, occurrence or circumstance occurring after the date of this Agreement that has a material positive effect on the financial condition or results of operation of the Company and the Company Subsidiaries (taken as a whole) that (a) was not known to the Company Board as of the Agreement Date, and the material consequences of which (based on facts known to members of the Company Board as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement but become known to the Board of Directors prior to the receipt of the Company Stockholder

Approval and (b) does not relate to or constitute a Company Takeover Proposal or inquiry related thereto; provided that in no event shall any of the following constitute, contribute to or be taken into account when determining whether there is, or would reasonably be expected to be, an Intervening Event: (i) any event, change, effect, development, condition, occurrence or circumstance resulting from the announcement (whether or not authorized by the parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the parties or otherwise relating to the acquisition of the Company) or pendency of this Agreement or the Transactions, including the identity of, or events, developments, occurrences, circumstances, changes or effects relating to, Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company or its employees (including any impact on the relationship of a Company contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners), (ii) changes in the market price or trading volume of Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event), (iii) the Company’s meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period or (iv) the receipt, existence or terms of any Company Takeover Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to a Company Takeover Proposal, or the consequences of any of the foregoing.

“Judgment” means a judgment, order, injunction or decree of any Governmental Entity.

“Knowledge” means in the case of the Company, the actual knowledge, after making reasonable inquiry, of the individuals listed on Section 1.01 of the Company Disclosure Letter.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or Regulatory Authority) that has legally binding effect.

“Leased Real Property” means the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property currently held by the Company or any Company Subsidiary.

“Liens” means pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

“made available” means (unless otherwise specified), with respect to a particular document, item or other piece of information, that such document, item or information was (a) disclosed in a Filed Company SEC Document in unredacted form, or (b) made available for review by Parent or its Representatives in the virtual data room hosted on Venue by Donnelley Financial Solutions in connection with the Transactions (such virtual data room, the “Data Room”), but only if so posted and made available in the Data Room at least 24 hours prior to the execution of this Agreement.

“Nasdaq” means The Nasdaq Global Select Market.

“Ordinary Course” means, with respect to any Person at a point in time, an action that is in the ordinary course of business of such Person consistent with its past practices.

“Parent Material Adverse Effect” means any Effect that prevents or materially impairs or delays Parent or Merger Sub from consummating the Merger and the other Transactions on a timely basis and in any event on or before the Outside Date.

“Permitted Lien” means (a) a Lien securing indebtedness for borrowed money, (b) a defect, irregularity in title, easement or right-of-way that does not or would not reasonably be expected to, individually or in the aggregate, materially impair the continued use or operation of any affected real property or other assets, (c) a Lien for Taxes not yet due and payable or being contested in good faith through appropriate proceedings, (d) non-exclusive licenses to Intellectual Property granted in the Ordinary Course and/or (e) other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, estate, trust, joint venture, association, organization, Governmental Entity or other entity of any kind or nature.

“Personally Identifiable Information” means any information that, alone or in combination with other information held by the Company, can be used to identify an individual person or any individually identifiable health information or information that is otherwise defined as “personal data” or “personal information” under applicable Laws.

“Pre-Funded Warrants” means the Company Warrants originally issued on (a) November 15, 2021 and (b) May 27, 2022.

“Proceeding” means any private, governmental, or administrative claim, counterclaim, proceeding, suit, arbitration, hearing, litigation, audit, inquiry or investigation in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom.

“Product Candidates” means (a) the investigational endothelin A receptor antagonist known as atrasentan, (b) the investigational humanized immunoglobulin G4 (IgG4) monoclonal antibody known as BION-1301 (zigakibart) and (c) the liver-targeted oral small molecule lactate dehydrogenase A (LDHA) inhibitor known as CHK-336.

“Real Property Lease” shall mean any Contract pursuant to which the Company or any Company Subsidiary leases or subleases Leased Real Property from another Person or otherwise occupies any Leased Real Property.

“Real Property Sublease” shall mean the Sublease dated August 25, 2020, by and between the Company (successor-in-interest-to Aduro Biotech, Inc.) and Perfect Day, Inc.

“Regulatory Authority” means any national or supranational governmental or other regulatory authority with jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacture, storage, sale, commercialization or distribution of pharmaceutical product, including but not limited to the FDA, the European Medicines Agency, the United Kingdom Medicines and Healthcare Products Regulatory Agency, and the Japanese Pharmaceuticals and Medical Devices Agency, in each case, as applicable to the Company.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, migration, or other movement or presence in, into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or at or from any property.

“Representative” of any Person means such Person’s officers, directors, employees, investment bankers, attorneys, other advisors or other representatives acting in the scope of his, her or its service to such Person.

“Rights Agent” means the transfer agent of the Company or, at the election of Parent, such other person selected by Parent and reasonably acceptable to the Company.

“SEC” means the United States Securities and Exchange Commission.

“subsidiary” means, as to any Person, any corporation, partnership, limited liability company, association or other business entity (a) of which such Person directly or indirectly owns securities or other equity interests or (b) of which such Person possesses the right to elect a majority of the directors or Persons holding similar positions.

“Superior Company Proposal” means any written bona fide Company Takeover Proposal received after the Agreement Date that did not result from a breach of Section 6.02 and that the Company Board determines, in good faith, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Company Takeover Proposal that the Company Board deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 6.02(b)); provided that for purposes of the definition of “Superior Company Proposal,” the references to “20%” in the definition of “Company Takeover Proposal” shall be deemed to be references to “50%”.

“Tax Authority” means any Governmental Entity responsible for the imposition, collection or administration of any Tax.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and any amendment thereof, filed or required to be filed with any Tax Authority.

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges imposed by any Governmental Entity, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (b) any liability for the payment of amounts of the type described in (a) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person; and (c) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any of the foregoing amounts.

“U.S.” means the United States of America.

“Willful Breach” means a material breach of this Agreement that is the result of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act would or would reasonably be expected to constitute or cause a material breach of this Agreement.

SECTION 1.02 Interpretation and Rules of Construction. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. All Exhibits annexed to this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement. Any terms used in the Company Disclosure Letter, any Exhibit or any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed, in each case, to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Unless the context requires otherwise (a) any definition of or reference to any Contract, instrument or other document or any Law in this Agreement shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, but only to the extent, in the case of any amendment, supplement or other modification to any Contract, instrument or other document listed in the Company Disclosure Letter, that such amendment, supplement or other modification is also listed on the appropriate section of the Company Disclosure Letter, (b) any reference in this Agreement to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references in this Agreement to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, unless otherwise indicated, (e) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection and (f) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party hereto drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Unless indicated otherwise, (i) any action required to be taken by or on a day or business day may be taken until 11:59 p.m. Eastern Time on such day or business day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, business days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the fourth decimal place, except in respect of payments, which shall be rounded down to the nearest whole United States cent.

ARTICLE II

THE MERGER

SECTION 2.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

SECTION 2.02 Merger Closing. The closing of the Merger (the “Merger Closing”) shall take place remotely via the electronic exchange of documents and signature pages at 8:00 a.m., Eastern time, on a date to be specified and agreed by Parent and the Company, which date shall be no later than the fifth Business Day following the satisfaction (or, to the extent permitted by Law, waiver by the party entitled thereto) of the conditions set forth in Article VIII, other than those conditions that by their nature are to be satisfied at the Merger Closing, but subject to the satisfaction (or, to the extent permitted by Law, waiver by the party entitled thereto) of such conditions, or another date, time or place as is agreed to in writing by Parent and the Company. The date on which the Merger Closing occurs is referred to in this Agreement as the “Merger Closing Date.”

SECTION 2.03 Effective Time. Prior to the Merger Closing, Parent, Merger Sub and the Company shall prepare, and on the Merger Closing Date, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Parent and the Company shall agree in writing and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

SECTION 2.04 Effects of Merger. The Merger shall have the effects provided in this Agreement and as set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

SECTION 2.05 Certificate of Incorporation and Bylaws.

(a)    At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be in the form attached as Exhibit B to this Agreement and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended as provided therein or permitted by applicable Law (including the DGCL), subject to Section 7.04.

(b)    At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as the bylaws of Merger Sub read immediately prior to the Effective Time, and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation from and after the Effective Time until thereafter amended as provided therein or permitted by the certificate of incorporation of the Surviving Corporation or applicable Law, subject to Section 7.04, except that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation.

SECTION 2.06 Directors and Officers.

(a)    The parties shall take all requisite actions so that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b)    The parties shall take all requisite actions so that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE III

EFFECT ON CAPITAL STOCK; PAYMENT OF MERGER CONSIDERATION

SECTION 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a)    Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b)    Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that (i) is owned by the Company or a Company Subsidiary immediately prior to the Effective Time, or (ii) is owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time shall, in each case, automatically be canceled and shall cease to exist without any conversion thereof or consideration paid in exchange therefor.

(c)    Conversion of Other Company Common Stock. Except as provided in Sections 3.01(b) and 3.01(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive (i) an amount in cash, without interest, equal to $40.00 (the “Closing Amount”), and (ii) one contractual contingent value right (a “CVR”) issued pursuant to and in accordance with the CVR Agreement, which shall represent the right to receive the Milestone Payments (as such term is defined in the CVR Agreement) (the Closing Amount plus one CVR, collectively, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 3.02(b), less any applicable tax withholding.

(d)    Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any stockholders of the Company who have not voted in favor of the adoption of this Agreement (or consented thereto in writing) and who have properly demanded appraisal of such shares of Company Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL (“Section 262” and such shares, the “Appraisal Shares”) shall not be converted into the Merger Consideration as provided in Section 3.01(c), but instead, at the Effective Time, will be entitled to only such rights as are granted by Section 262; provided that if any such holder shall fail to perfect or otherwise fails to comply with the applicable provisions of Section 262 or shall waive, withdraw or lose the right to appraisal under Section 262 with respect to such Appraisal Shares or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then such Appraisal Shares shall be deemed to have been converted into, and have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration as provided in Section 3.01(c), less any applicable tax withholding and shall not thereafter be deemed to be Appraisal Shares. If the Surviving Corporation makes any payment after the Effective Time with respect to Appraisal Shares to the holders thereof pursuant to such holders’ appraisal rights under Section 262, then any portion of the Merger Consideration relating to such Appraisal Shares held in the Payment Fund shall be delivered by the Paying Agent to the Surviving Corporation upon demand. The Company shall give prompt written notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the DGCL and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands, or agree to do any of the foregoing. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands that is not conditioned on consummation of the Merger.

SECTION 3.02 Payment of Merger Consideration.

(a)    Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration to former holders of Company Common Stock. Parent shall cause to be deposited, with the Paying Agent, at or immediately after the Effective Time, cash necessary to pay the Merger Consideration in respect of the shares of Company Common Stock and Company Warrants converted into the right to receive cash pursuant to Section 3.01(c) and Section 3.04, respectively (such cash being hereinafter referred to as the “Payment Fund”). For the avoidance of doubt, Parent shall not be required to cause to be deposited any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.

(b)    Payment Procedure. As promptly as reasonably practicable after the Effective Time (but in no event later than two Business Days after the Effective Time), the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the “Certificates”) that were converted into the right to receive the Merger Consideration pursuant to Section 3.01 (i) a letter of transmittal

(which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent (or affidavit of loss in lieu of a Certificate as provided in Section 3.02(f)) for cancelation, together with such letter of transmittal, duly completed and validly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive, in exchange therefor, the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, less any applicable tax withholding, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment (including payment pursuant to the CVR Agreement) may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 3.01, including the payments due to the former holder thereof (if any) pursuant to the CVR Agreement. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate. As set forth in the CVR Agreement, the CVRs shall not be evidenced by a certificate or other instrument.

(c)    Treatment of Book-Entry Shares. No holder of record of Book-Entry Shares shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, such holder of record shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be deemed to have surrendered such Book-Entry Shares and shall be entitled to receive, and the Surviving Corporation or Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (but in no event later than three Business Days after the Effective Time to each such holder of record as of the Effective Time), an amount of U.S. dollars equal to the aggregate amount of Merger Consideration, less any applicable tax withholding, to which such holder is entitled hereunder, and such Book-Entry Shares shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 3.02, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Book-Entry Shares have been converted pursuant to Section 3.01, including the payments due to the former holder thereof (if any) pursuant to the CVR Agreement.

(d)    Adjustments. If, between the Agreement Date and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

(e)    No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III as a result of the conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving

Corporation or the Paying Agent for any reason, such Certificates shall be canceled and exchanged as provided in this Article III.

(f)    Lost, Stolen or Destroyed Certificates. Notwithstanding the requirements to surrender a Certificate contained in this Section 3.02, if any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for the shares of Company Common Stock formerly represented by such lost, stolen or destroyed Certificate, the applicable Merger Consideration, including the payments due to the former holder thereof (if any) pursuant to the CVR Agreement, to be paid in respect of such shares, less any applicable tax withholding.

(g)    Termination of Payment Fund. Any portion of the Payment Fund (and any interest or other income earned thereon) that remains undistributed as of the 12-month anniversary of the Merger Closing Date shall be delivered to Parent or its designated Affiliate, upon demand, and any former holder of Company Common Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article III shall thereafter look only to Parent or any successor-in-interest of Parent as a general creditor for payment of its claim for Merger Consideration (subject to applicable abandoned property, escheat and other similar Law).

(h)    No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to the date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable Law, immediately prior to such date become the property of the Surviving Corporation or its designated Affiliate, free and clear of any claims or interest of any such holders or their successors, assigns or personal representative previously entitled thereto, subject to the claims of any former holder of Company Common Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article III.

(i)    Investment of Payment Fund. The Payment Fund shall be invested by the Paying Agent as directed by Parent. Nothing contained in this Section 3.02(i) and no investment losses resulting from the investment of the Payment Fund shall diminish the rights of the stockholders of the Company to receive the Merger Consideration. To the extent there are losses or the Payment Fund for any reason (including Appraisal Shares losing their status as such) is less than the level required to promptly pay the Merger Consideration pursuant to Section 3.01(c), Parent shall replace, restore or add to the cash in the Payment Fund to ensure the prompt payment of the Merger Consideration. Any interest and other income resulting from such investments shall be the property of, and paid to, Parent or its designated Affiliate.

(j)    Withholding Rights. Each of the Company, the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the amounts otherwise payable to any former holder of Company Common Stock, Company Stock Options, Company RSUs, Company PSUs or Company Warrants or to any other Person pursuant to this Agreement or the Merger such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. Amounts so deducted or withheld and paid over to the appropriate Tax Authority shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock, Company Stock Options, Company RSUs, Company PSUs or Company Warrants in respect of whom such deduction or withholding was made.

SECTION 3.03 Equity Awards.

(a)    As of immediately prior to the Effective Time, each Company Stock Option that is then outstanding but not then vested or exercisable shall become immediately vested and exercisable in full. At the Effective Time, each Company Stock Option that is then outstanding shall be canceled and, if such Company Stock Option has a per share exercise price less than the Closing Amount, the holder thereof shall be entitled to receive, with respect to each share of Company Common Stock underlying such Company Stock Option, (i) an amount in cash equal to the excess, if any, of the Closing Amount over the exercise price per share of Company Common Stock underlying such Company Stock Option, without interest and less any applicable Tax withholding (the “Closing Company Stock Option Consideration”), plus (ii) one CVR issued pursuant to and in accordance with the CVR Agreement (collectively with the Closing Company Stock Option Consideration, the “Company Stock Option Consideration”). Any Company Stock Option that has a per share exercise price that equals or exceeds the Closing Amount shall be canceled for no consideration. The Company shall accrue the applicable employer-paid portion of all applicable Tax withholding, to the extent permitted by GAAP, related to the Company Stock Option Consideration in advance of the consummation of the Transactions. Parent shall cause the Surviving Corporation to pay the Closing Company Stock Option Consideration at or reasonably promptly after the Effective Time (but in no event later than the first full payroll period following the Effective Time).

(b)    As of immediately prior to the Effective Time, each Company RSU that is then outstanding but not then vested shall become immediately vested in full. At the Effective Time, each Company RSU that is then outstanding shall be canceled and the holder thereof shall be entitled to receive, with respect to each share of Company Common Stock underlying such Company RSU, (i) an amount in cash equal to the Closing Amount, without interest and less any applicable Tax withholding (the “Closing Company RSU Consideration”), plus (ii) one CVR issued pursuant to and in accordance with the CVR Agreement (collectively with the Closing Company RSU Consideration, the “Company RSU Consideration”). The Company shall accrue the applicable employer-paid portion of all applicable Tax withholding, to the extent permitted by GAAP, related to the Company RSU Consideration in advance of the consummation of the Transactions. Parent shall cause the Surviving Corporation to pay the Closing Company RSU Consideration at or reasonably promptly after the Effective Time (but in no event later than the first full payroll period following the Effective Time); provided, that no Company RSU Consideration shall be delivered to the extent it would result in the incurrence of a penalty Tax under Section 409A of the Code, and instead, any delivery shall be made on the earliest date possible without incurring any such penalty Tax.

(c)    As of immediately prior to the Effective Time, each Company PSU that is then outstanding but not then vested shall become immediately vested in full for the maximum number of shares of Company Common Stock thereunder. At the Effective Time, each Company PSU that is then outstanding shall be canceled and the holder thereof shall be entitled to receive, with respect to each share of Company Common Stock underlying such Company PSU, as determined after taking into account the immediately preceding sentence, (i) an amount in cash equal to the Closing Amount, without interest and less any applicable Tax withholding (the “Closing Company PSU Consideration”), plus (ii) one CVR issued pursuant to and in accordance with the CVR Agreement (collectively with the Closing Company PSU Consideration, the “Company PSU Consideration”). The Company shall accrue the applicable employer-paid portion of all applicable Tax withholding, to the extent permitted by GAAP, related to the Company PSU Consideration in advance of the consummation of the Transactions. Parent shall cause the Surviving Corporation to pay the Closing Company PSU Consideration at or reasonably promptly after the Effective Time (but in no event later than the first full payroll period following the Effective Time); provided, that no Company PSU Consideration shall be delivered to the extent it would result in the incurrence of a penalty Tax under Section 409A of the Code, and instead, any delivery shall be made on the earliest date possible without incurring any such penalty Tax.

(d)    The Company shall take all actions necessary pursuant to the terms of the Company ESPP or otherwise (including, as the case may be, amending the Company ESPP) to (i) provide that no individual who was not a participant in the Company ESPP as of the Agreement Date may enroll in the Company ESPP with respect to the offering period under the Company ESPP in effect as of the Agreement Date, if any (the “ESPP

Offering Period”) and no participant may increase the percentage amount of their payroll deduction election from that in effect on the Agreement Date for such ESPP Offering Period, (ii) ensure that no new “offering” or “purchase period” (as such terms are defined in the Company ESPP) shall be commenced under the Company ESPP following the Agreement Date, and (iii) if the applicable purchase date with respect to such ESPP Offering Period would otherwise occur on or after the Effective Time, then such ESPP Offering Period will be shortened and the applicable purchase date with respect to such ESPP Offering Period will occur on the 10th Business Day immediately preceding the date on which the Effective Time occurs.

(e)    Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering any Company Stock Plan or the Company ESPP) (i) shall adopt such resolutions or take such action by written consent in lieu of a meeting, (A) providing for the transactions contemplated by this Section 3.03 and (B) terminating the Company Stock Plans and the Company ESPP as of immediately prior to the Effective Time and (ii) shall take any and all other actions as are necessary (under the Company Stock Plans, the Company ESPP, applicable award agreements, applicable Law or otherwise) to effect the treatment of the Company Equity Awards pursuant to this Section 3.03 (including, without limitation, taking the actions set forth on Section 3.03(e) of the Company Disclosure Letter). The Company shall provide that, on and following the Effective Time, no holder of any Company Equity Award shall have the right to acquire any equity interest in the Company or the Surviving Corporation in respect thereof or any other consideration, other than as set forth in this Section 3.03.

(f)    Prior to the Effective Time and in accordance with Section 3.03(f) of the Company Disclosure Letter, the Company shall grant a cash bonus to each Person identified in Section 4.02(e) of the Company Disclosure Letter who has been promised an equity interest in the Company and remains at the time an employee of the Company (each, a “Promised Grantee”), in lieu of such promised equity interest and in exchange for (and subject to) the execution of a release of claims with respect to such promised equity interest in favor of the Company, Parent and related Persons. The aggregate amount of the cash bonuses payable to the Promised Grantees shall not exceed the amount set forth in Section 3.03(f) of the Company Disclosure Letter. As of and following the Effective Time, no Promised Grantee shall have the right to acquire any equity interest in the Company or the Surviving Corporation or have any right to receive an equity award in respect thereof.

SECTION 3.04 Effect on Company Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of a Company Warrant:

(a)    Pre-Funded Warrants. Each Pre-Funded Warrant that is outstanding as of immediately prior to the Effective Time will, upon the Effective Time, in accordance with Section 9(c) of such Pre-Funded Warrant, become exercisable by the holder thereof solely for the same Merger Consideration as such holder would have been entitled to receive following the Effective Time pursuant to Section 3.01 if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of such Pre-Funded Warrant without regard to any limitations on exercise contained therein.

(b)    Other Company Warrants. To the extent the Company Warrant that is not a Pre-Funded Warrant (the “Other Company Warrant”) remains outstanding as of immediately prior to the Effective Time, (i) any portion of the Other Company Warrant that then remains unexercised shall, in accordance with Section 2.7 of the Other Company Warrant, be exercised automatically in whole (and not in part) as of immediately prior to the Effective Time (without any further action by the holder thereof) pursuant to the net exercise provisions set forth in Section 2.6 of the Other Company Warrant (as though the holder of the Other Company Warrant had elected to exercise its rights pursuant to Section 2.6 of the Other Company Warrant), and each share of Company Common Stock issuable pursuant to such automatic exercise of the Other Company Warrant (each, a “Warrant Share”) shall be issued by the Company to the holder of the Other Company Warrant and be outstanding immediately prior the Effective Time, and (ii) at the Effective Time, each Warrant Share shall (without any action on the part of Parent, Merger Sub, the Company or the holder thereof) automatically be canceled and retired and cease to exist and be converted into the right of the holder of the Warrant Shares to receive the Merger Consideration pursuant to Section 3.01(c); provided that, for the avoidance of doubt, neither the Other Company Warrant nor any Warrant Share shall entitle the holder of the Other Company Warrant to receive any consideration or payment other than the Merger Consideration payable with respect to such Warrant Shares pursuant to Section 3.01(c), and, at the Effective Time, the holder of the Other Company Warrant shall cease to have any rights with respect to the Warrant Shares or the Other Company Warrant, except the right to receive the Merger Consideration in respect of the Warrant Shares in accordance with Section 3.02(b), less any applicable tax withholding.

(c)    Certain Actions in Respect of Company Warrants.     Following the date of this Agreement and prior to the Effective Time, (a) the Company shall comply with all of its obligations under the Company Warrants and shall take all such actions as may be required to effect the treatment of the Company Warrants described in this Section 3.04, including delivering in a timely manner under the terms of each Pre-Funded Warrant the notices contemplated by Section 9(g) of each Pre-Funded Warrant, (b) the Company shall promptly notify Parent if any holder of any Company Warrant elects to exercise such Company Warrant, and (c) the Company shall not amend, supplement or modify any of the terms of any Company Warrant without the prior written consent of Parent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) disclosed in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the SEC since January 1, 2021 and publicly available at least two Business Day prior to the Agreement Date (the “Filed Company SEC Documents”) (but excluding in the case of this clause (a) any risk factor disclosure under the headings “Risk Factors” or “Special Note Regarding Forward-Looking Statements” or other similar cautionary, predictive or forward-looking disclosures contained in such Filed Company SEC Documents; provided that any historical or current factual information shall not be excluded; provided, further, that this clause (a) shall not apply to the representations and warranties set forth in Section 4.01 (Organization, Standing and Power), Section 4.02 (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability), Section 4.21 (Brokers and Other Advisors) and Section 4.24 (Vote Required)), or (b) set forth in the letter, dated as of the Agreement Date, from the Company to Parent and Merger Sub (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article IV to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 4.01 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (a) has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the certificate of incorporation of the Company, as amended to the Agreement Date (as so amended, the “Company Charter”), and the bylaws of the Company, as amended to the Agreement Date (as so amended, the “Company Bylaws”), are included in the Filed Company SEC Documents. The Company Charter and the Company Bylaws are in full force and effect and the Company is not in violation of any of the provisions of the Company Charter and is not in violation of any of the provisions of the Company Bylaws.

SECTION 4.02 Capital Structure.

(a)    The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). At the close of business on June 7, 2023 (the “Measurement Date”), (i) 67,039,074 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 7,856,866 shares of Company Common Stock were subject to outstanding Company Stock Options with a weighted average exercise price of $15.68 per share, (iv) 1,704,710 shares of Company Common Stock were subject to outstanding Company RSUs, (v) 787,901 shares of Company Common Stock were subject to outstanding Company PSUs (assuming the vesting in full of the maximum number of shares of Company Common Stock thereunder), (vi) 12,542,630 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans of which 2,155,447 were available for future grant, (vii) 1,699,314 shares of Company Common Stock were reserved for issuance under the Company ESPP, (viii) 4,643,021 shares of Company Common Stock were issuable upon exercise of the Company Warrants with a weighted average exercise price of $0.0001 per share and (ix) no shares of Company Preferred Stock were issued or outstanding. Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock of the Company were issued, reserved for issuance or outstanding. From the Measurement Date to the Agreement Date, there have been no issuances by the Company of shares of capital stock or other voting securities or equity interests of the Company, Company Equity Awards, or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock or other voting securities or equity interests of the Company or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of Company Common Stock, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or Company Warrants or settlement of Company RSUs in accordance with their terms. No shares of Company Common Stock are held by any Company Subsidiary.

(b)    Section 4.02(b) of the Company Disclosure Letter sets forth, as of the Measurement Date, a list of each holder of a Company Equity Award (including such holder’s relationship to the Company), including the date of grant of each such Company Equity Award, the number of shares of Company Common Stock subject to each Company Equity Award (including the target-maximum number of shares of Company Common Stock subject to each Company PSU), the exercise price per share of Company Common Stock subject to a Company Stock Option, the expiration date of such Company Equity Award, the Company Stock Plan under which such Company Equity Award was granted, the vesting schedule of such Company Equity Award and the performance conditions associated with any Company Equity Award that is subject to performance-based vesting, and whether such Company Equity Award is intended to be treated as an “incentive stock option” pursuant to Section 422 of the Code. None of the Company Equity Awards constitute nonqualified deferred compensation within the meaning of Section 409A of the Code.

(c)    All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(d)    As of the Agreement Date, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote by virtue of their ownership thereof (“Voting Company Debt”).

(e)    Except as set forth in Sections 4.02(b), 4.02(e), 4.02(h)-1 and 4.02(h)-2 of the Company Disclosure Letter, as of the Agreement Date, there are no options, warrants, convertible or exchangeable securities, stock-based performance units or other rights or Contracts to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other voting securities or equity interests in, or any security convertible or exchangeable for any shares of capital stock of, or other voting securities or equity interests in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant or enter into any such option, warrant, security, unit, right or Contract, (iii) that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock or (iv) restricting the transfer of, containing any right of first refusal or right of first offer with respect to, or requiring the registration for sale of any shares of, capital stock of the Company.

(f)    As of the Agreement Date, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company, except for (i) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options, (ii) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans and (iii) the acquisition by the Company of shares of Company Common Stock or Company Equity Awards in connection with the forfeiture of such shares or awards.

(g)    All Company Equity Awards are evidenced by written award agreements, in each case, substantially in the forms that have been made available to Parent, except to the extent that such agreements differ from such forms and from one another with respect to the number of shares of Company Common Stock covered thereby, the exercise price, vesting schedule and expiration date applicable thereto. Each Company Stock Option has an exercise price per share that is no less than the fair market value, as of the grant date of such Company Stock Option, per share of Company Common Stock subject to such Company Stock Option, determined in a manner consistent with Section 409A of the Code.

(h)    Sections 4.02(h)-1 and 4.02(h)-2 of the Company Disclosure Letter accurately sets forth with respect to each Company Warrant that is outstanding as of the Measurement Date: (i) the name of the holder of such Company Warrant, (ii) the number of Company Common Stock issuable upon exercise of such Company Warrant, (iii) the exercise price per share of Company Common Stock purchasable under such Company Warrant and (iv) the expiration date of such Company Warrant.

(i)    All of the outstanding shares of capital stock or equivalent equity interests of each of the Company Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company free and clear of all material liens, pledges, security interests or other encumbrances.

SECTION 4.03 Subsidiaries; Equity Interests. Section 4.03 of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary. Except for its interest in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other Person. Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Company Subsidiary (a) has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than the capital stock owned by the Company, there are no outstanding shares of capital stock of any Company Subsidiary or options, warrants, exchangeable securities, share-based performance units or other rights to acquire shares of capital stock of any Company Subsidiary.

SECTION 4.04 Authority; Execution and Delivery; Enforceability.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the

Transactions has been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting the enforcement of creditors’ rights and remedies, or by general principles of equity governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws (the “Bankruptcy, Equity and Indemnity Exception”)).

(b)    The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions that (i) determined that this Agreement, the CVR Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, in each case on the terms and subject to the conditions set forth in this Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, and (iv) recommended that the holders of shares of Company Common Stock adopt this Agreement and directed that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting for adoption (collectively, the “Company Board Recommendation”), which resolutions, as of the Agreement Date, have not been rescinded, modified or withdrawn in any way.

SECTION 4.05 No Conflicts; Consents.

(a)    The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation, first offer, first refusal, modification or acceleration of any right, obligation or loss of a benefit under, or result in any loss, suspension, limitation or impairment of a right of the Company or any Company Subsidiary to own or use any assets required for the conduct of its business as presently conducted, or require the Company or any Company Subsidiary or any successor thereto or acquirer thereof to make any payment to any Person or give any Person a right to receive or elect to receive a payment from the Company or any Company Subsidiary or any successor thereto or acquirer thereof, require any Consent under, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any Material Contract to which the Company or any Company Subsidiary is a party or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or, assuming the representations and warranties set forth in Section 5.08 are true and correct, any Law, in either case, that is applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the applicable requirements of any Foreign Antitrust Laws, (iii) the filing with the SEC of (A) the letter to stockholders, notice of meeting, form of proxy and proxy statement relating to the Company Stockholders Meeting and any annexes, schedules or exhibits filed in connection therewith, in each case as amended or supplemented from time to time (collectively, the “Proxy Statement”) and (B) such filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) such filings as may be required under the rules and regulations of Nasdaq and (vi) such other items the failure of which to obtain or make would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

SECTION 4.06 SEC Documents; Undisclosed Liabilities.

(a)    Since January 1, 2020, the Company has filed all material reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC on a timely basis pursuant to Sections 13(a) and 15(d) of the Exchange Act (collectively, and, in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing, the “Company SEC Documents”). As of the Agreement Date, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC relating to the Company SEC Documents and none of the Company SEC Documents are, to the Knowledge of the Company, the subject of ongoing SEC review.

(b)    As of their respective SEC filing dates, each Company SEC Document complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) or the Exchange Act and the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated by the SEC thereunder, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the Agreement Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to information furnished in writing by Parent or Merger Sub specifically for inclusion or use in any such document; provided, further, that no representation is made as to the accuracy of any forward-looking statements.

(c)    The audited annual consolidated financial statements and the unaudited quarterly consolidated financial statements (including, in each case, the notes thereto) of the Company included or incorporated by reference in the Company SEC Documents when filed or to be included (i) complied, or will comply when filed, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were, or when filed will be, prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto) and (iii) fairly presented, or will fairly present, in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal and recurring year-end adjustments).

(d)    Except as reflected or reserved against in the consolidated balance sheet of the Company as of March 31, 2023, or the notes thereto, included in the Company SEC Documents (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Company Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the Ordinary Course since the date of the Company Balance Sheet, (ii) liabilities that are executory performance obligations arising under Contracts to which the Company or any Company Subsidiary is a party (other than to the extent arising from a breach thereof by the Company or any Company Subsidiary), (iii) liabilities or obligations incurred in connection with the Transactions and (iv) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)    The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. From the date of the filing of the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2022 to the Agreement Date, the Company’s auditors have not identified to the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.

(f)    The Company and the Company Subsidiaries have not effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) or Regulation S-K under the Exchange Act).

SECTION 4.07 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or disseminated to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the Company makes no representation or warranty with respect to information furnished in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in any such document. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

SECTION 4.08 Absence of Certain Changes or Events.

(a)    Since December 31, 2022, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    From the date of the Company Balance Sheet to the Agreement Date, the Company has conducted its business in the ordinary course in substantially the same manner as previously conducted, and during such period there has not been:

(i)    any declaration, setting aside, accrual or payment of any dividend on, or making of any other distribution (whether in cash, stock, equity securities or property) in respect of, any capital stock of the Company;

(ii)    any split, combination or reclassification of any capital stock of the Company or the Company Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

(iii)    except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of the Company Balance Sheet, (A) any granting to any director, employee or other individual service provider of the Company or any Company Subsidiary any increase in compensation or benefits (including any increase in severance, termination protection, change in control, retention, or other similar compensation of benefits); (B) any acceleration of any rights or benefits under any Company Benefit Plan, or any acceleration of the funding of any payments or benefits under any Company Benefit Plan; (C) any entry by the Company or any Company Subsidiary into any Company Benefit Plan, other than offer letters (I) entered into in the Ordinary Course with employees below the level of senior vice-president or as disclosed in the Company SEC Documents and (II) that do not include any severance, termination protection, change in control, retention or other similar compensation or benefits; (D) any material amendment or termination of any Company Benefit Plan; or (E) any adoption, entry into, negotiation, establishment, amendment, or modification by the Company or any Company

Subsidiary of any collective bargaining agreement or other Contract with a labor union, works council or employee association representing any of its employees;

(iv)    any change in accounting methods, principles or practices by the Company (other than any immaterial change thereto), except as may have been required (A) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (B) by Law, including Regulation S-X promulgated under the Securities Act;

(v)    any sale, lease (as lessor), license or other disposition of (including through any “spin-off”), or pledge, encumbrance or other Lien imposed upon (other than a Permitted Lien), any properties or assets (other than Intellectual Property) that are material, individually or in the aggregate, to the Company except (A) sales or other dispositions of inventory or assets in the Ordinary Course or (B) pursuant to Contracts to which the Company is a party made available to Parent and in effect prior to the date of the Company Balance Sheet;

(vi)    any sale, assignment, license or transfer of any material Company Intellectual Property, except for (A) non-exclusive licenses to Intellectual Property granted in the Ordinary Course, (B) abandonment or other disposition of any Company Registered Intellectual Property that is obsolete or otherwise no longer useful in the conduct of the business of the Company, or that is at the end of the applicable statutory term, or in the ordinary course of prosecution, or (C) transactions among the Company and the Company Subsidiaries or among the Company Subsidiaries;

(vii)    any acquisition, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other similar manner, of any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company), with an aggregate amount of consideration paid or transferred by the Company and in excess of $1,000,000;

(viii)    any filing of or change to a material Tax election, any change to an annual Tax accounting period or any change to a material method of Tax accounting, any filing of an amended material Tax Return, any entry into a closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or any settlement or compromise of a material Tax liability or refund;

(ix)    any settlement or compromise of, or written offer or proposal to settle or compromise, any Proceeding involving or against the Company or any Company Subsidiary, except for settlements or compromises of non-criminal Proceedings that (A) did not involve the payment of amounts in excess of $1,000,000 in the aggregate by the Company, (B) did not impose any material restriction on the business or activities of the Company or any current or future subsidiaries of the Company or Parent or its current or future subsidiaries, (C) did not involve the admission of wrongdoing by the Company or any Company Subsidiary and (D) did not involve any license, cross license or similar arrangement with respect to any Intellectual Property or Product Candidates; or

(x)    any agreement on the part of the Company to do any of the foregoing.

SECTION 4.09 Taxes.

(a)    The Company and each Company Subsidiary have (i) timely filed, or caused to be timely filed, taking into account any extensions of time within which to file, all income and other material Tax Returns required to have been filed by or with respect to the Company or any Company Subsidiary and all such Tax Returns are true and complete in all material respects and (ii) paid, or caused to be paid, in full on a timely basis all income and other material Taxes imposed on or required to be paid by or with respect to the Company or any Company Subsidiary, whether or not shown as due on any such Tax Returns, including any Taxes required to be withheld, collected or deposited by or with respect to the Company or any Company Subsidiary.

(b)    (i) No deficiency for any material Tax has been asserted or assessed by a Tax Authority in writing against the Company or any Company Subsidiary which deficiency has not been paid, settled or withdrawn and (ii) no current audit, examination, investigation, inquiry or other proceeding in respect of any material Taxes or material Tax Returns of the Company or any Company Subsidiary has been proposed or threatened in writing.

(c)    Each of the Company and the Company Subsidiaries has complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to any employee, creditor, independent contractor, stockholder or other third party.

(d)    Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), by reason of having been a member of an affiliated, consolidated, combined, unitary, group relief or similar Tax group, or as a transferee or successor. Neither the Company nor any Company Subsidiary is or has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or any similar group for state, local or non-U.S. tax purposes.

(e)    Since January 1, 2020, neither the Company nor any Company Subsidiary has received written notice of any material claim made by a Tax Authority in a jurisdiction where the Company or Company Subsidiary does not file a Tax Return that the Company or any Company Subsidiary is subject to taxation by that jurisdiction. Neither the Company nor any Company Subsidiary has extended (which extension remains outstanding), and there are no outstanding requests, agreements, consents or waivers to extend, the statutory period of limitations applicable to the assessment of any material Taxes or material Tax deficiencies against the Company or a Company Subsidiary, other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course.

(f)    Neither the Company nor any Company Subsidiary is a party to, bound by or subject to any (i) Tax sharing, Tax allocation or Tax indemnification agreement that would have a continuing effect after the Merger Closing Date (other than tax provisions of agreements with third parties, the primary subject matter of which is not Tax), (ii) closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), which agreement will be binding on the Company or a Company Subsidiary, as applicable, after the Merger Closing Date or (iii) private letter ruling of the Internal Revenue Service or comparable ruling of any Tax Authority.

(g)    Within the past three years, neither the Company nor a Company Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(h)    Neither the Company nor any Company Subsidiary has been a party to or participated in a transaction that constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state or local Law).

(i)    The Company has not been, and will not be, a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section  897(c)(1)(A)(ii) of the Code.

SECTION 4.10 Labor Relations.

(a)    Neither the Company nor any Company Subsidiary is or has ever been party to, or has or ever had a duty to bargain for or negotiate in connection with entering into, any collective bargaining agreement or other Contract with a labor union, works council or employee association representing any of its employees. As of the date hereof, there are no labor organizations representing or purporting to represent or that previously represented any employees of the Company or any Company Subsidiary, and there is not, nor has there been, any attempt to organize any employees of the Company or Company Subsidiary for the purpose of forming or joining a labor union, works council or employee association.

(b)    Neither the Company nor any Company Subsidiary has (i) ever experienced any material labor disputes, or any strikes, work stoppages, slowdowns, lockouts or union organization attempts concerning any employees of the Company or (ii) engaged in any unfair labor practice, nor is there any unfair labor practice charge or complaint or other Proceeding presently pending or threatened in writing against the Company or any Company Subsidiary before the National Labor Relations Board or any equivalent state, provincial or local Governmental Entity.

(c)    Since January 1, 2020, no Person has applied to have the Company or any Company Subsidiary declared a common or single employer pursuant to applicable Law in any jurisdiction in which the Company or any Company Subsidiary carries on business.

(d)    Since January 1, 2020, the Company and all Company Subsidiaries have been in compliance in all material respects with applicable Laws relating to labor and employment, including those relating to wages, hours, benefits, labor, leave, harassment, retaliation, equal employment opportunity, human rights, pay equity and pay transparency, reasonable accommodations, break and meal periods, engagement of independent contractors (including the appropriate classification of the same), occupational safety and health, workers’ compensation, immigration, French language, termination of employment, and other terms and conditions of employment (including the proper classification and compensation of employees for purposes of the Fair Labor Standards Act and cognate state, provincial and local laws that are applicable to the Company or such Company Subsidiary), Laws in respect of any reduction in force, including notice, information, and consultation requirements, and the Immigration and Nationality Act, 8 U.S.C. Sections 1101 et seq. and its implementing regulations. There is no material labor or employment-related Proceeding against the Company or any Company Subsidiary pending, or to the Knowledge of the Company, threatened.

(e)    All individuals who perform services for the Company or any Company Subsidiary and who have been classified as other than employees have been properly classified as such and the Company has taken commercially reasonable measures to mitigate the risk of co- or joint-employment claims. As of the date hereof, neither the Company nor any Company Subsidiary has received, nor are there any pending or threatened notices from any Person, disputing such classification.

(f)    To the Knowledge of the Company since January 1, 2020, (i) no Governmental Entity has threatened or initiated any material complaints, charges, lawsuits, grievances, claims, arbitrations, administrative proceedings or other proceeding(s) or investigation(s) with respect to the Company or any Company Subsidiary arising out of, in connection with, or otherwise relating to any Laws governing labor or employment and (ii) no Governmental Entity has issued or, to the Knowledge of the Company, threatened to issue any significant citation, order, judgment, fine, penalty, charge, or decree against the Company or any Company Subsidiary with respect to any Laws governing labor or employment.

(g)    Since January 1, 2020, no formal (or to the Knowledge of the Company on the date hereof, informal) allegation, complaint, charge, or claim of harassment on the basis of gender, sex or race, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination has been made against any Person who is or was an officer, director, manager or supervisory-level employee of the Company (a “Misconduct Allegation”), and neither the Company nor any Company Subsidiary has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any similar contract with respect to any Misconduct Allegation.

(h)    The Company has made available to Parent a complete and accurate list of each individual who is employed by the Company or a Company Subsidiary as of the Agreement Date, listed by their employee number, if any, and title, without listing their names, and including their salaries, wage rates, commissions, bonus targets, overtime entitlement and accrual, location of employment (country, state, and province, as applicable), status as full-time or part-time, exemption status under the Fair Labor Standards Act (as applicable), employing entity and hire date, annual vacation entitlement in days and accrued and unused vacation days, and any other paid time-off entitlement in days and accrued and unused days of such paid time-off. In addition, Section 4.10(h) of the Company Disclosure Letter lists any Company Employee currently on leave of absence, together with the type of leave, their expected date of return to work, if known, and indicating whether the employee is in receipt of disability benefits or workers’ compensation benefits.

SECTION 4.11 Employee Benefits.

(a)    Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Agreement Date, of each material Company Benefit Plan.

(b)    With respect to each Company Benefit Plan, the Company has made available to Parent true and complete copies of (i) such Company Benefit Plan, including all amendments thereto (or, in either case, with respect to any unwritten Company Benefit Plan, a written description thereof), (ii) each trust, insurance, annuity or other funding Contract to which the Company is a party with respect thereto, including all amendments, riders, schedules, and attachments thereto, (iii) a current Internal Revenue Service opinion or favorable determination letter related thereto (if any) and all rulings, opinion letters, information letters, or advisory opinions issues by the Internal Revenue Service, the U.S. Department of Labor or other Governmental Entity, (iv) the current prospectus and summary plan description or member booklet and all material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists, (v) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service with respect thereto (if any), including all schedules and attachments thereto, (vi) the most recently prepared actuarial report, asset statement, financial statements and coverage and non-discrimination testing results, (vii) all material correspondence with a Governmental Entity received in the last three years with respect thereto and (viii) the draft Code Section 280G analysis as of the Agreement Date.

(c)    Except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole), (i) each Company Benefit Plan has been established, administered, registered and funded in accordance with its terms and is in compliance with all applicable Laws, including applicable provisions of ERISA, the Code and the Income Tax Act (Canada), (ii) there are no pending audits or investigations by any Governmental Entity involving any Company Benefit Plan, (iii) there are no pending or, to the Knowledge of the Company, threatened claims (except for individual claims for benefits payable in the normal course of operation), suits or Proceedings involving any Company Benefit Plan, any fiduciary thereof or any service provider thereto and (iv) all contributions or premiums required to be collected and remitted or paid by the Company or a Company Subsidiary under the terms of each Company Benefit Plan or by Law have been collected and remitted or paid in a timely fashion. Neither the Company, any Company Subsidiary nor any of their respective directors, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4875 of the Code or Section 406 of ERISA, that could reasonably be expected to result in the imposition of a future penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any Company Subsidiary or any Company Benefit Plan or for which the Company or any Company Subsidiary has any future indemnification obligation, except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole).

(d)    Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has received a favorable determination letter as to such qualification or registration from the Internal

Revenue Service, has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Law in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or (ii) has been established under a standardized prototype plan for which an opinion letter from the Internal Revenue Service (or any comparable Governmental Entity) has been obtained by the plan sponsor and is valid as to the adopting employer, and, in each case, no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification, registration or tax-exempt status, except where such loss of qualification, registration or tax-exempt status has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole).

(e)    Neither the Company nor any Company Subsidiary nor any Commonly Controlled Entity sponsors, maintains, contributes to, or has sponsored, maintained, contributed to or been required to maintain or contribute to, or has or may have any direct or indirect liability under or with respect to, (i) any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan (whether or not subject to ERISA), (ii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a plan that has two or more contributing sponsors, at least two of whom are not under common control, (iv) a “registered pension plan” within the meaning of subsection 248(1) of the Income Tax Act (Canada), (v) a “retirement compensation arrangement” within the meaning of subsection 248(1) of the Income Tax Act (Canada) or (vi) an “employee life and health trust” within the meaning of subsection 248(1) of the Income Tax Act (Canada). No Company Benefit Plan is intended to be or has ever been found or alleged by a Governmental Entity to be a “salary deferral arrangement” within the meaning of subsection 248(1) of the Income Tax Act (Canada).

(f)    Neither the Company nor any Company Subsidiary has or may have any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary (or any of their eligible dependents or beneficiaries), other than (i) for continuation coverage required under Section 4980B(f) of the Code or any state Laws at the sole premium cost of the recipient, (ii) COBRA continuation coverage provided to a terminated employee in connection with the execution of a release of claims and disclosed in Section 4.11(f) of the Company Disclosure Letter or (iii) to the minimum extent required by applicable Canadian employment standards Laws. The Company has accrued a liability in its financial statements in accordance with GAAP in respect of accrued personal, sick or vacation time of the Company’s and any Company Subsidiary’s employees pursuant to the personal, sick or vacation time policies applicable to such employees.

(g)    Neither the execution of this Agreement nor the Merger or any other Transaction (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer, employee or individual service provider of the Company or any Company Subsidiary to any new type of compensation or benefit or any increase in the amount of any compensation or benefit under any Company Benefit Plan, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit or trigger any other obligation under any Company Benefit Plan, (iii) result in any violation of, or default under, any Company Benefit Plan or limit or restrict the right to merge, amend or terminate any Company Benefit Plan or (iv) result in the payment or provision of any amount (whether in cash or property or the vesting of property) to any current or former director, officer, employee or individual service provider of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise that would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(h)    Neither the Company nor any Company Subsidiary is a party to, and is not otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement (or similar

“make whole” payments or indemnities) of Taxes imposed under Sections 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax) or other material gross-up or reimbursement of Taxes.

(i)    To the extent applicable, all Company Benefit Plans maintained primarily for the benefit of directors, employees and individual service providers outside of the United States (each, a “Foreign Plan”) comply with applicable Laws, and all such Foreign Plans that are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based on reasonable actuarial assumptions, except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole). To the extent any Foreign Plan exists as a result of any labor union or works council negotiation, no such Foreign Plan provides for benefits in excess of what is mandated by applicable Law.

SECTION 4.12 Property. Neither the Company nor any Company Subsidiary owns, or has ever owned, any real property. Section 4.12 of the Company Disclosure Letter sets forth the address of each Leased Real Property and the Company or Company Subsidiary which holds a leasehold interest in such Leased Real Property and a true and complete list of each Real Property Lease. Except as would not be material to the Company and the Company Subsidiaries (taken as a whole), the Company and each Company Subsidiary (a) have a good and valid leasehold interest in each Real Property Lease, free and clear of all Liens, except Permitted Liens, (b) have complied with, and, to the Knowledge of the Company, each other party has complied with, the terms of all Real Property Leases, and all such Real Property Leases are in full force and effect, subject to the application of any bankruptcy or other creditor’s rights laws and (c) is not in breach or default under any such Real Property Leases, and to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default under such Real Property Leases. Except as set forth on Section 4.12 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary have subleased or otherwise granted to any Person the right to use, enjoy or occupy any portion of the Leased Real Property. To the Knowledge of the Company as of the date hereof, there is no pending or threatened condemnation or similar proceeding affecting the Leased Real Property.

SECTION 4.13 Contracts.

(a)    Except for this Agreement and the Contracts disclosed in and filed as exhibits to the Filed Company SEC Documents, Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Agreement Date, and the Company has made available to Parent true and complete copies, of:

(i)    each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)    each non-competition or other Contract to which the Company or any Company Subsidiary is a party that (A) materially restricts the ability of the Company or its Affiliates, including following the Effective Time, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Contracts to which Parent or any of its Affiliates is a party prior to the Effective Time) following the Merger Closing, to compete in any business or with any Person in any geographical area, (B) requires the Company or its Affiliates, including following the Effective Time, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Contracts to which Parent or any of its Affiliates is a party prior to the Effective Time) following the Merger Closing, to conduct any business on a “most favored nations” basis with any third party, (C) grants a third party development rights or marketing or distribution rights with respect to any Product Candidate, (D) requires the Company or any Company Subsidiary to purchase a minimum quantity of goods or supplies relating to any Product Candidate (other than, for clarity, purchase orders providing for a specified quantity of any such goods or supplies), in favor of any third party or (E) obligates the Company or any Company Subsidiary to purchase or otherwise obtain any product or service exclusively from any third party or sell any product or service exclusively to any third party, or otherwise engage in business on an exclusive basis with any third party, or grants any third party exclusive rights to develop or commercialize any Product Candidate, or (F) contains any rights of first refusal, rights of first negotiation, or similar obligations or restrictions in favor of any third party, including those which provide to any third party an exclusive or preferential right to purchase, lease, sublease, license, sublicense, use, possess or occupy any material assets (including material Company Intellectual Property) of the Company or any Company Subsidiary;

(iii)    each Contract under which the Company or any Company Subsidiary receives a material license or covenant not to sue under any Intellectual Property from any third party, except for the following Contracts: (1) off-the-shelf, commercially available or “shrink-wrap” software or computer services agreements (including agreements under which such software is delivered as a service) for which the total amount paid by Company and Company Subsidiaries, in the aggregate, is less than $1,000,000 and under which there are no transfers of ownership or licenses of Company Intellectual Property to any third party; (2) open source software licenses; (3) materials transfer agreements, clinical study agreements, non-disclosure agreements, sponsored research agreements, and other similar arrangements, in each case entered into in the Ordinary Course, and in each case that do not (A) transfer ownership of Intellectual Property from the Company or any Company Subsidiary to any third party, (B) grant any exclusive license under any Company Intellectual Property to any third party, (C) grant to any third party a license to use material Company Intellectual Property for the supply, manufacturing, or commercialization of products or (D) grant to any third party a license to use material Company Intellectual Property for the research or development of products (other than, in the case of this clause (D), a non-exclusive license to use Company Intellectual Property for such research or development performed on behalf of, or for the benefit of, the Company or any Company Subsidiary); (4) Contracts granting to the Company a license, ownership or other rights in or to rights (including rights in trademarks, feedback or other Intellectual Property) that are only incidental to the primary purpose of such Contracts and are not material to the business of the Company or any Company Subsidiary and under which there are no transfers of ownership or licenses of Company Intellectual Property to any third party; (5) Contracts for the provision of goods or services to Company or a Company Subsidiary that grant vendors or service providers of the Company or any Company Subsidiary only a non-exclusive license to rights in connection with, and solely for the purposes of, such vendor’s or service provider’s provision of goods or services to the Company or any Company Subsidiary; and (6) employment agreements, invention assignment agreements, advisor agreements, consulting agreements, and other similar agreements entered into in the Ordinary Course that contain transfers of ownership and licenses of Intellectual Property only to the Company or any Company Subsidiary, or if containing licenses of Intellectual Property to the counterparty, contain only nonexclusive licenses to the counterparty for the sole purpose of authorizing performance of such counterparty’s services for the Company or Company Subsidiary (collectively, clauses (1) to (6) “Standard IP Contracts”) (for purposes of this Agreement a covenant not to sue or other immunity under a Contract with respect to Intellectual Property constitutes a license);

(iv)    each Contract under which the Company or any Company Subsidiary grants a material license or covenant not to sue under any material Company Intellectual Property to any third party, except for Standard IP Contracts;

(v)    each Contract to which the Company or any Company Subsidiary is a party with any academic institution or Governmental Entity that provides for the provision of funding to the Company or any Company Subsidiary for research and development activities involving the creation of material Intellectual Property, except for clinical study agreements, materials transfer agreements and non-disclosure agreements entered into in the Ordinary Course in each case that do not (1) transfer ownership of Intellectual Property from the Company or any Company Subsidiary to any third party, (2) grant any exclusive license under any Company Intellectual Property to any third party, (3) grant to any third party a license to use material Company Intellectual Property for the supply, manufacturing, or commercialization of products or (4) grant to any third party a license to use material Company Intellectual Property for the research or development of products (other than, in the case of this clause (4), a non-exclusive license to use Company Intellectual Property for such research or development performed on behalf of, or for the benefit of, the Company or any Company Subsidiary);

(vi)    other than any Company Benefit Plan, and any Contract that can be terminated for convenience on notice by the Company, each Contract to which the Company or any Company Subsidiary is a party that provides for recurring annual minimum payments or receipts (other than milestone, royalty or similar payments or other contingent payments) in excess of $1,000,000;

(vii)    each Contract to which the Company or any Company Subsidiary is a party relating to indebtedness for borrowed money or any financial guaranty;

(viii)    each Contract to which the Company or any Company Subsidiary is a party involving in excess of $1,000,000 that provides for the acquisition or disposition of any assets or any businesses (whether by merger, sale of stock, sale of assets or otherwise) that (A) has not yet been consummated or (B) has outstanding any purchase price adjustment, “earn-out,” material payment or similar obligations on the part of the Company or any Company Subsidiary, in each case, excluding any Contract required to be listed in Sections 4.13(a)(iii), 4.13(a)(iv) or 4.13(a)(ix) of the Company Disclosure Letter;

(ix)    each Contract to which the Company or any Company Subsidiary is a party pursuant to which the Company or such Company Subsidiary has continuing milestone or similar contingent payments obligations, including upon the achievement of regulatory or commercial milestones or payment of royalties or other amounts calculated based upon any revenues or income of the Company, in each case, that would reasonably be expected to result in aggregate payments in excess of $1,000,000 after the Agreement Date;

(x)    each Contract to which the Company or any Company Subsidiary is a party that obligates the Company or such Company Subsidiary to make any expenditure, including a capital commitment, loan or capital expenditure, in an aggregate amount in excess of $5,000,000 after the Agreement Date;

(xi)    each Contract to which the Company or any Company Subsidiary is a party, that relates to the formation, creation, operation, management or control of any legal partnership or any joint venture entity pursuant to which the Company or such Company Subsidiary has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person, in each case, excluding any Contracts required to be listed in Section 4.13(a)(ix) of the Company Disclosure Letter and Contracts solely among the Company and/or Company Subsidiaries;

(xii)    each stockholders’, investors rights’, registration rights or similar Contract to which the Company is a party (excluding Contracts governing Company Stock Options, Company RSUs, participation in the ESPP or Company Warrants);

(xiii)    each Real Property Lease;

(xiv)    the Real Property Sublease;

(xv)    each Contract with any sole-source suppliers of material products or services necessary for the manufacture of Product Candidates;

(xvi)    each Contract that is a manufacturing agreement for the clinical or commercial manufacturing and supply of any Product Candidate, in each case, that is material to a Product Candidate;

(xvii)    each Contract that is (A) a collective bargaining agreement or (B) with any labor organization;

(xviii)    each Contract with any third party requiring the Company or any of its Subsidiaries (or following Closing Parent or any of its Affiliates) to use commercially reasonable (or similar) efforts related to research, development, regulatory approval, commercialization, sales, or marketing of any Product Candidate or any other product candidate, in consideration of, or in order for the Company or any of its Subsidiaries to maintain, a material license under the Intellectual Property of such third party; and

(xix)    each Contract that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act.

Each such Contract described in clauses (i) through (xix) is referred to in this Agreement as a “Material Contract.”

(b)    Each of the Material Contracts is valid, binding and enforceable (except as such enforceability may be limited by the Bankruptcy, Equity and Indemnity Exception) on the Company or the applicable Company Subsidiary, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid, binding or enforceable or to be in full force and effect as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.13(b) of the Company Disclosure Letter, there is no material default under any Material Contract by the Company or the applicable Company Subsidiary or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or, to the Knowledge of the Company, any other party thereto.

SECTION 4.14 Litigation. There is no Proceeding pending or, to the Knowledge of the Company threatened against the Company or any Company Subsidiary, that has resulted in, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.15 Compliance with Laws.

(a)    Each of the Company and the Company Subsidiaries, and since January 1, 2020 has been, in compliance with all Judgments and Laws applicable to its business or operations, except for instances of noncompliance that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has, and since January 1, 2020 has had, in effect all Authorizations necessary for it to conduct its business as presently conducted, and all such Authorizations are in full force and effect, except for such Authorizations the absence of which, or the failure of which to be in full force and effect, have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees or agents acting on behalf of the Company or such Company Subsidiary, nor, to the Knowledge of the Company, any other Persons acting on behalf of the Company or any Company Subsidiary, has, in the course of its actions for, or on behalf of, the Company or such Company Subsidiary: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses or renumerations relating to foreign or domestic political activity, (ii) made, offered or authorized any direct or indirect unlawful payments or renumerations to any foreign or domestic Governmental Official, employee or health care professional or to any foreign or domestic political parties or campaigns, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control Laws, including but not limited to any such Laws that prohibit private commercial bribery or (iv) made, offered or authorized any other bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. Since January 1, 2020 to the Agreement Date, neither the Company nor any Company Subsidiary has received any written communication that alleges any of the foregoing, and is not, nor has been, to the Knowledge of the Company, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud, or other improper payments.

SECTION 4.16 Regulatory Matters.

(a)    Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Agreement Date, and the Company has made available to Parent true and complete copies of, all Authorizations from the FDA and any other applicable Regulatory Authorities held by the Company and each Company Subsidiary relating to the Product Candidates and/or necessary to conduct the Company’s business as presently conducted. The Company and the Company Subsidiaries have filed, maintained or furnished, in all material respects, with the applicable Regulatory Authorities all required filings, declarations, listings, registrations, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, reports (including all adverse event/experience and safety reports) and other information, including all CSAs (collectively, the “Health Care Submissions”), and all such Health Care Submissions were complete and accurate and in compliance in all material respects with applicable Health Laws when filed (or were corrected or completed in a subsequent filing). As of the Agreement Date, no material deficiencies have been asserted by any applicable Regulatory Authority to the Company with respect to any Health Care Submission. The Company has a complete documentary record of submissions, correspondence, contacts, and consultations with the applicable Regulatory Authorities except as has not been, and would not reasonably be expected to be, individually or in the aggregate, result in a Company Material Adverse Effect.

(b)    Except as has not had, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, since December 16, 2019, the Company and the Company Subsidiaries are, and since December 16, 2019 have been, in compliance with all applicable Health Laws. Neither the Company, nor any Company Subsidiary has received any written notices or other correspondence from any Governmental Entity, Regulatory Authority, or any institutional review board or ethics committee alleging any violation of any Health Law or otherwise indicating an investigation into a potential violation of any Health Law.

(c)    The Product Candidates are being, and, since December 16, 2019, have been, developed, studied, tested, manufactured, labeled, distributed and stored in compliance in all material respects with all applicable Health Laws, and all pre-clinical studies and clinical trials conducted or being conducted with respect to the Product Candidates by or at the direction of the Company have been, since December 16, 2019, and are being conducted in compliance in all material respects with the required experimental protocols, procedures and controls, and all applicable Health Laws, all applicable requirements of Good Laboratory Practices, Good Documentation Practices, and Good Clinical Practices and any other applicable regulations that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects and applicable Laws, including applicable Health Laws, governing the privacy of patient medical records and other personal information and data. As of the Agreement Date, no clinical trial conducted by or, on behalf of, the Company has been terminated or suspended by any Regulatory Authority. Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company any other third party involved in the research, development, and study of any Product Candidate has received any written notifications or other communications from any applicable Regulatory Authority, institutional review board, ethics committee or safety monitoring committee raising any material issues with respect to any ongoing clinical or pre-clinical studies or trials threatening the initiation of any action to place a clinical hold order on any such studies or trials, or otherwise requiring the delay, termination, suspension or material modification of such studies or trials in each case, solely with respect to Product Candidates.

(d)    Neither the Company nor any Company Subsidiary has, nor, to the Knowledge of the Company, has any of their respective officers, employees, representatives or agents (in each case, acting in the capacity of an employee, representative or agent of the Company or any Company Subsidiary) engaged in any conduct that is not compliant in any material respect with applicable Health Laws relating to the integrity of data generated or used in any clinical trials or other studies related to the development, use, handling, safety, efficacy, reliability or manufacturing of any Product Candidate.

(e)    Since December 16, 2019, all development and manufacture of the Product Candidates, including any components thereof and any clinical supplies used in any clinical trials, by or on behalf of the Company has been conducted in compliance in all material respects with the applicable specifications and requirements of Good Manufacturing Practices and Health Laws. As of the Agreement Date, neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any officer, director employee, representative, agent, or other person acting on behalf of the Company or any Company Subsidiary has, with respect to any Product Candidate, (i) been subject to a Regulatory Authority shutdown or import or export prohibition or (ii) received any Form FDA 483, or other Regulatory Authority written notice of inspectional observations, “warning letters,” “untitled letters” or written requests or requirements to make any material change to any Product Candidate or any of the Company’s or any Company Subsidiary’s processes or procedures. Since December 16, 2019, the Company and Company Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure the integrity of data generated in manufacturing all Product Candidates and reasonably designed to encourage employees to report any compliance issues related thereto.

(f)    The Company and Company Subsidiaries have not (i) made an untrue statement of a material fact or fraudulent statement to any Regulatory Authority, (ii) failed to disclose a material fact required to be disclosed to any Regulatory Authority or (iii) committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or for any applicable Regulatory Authority to invoke any similar policy or any other statute or regulation regarding the communication or submission of false information to any such Regulatory Authority or Governmental Entity.

(g)    None of the Company, any Company Subsidiary and, to the Knowledge of the Company, any of their respective officers, employees or agents, is or has been (i) debarred under 21 U.S.C. § 335a or any similar applicable Law; (ii) excluded under 42 U.S.C. §§ 1320a-7 or 1320a-7a or any similar applicable Law, including without limitation persons identified on the HHS/OIG List of Excluded Individuals/Entities; (iii) suspended or otherwise declared ineligible for U.S. and non-U.S. federal, state, provincial or other healthcare program participation, including without limitation persons identified on the General Services Administration’s System for Award Management; (iv) convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment, exclusion, or suspension under (i), (ii), or (iii); (v) declared ineligible for the awards of contracts by any U.S. or non-U.S. federal, state, provincial or other agency; (vi) disqualified as a clinical investigator by the FDA or other Regulatory Authority; or (vii) convicted of any offense related to any U.S. and non-U.S. federal, state, provincial or other healthcare program.

(h)    The Company has made available to Parent all information about adverse events (as such term is defined or described in 21 C.F.R. 312.32) and all other material safety information in the possession or control of the Company as of the Agreement Date relating to any Product Candidate that is or has been manufactured, tested, distributed, held or marketed by or on behalf of the Company or any of its licensors or licensees.

(i)    Neither the Company nor any Company Subsidiary are party to or have any ongoing reporting obligations pursuant to or under any order by any Regulatory Authority or Governmental Entity (including, for the avoidance of doubt, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements) and, to the Knowledge of the Company, no such order is currently contemplated, proposed or pending. Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any of their officers, employees, representatives or agents (in each case, acting in the capacity of an officer, employee, representative or agent of the Company or any Company Subsidiary) are subject to any investigation by any Governmental Entity or Regulatory Authority or enforcement, regulatory or administrative proceeding relating to or arising under any other Health Law and, to the Knowledge of the Company, no such investigation or enforcement, regulatory or administrative proceeding has been threatened.

(j)    Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any third party involved in the research, development, and study of any Product Candidate has received any notices or other written correspondence from the FDA or any other Regulatory Authority that the COVID-19 pandemic has delayed or may delay the timeline for (i) providing guidance, feedback, information, or responses to any such party, (ii) holding a meeting with any such party, or (iii) making a regulatory decision or taking a regulatory action with respect to a Product Candidate in each case (i), (ii), and (iii) to the extent such delay, individually or in the aggregate, may have a material impact on the development program for any Product Candidate.

(k)    Neither the Company, nor any Company Subsidiary, nor to the Knowledge of the Company any third party involved in the research, development, and study of any Product Candidate has become aware of any effects of the COVID-19 pandemic (i) on a clinical trial or a clinical or non-clinical study of any Product Candidate or (ii) on the manufacturing of any Product Candidate or its key components or the availability of key materials for such manufacturing, in each case, that, individually or in the aggregate, may have a material impact on the development program for that Product Candidate. For the avoidance of doubt, such effects may include but are not limited to delays or pauses in study initiation, study site activation, or study subject enrollment; delayed or missed study drug dosing, study assessments, or follow-up visits; other unplanned protocol deviations; disruptions in the supply of study drug; reports of adverse events that are or may be related to symptoms of COVID-19; study subject discontinuation; and delays in or the inability to monitor study sites or perform database lock, in each case, that, individually or in the aggregate, may have a material impact on the development program for such Product Candidate.

(l)    The Company has made available to Parent complete and accurate copies of (i) each material CSA and all material correspondence relating to such CSAs or any other Health Care Submissions relating to any Product Candidate submitted to the FDA or any other Regulatory Authority by or on behalf of the Company or any Company Subsidiary, including any material supplements or amendments thereto; (ii) all clinical study reports relating to any Product Candidate; (iii) all written material correspondence to or from any Regulatory Authority, including meeting minutes and records of material contacts, in each case since December 16, 2019, relating to any Product Candidate; (iv) all documents in the possession of the Company related to inspections by any Regulatory Authority, in each case relating to any Product Candidate; (v) all material information relating to adverse drug experiences, events or reactions or other safety information obtained or otherwise received by the Company relating to any Product Candidate; and (vi) all material manufacturing and analytical reports and non-clinical study reports relating to any Product Candidate. The Company has a complete documentary record of all documents described in clauses (i)-(vi) of this section, except as have not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole.

SECTION 4.17 Environmental Matters. Except for matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is, and since January 1, 2018 has been, in compliance with all applicable Environmental Laws, (ii) the Company and each Company Subsidiary possesses and is in compliance with all Authorizations required under applicable Environmental Laws for it to conduct its business as presently conducted, (iii) since January 1, 2018, neither the Company nor any Company Subsidiary has been subject to a material Judgment or Proceeding pursuant to any applicable Environmental Law and (iv) since January 1, 2018, neither the Company nor any Company Subsidiary has received any written notice alleging that the Company is in violation of, or is a “potentially responsible party” under, any applicable Environmental Law.

SECTION 4.18 Intellectual Property.

(a)    Section 4.18(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the Agreement Date, of any and all Company Intellectual Property in the following categories: (i) Patents and pending applications for Patents, (ii) registered Trademarks and applications for registration of Trademarks, (iii) Internet domain names and (iv) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iv), collectively, the “Company Registered

Intellectual Property”) and includes for each such asset (A) the record owner of such asset as of the Agreement Date, (B) the jurisdiction in which such item of Company Registered Intellectual Property has been registered or filed and (C) the applicable application, registration or serial number and date. All of the material Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid, and enforceable (other than pending applications included in the Company Registered Intellectual Property). All necessary registration, maintenance, renewal and other relevant filing fees have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name or other authorities in the U.S. or non-U.S. jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property in full force and effect.

(b)    The Company and the Company Subsidiaries exclusively own, are validly licensed or otherwise have the right to use and otherwise exploit (in the manner Company or any of the Company Subsidiaries are actually exploiting) all Intellectual Property used or otherwise exploited in, or necessary for, the conduct of the business as presently conducted by Company and the Company Subsidiaries. Except as set forth in Section 4.18(b) of the Company Disclosure Letter, the Company and the Company Subsidiaries exclusively own all Company Registered Intellectual Property. The Company and the Company Subsidiaries own (exclusively or together with a co-owner) all Company Intellectual Property other than Company Registered Intellectual Property. All material Company Intellectual Property is free and clear of all Liens (other than Permitted Liens).

(c)    The Company and the Company Subsidiaries collectively own or otherwise have sufficient rights in, and after the Merger Closing the Surviving Corporation will continue to own and otherwise have sufficient rights in, all Intellectual Property necessary to conduct the business of the Company as presently conducted, except for Intellectual Property the absence of which is not, and would not reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole.

(d)    None of the Company nor any of the Company Subsidiaries has ever infringed, misappropriated or otherwise violated or made unlawful use (directly, contributorily, by inducement or otherwise) of any Intellectual Property of any other Person. None of the Product Candidates (or the manufacture, sale, offer for sale, distribution, use, or importation thereof) or the conduct of the business of the Company and the Company Subsidiaries infringes upon, violates, misappropriates, or makes unlawful use of any Intellectual Property of any third party.

(e)    To the Knowledge of the Company, since January 1, 2020 no third party has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any of the Company Intellectual Property and no such claims have been made against any third party by the Company.

(f)    There is no Proceeding pending, or to the Knowledge of the Company, threatened in writing, against the Company or any Company Subsidiary (other than, for clarity, office actions initiated by the U.S. Patent and Trademark Office or any non-U.S. equivalent), and, since January 1, 2020, neither the Company nor any Company Subsidiary has received any written notice from any Person, in each case, pursuant to which any Person is (i) alleging that the conduct of the business of the Company or any Company Subsidiary as presently conducted or any Product Candidate (or the manufacture, sale, offer for sale, distribution, use, or importation thereof) has been, is, or would be infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party, including any letter or other communication asserting infringement, misappropriation, violation or unlawful use, or threatening litigation, or offering that the Company or any Company Subsidiary obtain a license to any Intellectual Property of another Person to cure any potential infringement, violation, misappropriation, or unlawful use, (ii) contesting the use, ownership, validity or enforceability of any of the Company Intellectual Property, or (iii) requesting or demanding defense of, or indemnification with respect to any Intellectual Property infringement claim. To the Knowledge of the Company, provided that such Knowledge for purposes of this sentence shall be based only on actual knowledge with no duty of inquiry, (A) no material Proceeding involving any claim of infringement or misappropriation of third party Intellectual Property is pending or threatened in writing against any third party who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or any Company Subsidiary with respect to such claim or Proceeding, and (B) no licensor of material Intellectual Property to the Company or any of the Company Subsidiaries has received a written notice or claim alleging any infringement, misappropriation, or other violation with respect to any of Intellectual Property licensed to the Company or Company Subsidiaries.

(g)    The Company has executed valid and enforceable written agreements with each of its past and present directors, officers, employees, consultants and independent contractors who have been or are engaged in creating or developing for or on behalf of the Company or any Company Subsidiary any material Intellectual Property purported to be owned by the Company or any Company Subsidiary in the course of such Person’s employment or retention thereby, pursuant to which such Person has (i) agreed to hold all confidential information of the Company and Company Subsidiaries in confidence, and (ii) assigned to the Company or a Company Subsidiary all of such Person’s rights, title and interest in and to all such Intellectual Property created or developed for or on behalf of the Company or any Company Subsidiary in the course of such Person’s employment or retention thereby, except to the extent ownership of such Intellectual Property vests initially in the Company or a Company Subsidiary by operation of Law. There is no material uncured breach by the Company or, to the Knowledge of the Company, the counterparty, under any such agreement. No current or former director, officer, employee or contractor of, or consultant to, the Company or any of the Company Subsidiaries has asserted any written claim alleging that they own or have any right or interest to or in any Company Intellectual Property.

(h)    The Company and the Company Subsidiaries have taken reasonable steps to maintain the secrecy and confidentiality of, and to protect against unauthorized disclosure of, any and all Trade Secret or other confidential information that is material to the business of the Company or any of the Company Subsidiaries as presently conducted and presently planned to be conducted and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing.

(i)    No funding, facilities or personnel of any Governmental Entity or any university, college or other academic organization has been used to create, in whole or in part, any material Intellectual Property where such funding or use of facilities or personnel results in the Governmental Entity or academic organization obtaining (i) ownership of or other rights in Intellectual Property that is, or would otherwise constitute, Company Intellectual Property, (ii) licenses, pricing rights, or access rights to material Company Intellectual Property, (iii) march-in rights or rights to share in revenue associated with material Company Intellectual Property, and (iv) rights to direct manufacturing or require U.S. manufacturing of products embodying material Company Intellectual Property.

(j)    None of the Company or any Company Subsidiaries: (i) is or has been a member or promoter of, made any submission or contribution to, or is subject to any Contract with, any forum, consortium, patent pool, standards body or similar Person, as a result of which the Company or any Company Subsidiary is or would be obligated to grant or offer a license or other right to any Company Intellectual Property, or the ownership or control by the Company or any Company Subsidiary of any Company Intellectual Property is or would be impaired; or (ii) has received a request in writing from any Person for any license or other right to any Company Intellectual Property in connection with the activities of or any participation in or with any such Person. To the Knowledge of the Company, no Company Intellectual Property is subject to any FRAND, RAND, compulsory licensing, or similar commitment that would require the grant of any license or right to any Person or otherwise limit the Company’s control of any Company Intellectual Property.

(k)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company (collectively, the “Company Systems”) operate and perform in all material respects as required by the Company and the Company Subsidiaries of the Company in connection with the conduct of its business as presently conducted, (ii) to the Knowledge of the Company, in the last 12 months prior to the Agreement Date, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company as presently conducted, and (iii) to the Knowledge of the Company, in the 12 months prior to the Agreement Date, there have not been any incidents of unauthorized access or other security breaches of the Company Systems.

(l)    Neither the Company nor any Company Subsidiary: (i) has (A) sold, assigned or otherwise transferred ownership of, (B) licensed (other than non-exclusive licenses granted to vendors and service providers in connection with research and development performed on behalf of, or for the benefit of, the Company or any Company Subsidiary), or (C) pledged, encumbered or otherwise subjected to any Lien (other than, in the case of this clause (C), any Permitted Lien) any Intellectual Property in or pertaining to the complement factor B inhibitor known as CHK-998 (“CHK-998”); or (ii) is a party to any Contract that restricts the ability of the Company or its Affiliates (including following the Effective Time, Parent and its Affiliates), to conduct any activities with respect to CHK-998 or with respect to any Intellectual Property in or pertaining to CHK-998.

SECTION 4.19 Privacy. The Company has complied in all material respects with all Data Privacy and Security Requirements. To the Knowledge of the Company, the Company has not experienced any material data security breaches or security incidents resulting in the unauthorized access, acquisition or disclosure of Personally Identifiable Information. The Company has not received or has been subject to, any complaints, audits, proceedings, investigations or claims conducted or asserted by any other Person (including any Governmental Entity) regarding any (x) collection, storage, sharing, transfer, disposition, protection, processing or other use of any Personally Identifiable Information or (y) violation of any Data Privacy and Security Requirements, and to the Knowledge of the Company no such actions related to the foregoing (x) and (y) are pending. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the Transactions will not violate any Data Privacy and Security Requirement applicable to the Company, and to the Knowledge of the Company, Company shall have the right to process Personally Identifiable Information immediately following the Merger Closing Date in the same manner as the Company had immediately prior thereto. The Company has at all times taken all steps reasonably necessary, including implementing and monitoring appropriate physical, administrative, and technical safeguards and monitoring its compliance with such measures, to ensure that all Personally Identifiable Information is protected against loss and against unauthorized access, use, modification or disclosure in accordance with Data Privacy and Security Requirements.

SECTION 4.20 Insurance. The Company has provided to Parent complete and accurate copies (or written summaries) of all material insurance policies of the Company. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (b) neither the Company nor any Company Subsidiary is in default under any such insurance policy and (c) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

SECTION 4.21 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Centerview Partners LLC and MTS Health Partners, L.P., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

SECTION 4.22 No Rights Agreement; Anti-Takeover Provisions. As of the Agreement Date, the Company is not party to, subject to or otherwise bound by a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Company Board has taken all action necessary to render the restrictions of Section 203 of the DGCL and any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law inapplicable to Parent and Merger Sub and this Agreement, the CVR Agreement, the Merger and each other Transaction, to the extent, if any, such provisions would otherwise be applicable to this Agreement, the CVR Agreement, the Merger or any other Transaction. Assuming the accuracy of the representations and warranties set forth in Section 5.08, no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar Laws (each, a “Takeover Law”), and no analogous provision in the Company Charter or the Company Bylaws, apply or will apply to the Company with respect to this Agreement, the CVR Agreement, the Merger or any other Transaction.

SECTION 4.23 Opinion of Financial Advisor. The Company Board (in such capacity) has received the oral opinion (to be subsequently confirmed in writing) of Centerview Partners LLC, as financial advisor to the Company, on or prior to the date of this Agreement, that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock ((a) except as otherwise provided in Section 3.01(b) or Section 3.01(d), and (b) other than any shares of Company Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. An executed copy of such written opinion shall be provided to Parent solely for informational purposes promptly following the Agreement Date.

SECTION 4.24 Vote Required(a). Except for the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement at the Company Stockholders Meeting, or any adjournment or postponement thereof (the “Company Stockholder Approval”), no other vote or approval of the holders of Company Common Stock or any other equity interests of the Company is necessary to adopt this Agreement and no other corporate Proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger or the other Transactions (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware).

SECTION 4.25 Affiliate Transactions. Except as set forth in Section 4.25 of the Company Disclosure Letter, no present or former officer or director of the Company or any Person owning 5% or more of the Company Common Stock, and no family member of any such natural Person, is a party to any Contract with or binding upon the Company or any of its properties or assets, or has any material interest in any property owned, leased or occupied by the Company, or has engaged in any material transaction with any of the foregoing within the 12 months preceding the Agreement Date other than (a) compensation of directors and executive officers of the Company in the Ordinary Course and (b) equity interests granted to directors and executive officers of the Company.

SECTION 4.26 Critical Technologies. The Company does not (a) produce, design, test, manufacture, fabricate or develop one or more critical technologies, as defined at 31 C.F.R. § 800.215, (b) perform the functions set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure, as defined at 31 C.F.R. § 800.212, or (c) maintain or collect, directly or indirectly, U.S. citizens’ sensitive personal data, as defined at 31 C.F.R. § 800.241.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

SECTION 5.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has full corporate power and authority to conduct its businesses as presently conducted.

SECTION 5.02 Merger Sub.

(a)    Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(b)    The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by Parent free and clear of any Lien.

SECTION 5.03 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement (and in the case of Parent, the CVR Agreement) and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The execution and delivery by each of Parent and Merger Sub of this Agreement (and in the case of Parent, the CVR Agreement) and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). Neither the approval and adoption of this Agreement or the CVR Agreement, nor the Merger or the other Transactions requires any approval of the stockholders of Parent. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to the Bankruptcy, Equity and Indemnity Exception). Upon Parent’s execution and delivery of the CVR Agreement, and assuming due authorization, execution and delivery by Rights Agent of the CVR Agreement, the CVR Agreement shall constitute a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms (subject to the Bankruptcy, Equity and Indemnity Exception).

SECTION 5.04 No Conflicts; Consents.

(a)    The execution and delivery by each of Parent and Merger Sub of this Agreement (and in the case of Parent, the CVR Agreement) do not, and the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the organizational documents of Parent, Merger Sub or any of Parent’s subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the CVR Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the applicable requirements of Foreign Antitrust Laws, (iii) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iv) the filing of the Certificate of Merger with the Secretary of the State of Delaware, (v) compliance with the rules and regulations of any national security exchange on which securities of Parent or the Company are listed and (vi) such other items the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 5.05 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

SECTION 5.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or any of its Affiliates, directors, officers or employees.

SECTION 5.07 Litigation. There is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or any subsidiary of Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any subsidiary of Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 5.08 Ownership of Company Common Stock. None of Parent, Merger Sub and any of their respective “affiliates” or “associates” is, or has been at any time during the last three years, an “interested stockholder” of the Company (in each case, as such quoted terms are defined under Section 203 of the DGCL). As of the Agreement Date, Parent, Merger Sub and its Affiliates collectively own no shares of Company Common Stock directly (other than through passive investments, pension or employee benefit plans or trusts for Parent’s or its Affiliates’ employees, or limited partnership funds, mutual funds or similar entities that Parent has invested in, in all cases that Parent and its Affiliates do not directly or indirectly control the management or policies thereof). Merger Sub does not own any shares of Company Common Stock.

SECTION 5.09 Available Funds. As of the Merger Closing, Parent and Merger Sub will have available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger, to pay all fees and expenses in connection therewith, to make payments pursuant to Section 3.03 and to perform their respective obligations under this Agreement. Parent and Merger Sub acknowledge and agree that their obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the consummation of the Transactions.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 6.01 Conduct of Business of the Company. Except for matters set forth in Section 6.01 of the Company Disclosure Letter or otherwise expressly permitted or required by this Agreement, as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), from the Agreement Date to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), the Company shall conduct (and cause each Company Subsidiary to conduct) its business in the Ordinary Course, and use commercially reasonable efforts to (w) preserve intact its material assets, properties, Contracts and Authorizations, (x) preserve intact its present business organization, (y) keep available the services of its and the Company Subsidiaries’ present employees (other than any terminations for cause or voluntary resignations) and (z) preserve its present relationships and goodwill with suppliers, licensors, licensees, contractors, partners and others having material business dealings with the Company and the Company Subsidiaries. In addition, except for matters set forth in Section 6.01 of the Company Disclosure Letter or otherwise expressly permitted or required by this Agreement or required by applicable Law, during the Pre-Closing Period, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)    (i) declare, set aside, establish a record date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of its capital stock, other than dividends and distributions of cash by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, offer to redeem or otherwise acquire, directly or indirectly any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options outstanding as of the Agreement Date, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards outstanding as of the Agreement Date and (C) the acquisition by the Company of shares of Company Common Stock or Company Equity Awards in connection with the forfeiture of such shares or awards, in each case, in accordance with their terms as of the Agreement Date;

(b)    issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of its capital stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares, any Voting Company Debt, or any other rights that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock or any Company Subsidiary, other than issuances of Company Common Stock upon the exercise of Company Stock Options outstanding as of the Agreement Date, the settlement of Company RSUs or Company PSUs outstanding as of the Agreement Date or upon the exercise of Company Warrants, in each case, in accordance with their terms as of the Agreement Date;

(c)    amend its certificate of incorporation, the bylaws or other comparable organizational documents (except for immaterial or ministerial amendments);

(d)    form any subsidiary or acquire or agree to acquire, directly or indirectly, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any assets outside of the Ordinary Course, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company), if the aggregate amount of consideration paid or transferred by the Company or any Company Subsidiary would exceed $250,000;

(e)    except as required pursuant to the terms of any Company Benefit Plan as in effect on the Agreement Date that have been made available to Parent, (i) adopt, enter into, negotiate, establish, terminate, amend or modify any collective bargaining agreement or Company Benefit Plan (or plan or arrangement that would be a Company Benefit Plan if in effect on the Agreement Date), except as otherwise permitted under the terms of this Section 6.01(e), (ii) grant to any director, employee or other individual service provider of the Company or any Company Subsidiary any increase in compensation or benefits (including any increase in severance, termination protection, change in control, retention, or other similar compensation or benefits), (iii) grant, pay or award, or commit to grant, pay or award, any bonuses, incentive compensation, Company Equity Awards or any other equity or equity-based compensation, (iv) enter into any change in control, severance or termination agreement with any director, employee or individual service provider of the Company or any Company Subsidiary, (v) take any action to accelerate any rights or benefits under any Company Benefit Plan, or the funding of any payments or benefits under any Company Benefit Plan or (vi) hire, promote or terminate (other than for cause) the employment or service of any employee or other individual service provider of the Company or any Company Subsidiary, other than in the Ordinary Course for employees or service providers who are below the level of Vice President or whose annual base compensation is less than $200,000 per year; provided that this Section 6.01(e) shall not restrict the Company from entering into an offer letter in the Ordinary Course with an employee that is newly hired as permitted in accordance with the foregoing clause (vi) (which offer letters shall be at-will in the case of employees in the United States) or providing to such newly hired employee with compensation and benefits consistent with its past practice for similarly situated employees, other than any severance, termination protection, change in control, retention, Company Equity Awards, other equity or equity-based compensation or other similar compensation or benefits;

(f)    make any change in accounting methods, principles or practices, except as may be required (i) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) by Law, including Regulation S-X promulgated under the Securities Act, in each case, as agreed to by the Company’s independent public accountants;

(g)    sell, lease (as lessor), license or otherwise transfer (including through any “spin-off”), or pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien), any properties or assets (other than Intellectual Property) except (i) sales or other dispositions of inventory and obsolete properties or assets in the Ordinary Course, (ii) pursuant to Contracts to which the Company is a party made available to Parent and in effect prior to the Agreement Date or (iii) properties or assets having a fair market value of less than $100,000 in the aggregate;

(h)    (i) accelerate, terminate, consent to the termination of, amend, extend or modify in any material respect, grant any waiver of any material right under, or voluntarily terminate, any Real Property Lease or (ii) enter into any Contract which if entered into prior to the date hereof would have been a Real Property Lease;

(i)    acquire any real property;

(j)    (i) sell, assign or otherwise transfer ownership of, (ii) license, or (iii) pledge, encumber or otherwise subject to any Lien (other than, in the case of this clause (iii), any Permitted Lien) any Intellectual Property, except: (1) for non-exclusive licenses of Company Intellectual Property or Intellectual Property licensed to the Company or a Company Subsidiary from a third party granted by the Company or any Company Subsidiary pursuant to Standard IP Contracts; (2) as required of the Company or a Company Subsidiary, with respect to Company Intellectual Property or Intellectual Property licensed to the Company or a Company Subsidiary from a third party, pursuant to the terms (as such terms are in effect prior to the Agreement Date) of Contracts in effect prior to the Agreement Date to which the Company or any Company Subsidiaries are a party, and which have been made available to Parent, (3) for abandonment or other disposition of any Company Registered Intellectual Property that is obsolete or otherwise no longer useful in the conduct of the business of the Company, or that is at the end of the applicable statutory term, or in the ordinary course of prosecution, or (4) for transactions with respect to Company Intellectual Property or Intellectual Property licensed to the Company or a Company Subsidiary from a third party among the Company and the Company Subsidiaries or among the Company Subsidiaries;

(k)    (i) incur or materially modify the terms of (including by extending the maturity date thereof) any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in (A) the Company, (B) any acquisition not in violation of Section 6.01(d) or (C) any person pursuant to any advancement obligations under the Company Charter, Company Bylaws or indemnification agreements as in effect on or prior to the Agreement Date;

(l)    other than in accordance with the Company’s capital expenditure budget made available to Parent, make or agree to make any capital expenditures that in the aggregate are in excess of the amounts set forth in such capital expenditure budget;

(m)    pay, discharge, settle, compromise or satisfy (i) any pending or threatened claims, liabilities or obligations relating to a Proceeding (absolute, accrued, asserted or unasserted, contingent or otherwise), including any Proceeding initiated by the Company, other than any such payment, discharge, settlement, compromise or satisfaction of a claim solely for money damages in the Ordinary Course in an amount not to exceed $1,000,000 per payment (assuming the payment in full of all future fixed or contingent payments), discharge, settlement, compromise or satisfaction or $2,500,000 in the aggregate for all such payments, discharges, settlements, compromises or satisfactions or (ii) any litigation, arbitration, proceeding or dispute that relates to the Transactions (which shall be governed by Section 7.08 hereof);

(n)    make, change or revoke any material Tax election, change any annual Tax accounting period or adopt or change any material method of Tax accounting, file any amended material Tax Return, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or settle or compromise any material Tax liability or refund;

(o)    amend, cancel or terminate any material insurance policy naming the Company or any Company Subsidiary as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

(p)    adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

(q)    except in the Ordinary Course or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 6.01, enter into, terminate or modify in any material respect, or expressly release any material rights under, any Material Contract or any Contract that, if existing on the Agreement Date, would have been a Material Contract;

(r)    enter into any Contract that (A) materially restricts the ability of the Company or its Affiliates, including following the Effective Time, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Contracts to which Parent or any of its Affiliates is a party prior to the Effective Time) following the Merger Closing, to compete in any business or with any Person in any geographical area, (B) requires the Company or its Affiliates, including following the Effective Time, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Contracts to which Parent or any of its Affiliates is a party prior to the Effective Time) following the Merger Closing, to conduct any business on a “most favored nations” basis with any third party, (C) grants a third party development rights or marketing or distribution rights with respect to any Product Candidate, (D) requires the Company or any Company Subsidiary to purchase a minimum quantity of goods or supplies relating to any Product Candidate (other than purchase orders), in an aggregate amount in excess of $500,000, annually, in favor of any third party or (E) obligates the Company or any Company Subsidiary to purchase or otherwise obtain any product or service exclusively from any third party or sell any product or service exclusively to any third party or grants any third party exclusive rights to develop, or commercialize any Product Candidate, product, or service, or (F) contains any rights of first refusal, rights of first negotiation, or similar obligations or restrictions in favor of any third party, including those which provide to any third party an exclusive or preferential right to purchase, lease, sublease, license, sublicense, use, possess or occupy any material assets (including material Company Intellectual Property) of the Company or any Company Subsidiary;

(s)    enter into any new material line of business or enter into any agreement, arrangement or commitment that materially limits or otherwise restricts the Company or its Affiliates, including, following the Merger Closing, Parent and its Affiliates (other than in the case of Parent and its Affiliates, due to the operation of Parent’s or its Affiliates’ own Contracts), from time to time engaging or competing in any line of business or in any geographic area; or

(t)    (i) (A) sell, assign or otherwise transfer ownership of, (B) license, or (C) pledge, encumber or otherwise subject to any Lien (other than, in the case of this clause (C), any Permitted Lien) any Intellectual Property in or pertaining to CHK-998 or (ii) enter into any Contract that restricts the ability of the Company or its Affiliates (including following the Effective Time, Parent and its Affiliates), to conduct any activities with respect to CHK-998 or with respect to any Intellectual Property in or pertaining to CHK-998; or

(u)    authorize, commit or agree to take any of the foregoing actions.

Parent acknowledges and agrees that nothing contained in this Section 6.01 is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time in violation of applicable Law. The Company acknowledges and agrees that nothing contained in this Section 6.01 is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or Merger Sub prior to the Effective Time in violation of applicable Law.

SECTION 6.02 No Solicitation.

(a)    The Company shall not, and the Company shall cause its Representatives not to, (i) directly or indirectly solicit, initiate or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Company Takeover Proposal, (ii) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person regarding, furnish to any Person any information or afford access to the business, properties, assets, books or records of the Company to, or take any other action to assist or knowingly facilitate or knowingly encourage any effort by any Person, in each case, in connection with or in response to any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal (other than, solely in response to an inquiry that did not result from a breach of this Section 6.02(a), to refer the inquiring person to this Section 6.02 and to limit its conversation or other communication exclusively to such referral), or (iii) resolve or agree to do any of the foregoing. The Company shall, and shall cause its directors and officers to, and shall use its reasonable best efforts to cause its other Representatives to, immediately (A) cease and cause to be terminated all solicitations, discussions and negotiations regarding any inquiry, proposal, discussions or offer pending on the Agreement Date that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal, (B) request the prompt return or destruction of all confidential information previously furnished to any Person in connection with a possible Company Takeover Proposal and (C) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal. Notwithstanding anything to the contrary contained in the foregoing or any other provision of this Agreement, at any time during the Pre-Closing Period, in response to a bona fide written Company Takeover Proposal that did not result from a breach of this Section 6.02(a) and that was first made after the Agreement Date, in the event that the Company Board determines, in good faith, after consultation with its outside counsel and financial advisor, that (x) such Company Takeover Proposal either constitutes a Superior Company Proposal or would reasonably be expected to lead to a Superior Company Proposal and (y) the failure to take any such action described in clauses (I), (II) and (III) below would be inconsistent with its fiduciary duties under applicable Law (a “Qualifying Company Takeover Proposal”), the Company may (I) enter into an Acceptable Confidentiality Agreement with any Person or group making such Qualifying Company Takeover Proposal, (II) furnish information with respect to the Company to the Person or group of Persons making such Qualifying Company Takeover Proposal and its or their Representatives pursuant to an Acceptable Confidentiality Agreement so long as the Company concurrently or as promptly as practicable (and in any event, within 24 hours) thereafter provides Parent, in accordance with the terms of the Confidentiality Agreement, any non-public information with respect to the Company furnished to such other Person or group of Persons to the extent access to such information is not then available to Parent and its Representatives and (III) participate in discussions or negotiations with such Person or group of Persons and its or their Representatives regarding such Qualifying Company Takeover Proposal. If the Company Board makes any determination described in the foregoing clauses (x) or (y) of this Section 6.02(a) or initially takes any action set forth in the foregoing clauses (I), (II) or (III) of this Section 6.02(a), the Company shall notify Parent within 24 hours thereof. The Company shall not, and shall cause its Representatives not to, release any Person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce any standstill provision in any agreement to which the Company is a party; provided that, if the Company Board determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit the applicable Person (if such Person has not been solicited in breach of this Section 6.02) to make, on a confidential basis to the Company Board, a Company Takeover Proposal, conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding any such Company Takeover Proposal) in accordance with, and otherwise complying with, this Section 6.02. Wherever the term “group” is used in this Section 6.02(a), it is used as defined in Rule 13d-5 under the Exchange Act.

(b)    Neither the Company Board nor any committee thereof shall (i) (A) fail to make, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to fail to make, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or resolve or agree to take any such action, (B) adopt, endorse, approve, recommend or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to the vote of any securityholders of the Company, any Company Takeover Proposal or resolve or agree to take any such action, (C) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer and reaffirmation of the Company Board Recommendation, which shall be made within ten Business Days after the commencement thereof (or, if earlier, the close of business on the Business Day immediately preceding the then scheduled Company Stockholders Meeting), or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer, (D) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company’s stockholders, or (E) or approve any transaction under, or any transaction resulting in any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or authorize, resolve or agree to take any such action (any action described in this clause (i) being referred to in this Agreement as an “Adverse Recommendation Change”) or (ii) approve or recommend, or publicly propose to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or other agreement relating to or that could reasonably be expected to lead to, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.02(a)), or resolve, agree or publicly propose to take any such action. Notwithstanding anything to contrary in the foregoing or any other provision of this Agreement, (x) the Company Board may, in response to an Intervening Event, take any of the actions specified in clause (A) or (D) of the definition of Adverse Recommendation Change (an “Intervening Event Adverse Recommendation Change”) if the Company Board determines, in good faith, after consultation with outside counsel, that, in light of the Intervening Event, the failure to effect an Intervening Event Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and (y) if the Company Board receives a bona fide Company Takeover Proposal that did not result from a breach of this Section 6.02, the Company may make an Adverse Recommendation Change, and may terminate this Agreement pursuant to Section 9.01(f) in order to enter into a definitive agreement with respect to the Company Takeover Proposal if (and only if) (I) the Company Board determines, in good faith, after consultation with its outside counsel and financial advisor, that such Company Takeover Proposal would constitute a Superior Company Proposal and (II) after consultation with the Company’s outside legal counsel, that in light of such Company Takeover Proposal, a failure to make an Adverse Recommendation Change and/or cause the Company to enter into a definitive agreement with respect to the Company Takeover Proposal would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided that, prior to so making an Intervening Event Adverse Recommendation Change or an Adverse Recommendation Change, or so terminating this Agreement pursuant to Section 9.01(f), (1) the Company Board shall have given Parent at least four Business Days’ prior written notice (a “Company Notice”) of its intention to take such action and a description of the reasons for taking such action (which Company Notice, in respect of a Superior Company Proposal, shall specify the identity of the Person who made such Superior Company Proposal and all of the material terms and conditions of such Superior Company Proposal and attach the most current version of the relevant transaction agreement(s) and which Company Notice, in respect of an Intervening Event, shall specify a reasonably detailed description of the underlying facts giving rise to such action), (2) the Company shall have negotiated, and shall have caused its Representatives to negotiate, in good faith, with Parent and its Representatives during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement in such a manner that would eliminate the need for taking such action (and, in respect of a Superior Company Proposal, would cause such Superior Company Proposal to no longer constitute a Superior Company Proposal), (3) following the end of such notice period, the Company Board shall have considered in good faith any revisions to this Agreement committed to in writing by Parent, and shall have determined in good faith, after consultation with outside counsel, that failure to effect such Adverse Recommendation Change or Intervening Event Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and, with respect to a Superior Company Proposal, that such Superior Company Proposal continues to constitute a Superior Company Proposal and (4) in the event of any change to any of the material terms or conditions (including the form and amount of consideration) of such Superior Company Proposal, the Company shall, in each case, deliver to Parent an additional Company Notice consistent with that described in clause (1) of this proviso and a renewed notice period under clause (1) of this proviso shall commence (except that the four-Business Day notice period referred to in clause (1) of this proviso shall instead be equal to two Business Days) during which time the Company shall be required to comply with the requirements of this Section 6.02(b) anew with respect to such additional Company Notice, including clauses (1) through (4) of this proviso.

(c)    Nothing contained in this Section 6.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9(f) or Rule 14e-2(a) promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), including making any customary “stop-look-and-listen” communication to the stockholders of the Company pending disclosure of its position thereunder, provided that such communication does not contain or reflect an Adverse Recommendation Change, or (ii) making any disclosure to its stockholders if the Company Board determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties or violate applicable Law; provided that any Adverse Recommendation Change will be subject to the terms and conditions of this Agreement (it being understood that any disclosure of information to the Company’s stockholders that factually describes the Company’s receipt of a Company Takeover Proposal and the operation of this Agreement with respect thereto and contains a statement that the Company Board has not effected an Adverse Recommendation Change shall be deemed to not be an Adverse Recommendation Change).

(d)    In addition to the requirements set forth in paragraphs (a) and (b) of this Section 6.02, the Company shall, as promptly as reasonably practicable and in any event within one Business Day after receipt thereof, advise Parent orally and in writing of (i) any Company Takeover Proposal or any request for information or inquiry, proposal or offer that the Company Board in good faith believes could reasonably be expected to lead to a Company Takeover Proposal and (ii) the terms and conditions of such Company Takeover Proposal or inquiry, proposal or offer (including providing Parent copies thereof and any subsequent amendments or modifications thereto) and the identity of the Person making any such Company Takeover Proposal or inquiry, proposal or offer. Commencing upon the provision of any notice referred to in the previous sentence, the Company and its Representatives shall keep Parent informed on a reasonably prompt basis as to any material developments or material negotiations in, and any material change in the status of, any such Company Takeover Proposal or inquiry, proposal or offer (and any subsequent amendments or modifications thereto).

(e)    The Company agrees that in the event any Company Subsidiary or any Representative of the Company or any Company Subsidiary takes any action that, if taken by the Company, would constitute a breach of this Section 6.02, the Company shall be deemed to be in breach of this Section 6.02; provided that in the case of a Representative who is a non-officer employee of the Company or a Company Subsidiary, such Person shall have taken such action at the direction of an officer of the Company or a member of the Company Board.

SECTION 6.03 Company Stockholders Meeting; Preparation of the Proxy Statement.

(a)    Subject to Section 6.03(b), the Company shall take all necessary actions in accordance with applicable Law, the Company Charter and the Company Bylaws and the rules and regulations of Nasdaq to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval as soon as reasonably practicable after the SEC confirms that it will not review or that it has no further comments on the Proxy Statement. Subject to Section 6.02, the Company shall take all lawful action reasonably necessary to solicit and obtain the Company Stockholder Approval, including engaging a proxy solicitation firm for the purpose of assisting in the solicitation of proxies for the Company Stockholders Meeting. The Company may, after consultation with Parent, adjourn, recess or postpone the Company Stockholders Meeting only (i) to the extent required by applicable Law to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any Proceedings in connection with this Agreement or the Transactions or (iii) if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, in each case for the minimum duration necessary to remedy the circumstances giving rise to such adjournment, recess or postponement (and in any event, unless otherwise required by applicable Law or a court of competent jurisdiction, not beyond the earlier of (x) the date that is 30 days after the date that the Company Stockholders Meeting was originally scheduled (or, if applicable, 30 days after the newly scheduled date for any such originally scheduled Company Stockholders Meeting that is adjourned, recessed or postponed in accordance with this Section 6.03) and (y) three Business Days prior to the Outside Date). Notwithstanding anything to the contrary herein (including any Adverse Recommendation Change), unless this Agreement has been terminated in accordance with its terms prior to the time of the Company Stockholders Meeting, the Company Stockholders Meeting shall be convened and this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval in accordance with the terms of this Agreement, and nothing contained herein shall be deemed to relieve the Company of such obligations.

(b)    As promptly as reasonably practicable (but in any event no later than 10 Business Days) after the execution of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 6.02, the Company Board shall include the Company Board Recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Proxy Statement if and to the extent, in the absence of such a correction, the Proxy Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company in an amendment or supplement mutually acceptable to Parent and the Company. The Company shall notify Parent promptly upon the receipt of any comments (whether written or oral) from the SEC and of any request (whether written or oral) by the SEC for amendments or supplements to the Proxy Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments or after the SEC confirms that it will not review the Proxy Statement. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which comments the Company shall consider in good faith.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01 Access to Information; Confidentiality. Except if prohibited by any applicable Law, the Company shall afford to Parent and to Parent’s Representatives, reasonable access during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of the business of the Company) during the period prior to the Effective Time or the termination of this Agreement to its properties, books and records, Contracts and personnel, and, during such period, the Company shall furnish, as promptly as reasonably practicable, to Parent such information concerning its business, properties and personnel as Parent may reasonably request (and is reasonably available to the Company), in each case solely for the purpose of effecting the Transactions or for reasonable integration planning purposes; provided that any such access shall be afforded, and any such information shall be furnished, at Parent’s expense. Notwithstanding the immediately preceding sentence, the Company shall not be required to afford access or furnish information to the extent (a) such information is subject to the terms of a confidentiality agreement with a third party entered into prior to the Agreement Date, (b) such information relates to the applicable portions of the minutes of the meetings of the Company Board (including any presentations or other materials prepared by or for the Company Board) where the Company Board discussed (i) the Transactions or any similar transaction involving the sale of the Company, or a material portion of its assets, to, the license of a material portion of the Company’s assets to, or combination of the Company with, any other Person, (ii) any Company Takeover Proposal or (iii) any Intervening Event, or (c) the Company determines in good faith after consulting with outside counsel that affording such access or furnishing such information would jeopardize the attorney-client privilege of the Company or violate applicable Law; provided that the Company will use its commercially reasonable efforts to obtain any required consents for the disclosure of such information and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without jeopardizing such attorney-client privilege or violating applicable Law. All information exchanged pursuant to this Section 7.01 shall be provided to Parent pursuant to the terms and subject to the conditions set forth in the Confidentiality Agreement.

SECTION 7.02 Reasonable Best Efforts; Notification; Regulatory Filings.

(a)    Upon the terms and subject to the conditions set forth in this Agreement (including Section 6.02), each of the parties shall, and shall cause their respective subsidiaries to, use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable and in any event prior to the Outside Date, the Merger and the other Transactions, including (i) causing each of the conditions to the Merger set forth in Article VIII to be satisfied, in each case as promptly as practicable after the Agreement Date, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers and consents from, the making of all necessary registrations, declarations and filings with, and the taking of all steps as may be necessary to avoid a Proceeding by, any Governmental Entity with respect to this Agreement or the Transactions, (iii) the defending or contesting of any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b)    In furtherance of Section 7.02(a), Parent and the Company shall, or shall cause their ultimate parent entity as that term is defined in the HSR Act to, in consultation and cooperation with the other, (i) file with the FTC and DOJ the notification and report form required under the HSR Act for the Merger or any of the other Transactions as promptly as practicable (but in no event later than 15 Business Days after the Agreement Date) and (ii) determine whether, and promptly prepare and make, any other filings or notifications or other Consents required to be made with, or obtained from, any other Governmental Entities in connection with the Transactions. Each of Parent and the Company shall (A) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or any Foreign Antitrust Law, (B) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other Governmental Entity regarding the Merger or any of the other Transactions, and permit the other party (or its outside counsel if necessary to retain confidentiality) to review and discuss in advance, and consider in good faith the views of, permit the participation of, and incorporate all reasonable comments of the other party in connection with, any such filings, submissions, communications, inquiries or requests, (C) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (I) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger or any of the other Transactions without the other party, (II) give the other party reasonable prior notice of any such meeting or conversation, (III) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto, (IV) cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Merger or any of the other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (V) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions and (D) comply with any inquiry or request from the FTC, the DOJ or any other Governmental Entity as promptly as practicable. The parties agree not to extend, directly or indirectly, any waiting period under the HSR Act or any Foreign Antitrust Law by more than 30 days, or to any day subsequent to the date 30 days prior to the Outside Date, or enter into any agreement with a Governmental Entity to delay by more than 30 days, or any day subsequent to the Outside Date, or not to consummate the Merger or any of the other Transactions, except with the prior written consent of the other party. Without limiting the foregoing, each party shall promptly provide to the other (or the other’s respective advisors) copies of all correspondence between such party and any Governmental Entity relating to the Transactions. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 7.02 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Notwithstanding anything to the contrary, Parent shall, following consultation with the Company, determine the strategy to obtain and lead the effort to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or any Foreign Antitrust Law and obtain any clearance or approval required to be obtained from the FTC, the DOJ, any state attorney general, any foreign competition authority or any other Governmental Entity in connection with the Transactions.

(c)    In furtherance of Section 7.02(a), Parent and Merger Sub agree to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under the HSR Act or any Foreign Antitrust Law that may be required by any Governmental Entity, so as to enable the parties to close the Transactions as soon as practicable (and in any event by or before the Outside Date). Notwithstanding the foregoing provisions of this Section 7.02(c) or any other provision of this Agreement, in no event shall Parent, Merger Sub or any of its or their Subsidiaries or Affiliates be required to take any action with respect to its or their assets, interests or businesses, or the assets, interests or businesses of the Company or any of its Subsidiaries, including without limitation: (i) selling, divesting, licensing, holding separate or otherwise disposing of any assets, interests or businesses; (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent, Merger Sub, Company or any of its or their Subsidiaries or Affiliates; or (iii) any other behavioral undertakings or commitments whatsoever, including taking any steps or actions requested or required by any Governmental Entity, creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Parent, Merger Sub, Company or any of its or their Subsidiaries or Affiliates.

(d)    In furtherance of Section 7.02(a), none of Parent, Merger Sub nor any of their controlled Affiliates shall after the date of this Agreement acquire or agree to acquire any rights, business, Person or division thereof (by way of license, merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or enter into or agree to enter into any joint venture, collaboration, or other similar arrangement, in each case that would reasonably be expected to prevent, materially delay or materially impair Parent’s ability to obtain the approval of any Governmental Entity under any Antitrust Laws or the expiration or termination of any applicable waiting period with respect to the Transactions prior to the Outside Date.

(e)    In furtherance of Section 7.02(a) and subject to the terms and conditions set forth in this Agreement, the Company and the Company Board shall (i) take all action necessary to ensure that no restrictions on business combinations of any Takeover Law or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if the restrictions on business combinations of any Takeover Law or similar statute or regulation becomes applicable to any Transaction or this Agreement, use its reasonable best efforts to take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.

SECTION 7.03 Employee Matters.

(a)    For a period of one year following the Effective Time or until the Company Employee’s earlier termination of employment, Parent shall provide, or shall cause the Surviving Corporation or an Affiliate, to provide to each Company Employee (i) an annual base salary or wage rate and target annual cash incentive opportunity that, in each case, is no less favorable than those provided to such Company Employee by the Company or applicable Company Subsidiary, as applicable, as of immediately prior to the Effective Time, (ii) retirement and health and welfare benefits that are substantially comparable, in the aggregate, to those provided to such Company Employee by the Company or applicable Company Subsidiary, as applicable, as of immediately prior to the Effective Time or, at Parent’s election if greater, the employee benefits provided to similarly situated new hires of Parent or its Affiliates, provided that, notwithstanding the foregoing, in no event shall the foregoing clauses (i) and (ii) take into account any change in control, transaction, retention, equity or equity-based compensation, severance, termination protection, defined benefit pension, deferred compensation, retiree health or welfare, or other similar compensation or benefits, and (iii) in the event the Company Employee is not party to an individual agreement that provides severance and experiences a termination of employment under the circumstances set forth in Section 7.03(a) of the Company Disclosure Letter, severance benefits no less favorable than those set forth in Section 7.03(a) of the Company Disclosure Letter, subject to the Company Employee’s execution and, if applicable, non-revocation of a general release of claims in favor of the Company, Parent and related Persons.

(b)    Following the Effective Time, with respect to each retirement and health and welfare plan of Parent, the Surviving Corporation or their respective Affiliates in which a Company Employee is or becomes eligible to participate (the “Surviving Corporation Plans”), each Company Employee shall be immediately eligible to participate, without any waiting time, in such Surviving Corporation Plans to the extent coverage under any such plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participates immediately prior to the Effective Time. This Section 7.03 shall not be interpreted to require Parent, the Surviving Corporation or their respective Affiliates to duplicate any benefits that are provided under a Company Benefit Plan following the Effective Time.

(c)    Without limiting the generality of Section 7.03(a), as of the Effective Time, Parent shall or shall cause the Surviving Corporation to assume the Company Benefit Plans in accordance with their respective terms as in effect as of immediately prior to the Effective Time; provided that this Section 7.03(c) shall not limit the ability of Parent or the Surviving Corporation, as applicable, to amend, modify or terminate any such Company Benefit Plan in accordance with its terms as in effect as of immediately prior to the Effective Time.

(d)    With respect to Surviving Corporation Plans, for purposes of determining eligibility to participate, level of benefits for severance, vesting, and accrual of vacation or paid time off, Parent shall use commercially reasonable efforts to ensure that each Company Employee’s service with the Company (as well as service with any predecessor employer of the Company, to the extent service with the predecessor employer is recognized by the Company) shall be treated as service with Parent or any of its subsidiaries, to the same extent such service was recognized prior to the Effective Time under a comparable Company Benefit Plan or benefit structure; provided that the foregoing service recognition shall not apply to (i) the extent that it would result in duplication of benefits for the same period of services, (ii) any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population or (iii) any vesting of equity or equity-based incentive compensation or benefits.

(e)    With respect to any Surviving Corporation Plans that provide group health benefits in which any Company Employee is eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees and their eligible dependents and beneficiaries, to the extent such limitations were waived, satisfied or did not apply to such employees or eligible dependents or beneficiaries under the corresponding Company Benefit Plan in which such employees participated immediately prior to the Effective Time, (ii) provide Company Employees and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under any Company Benefit Plan in satisfying any analogous deductible or out-of-pocket maximum requirements for the year in which the Effective Time occurs and (iii) waive any waiting period or evidence of insurability requirement that would otherwise be applicable to a Company Employee and their eligible dependents on or after the Effective Time, to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Effective Time; provided, in each case of clauses (i)-(iii), solely to the extent permitted under the terms and conditions of applicable insurance contracts as of the Effective Time.

(f)    With respect to any accrued but unused personal, sick or vacation time to which any Company Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Company Employee immediately prior to the Effective Time, Parent shall cause the Surviving Corporation to, as applicable (and without duplication of benefits), allow such Company Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of Parent or the Surviving Corporation, as they may be amended from time to time. To the extent payout of leave is required by Law (as determined by Parent) for any accrued leave balances, Parent shall not assume such liabilities, and Parent and the Company shall instead coordinate to ensure that any required payouts of leave occur in compliance with applicable Laws, provided that, for the avoidance of doubt, Company Employees shall not, following the Effective Time, be required to be credited with leave balances that are paid out pursuant to this sentence.

(g)    The Company and Parent (i) agree that cash incentive bonuses for the 2023 calendar year shall be treated as set forth in Section 7.03(g)(i) of the Company Disclosure Letter, and (ii) shall cooperate and work together in good faith, and following consultation with Parent, the Company shall use best efforts to take, or cause to be taken, all actions necessary or advisable, to comply with the obligations set forth in Section 7.03(g)(ii) of the Company Disclosure Letter.

(h)    If directed by Parent in writing at least five Business Days prior to the Merger Closing Date, the Company shall terminate (or terminate participation in) any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code (the “Company 401(k) Plan”), effective not later than the Business Day immediately preceding the Merger Closing Date. In the event that Parent elects such termination or (termination of participation), the Company shall provide Parent with evidence that such Company 401(k) Plan has been terminated (or participation in such Company 401(k) Plan has been terminated) pursuant to resolutions of the Company Board (the form and substance of which shall be subject to the prior review and reasonable approval by Parent).

(i)    The provisions of this Section 7.03 are solely for the benefit of the parties hereto, and no provision of this Section 7.03 shall (i) create any third-party beneficiary rights in any Company Employee or any other Person (including any beneficiary or dependent thereof) in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan, any Surviving Corporation Plan or other employee program or any plan or arrangement of Parent or any of its Affiliates, (ii) be construed to modify, amend or establish any benefit plan, program or arrangement or (iii) in any way affect the ability of the parties hereto or any other Person to modify, amend or terminate any of its benefit plans, programs or arrangements. Nothing in this Agreement shall confer upon any director, employee or service provider of the Company or any Company Subsidiary any right to continue in the employ or service of the Surviving Corporation, Parent or any subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Parent or any subsidiary or Affiliate thereof to discharge or terminate the services of any director, employee or individual service provider of the Company or any Company Subsidiary at any time for any reason whatsoever, with or without cause.

SECTION 7.04 Indemnification.

(a)    All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the Agreement Date, a director, officer, employee or agent (including as a fiduciary with respect to an employee benefit plan) of the Company or its predecessors (each, an “Indemnified Party”) as provided in the Company Charter, the Company Bylaws or any indemnification agreement between such Indemnified Party and the Company (in each case, as in effect as of the Agreement Date and, in the case of any indemnification agreement, as set forth in Section 7.04(a) of the Company Disclosure Letter and of which the Company has made available to Parent true, correct and complete copies) (i) shall be assumed by the Surviving Corporation, without further action, at the Effective Time, (ii) shall survive the Merger, (iii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions and (iv) for a period of six years following the Agreement Date, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(b)    From the Effective Time and ending six years thereafter, Parent shall (and shall cause the Surviving Corporation to) indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law (and shall advance expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if a court of competent jurisdiction determines in a final, nonappealable judgment that such Person is not entitled to be indemnified hereunder), each Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions.

(c)    At or prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain and fully pay the premium for “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) for the period beginning upon the Effective Time and ending six years from the Effective Time, covering each Person currently covered by the Company’s or any Company Subsidiary’s directors’ and officers’ liability insurance policies and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are in the aggregate, no less favorable to the insureds than those of the Company’s directors’ and officers’ liability insurance policies in effect on the Agreement Date (the “Existing D&O Policies”); provided that the maximum aggregate amount expended by the Company for such “tail” insurance policies shall not exceed 300% of the aggregate annual premium payable by the Company for coverage for its current fiscal year under the Existing D&O Policies (the “Maximum Amount”); provided, further, that in no event shall the cost of any such “tail” insurance policy exceed the Maximum Amount, and if such cost would exceed the Maximum Amount, then the Company may obtain a “tail” insurance policy with the greatest coverage available for a cost equal to the Maximum Amount. If such “tail” insurance policies have been obtained by the Company, Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause the Surviving Corporation to honor all obligations thereunder. In the event the Company does not obtain such “tail” insurance policies, then, for the period beginning upon the Effective Time and ending six years from the Effective Time, Parent shall either purchase such “tail” insurance policies or Parent shall maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions); provided that, in the event the Existing D&O policies are maintained by Parent, neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of the Maximum Amount and, in the event a “tail” insurance policy is obtained by Parent, neither Parent nor the Surviving Corporation shall be required to pay an aggregate amount for such “tail” insurance policy in excess of the Maximum Amount; provided, further, that if the cost of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain the most advantageous policy from the perspective of the Indemnified Parties available for a cost equal to the Maximum Amount; provided, further, that the Surviving Corporation may substitute therefor policies of a reputable and financially sound insurance company containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are in the aggregate no less favorable to any Indemnified Party.

(d)    In the event that (i) the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties or other assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 7.04.

(e)    From and after the Effective Time, the obligations of Parent and the Surviving Corporation under this Section 7.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.04 applies without the consent of such affected Indemnified Party. The provisions of this Section 7.04 are, from and after the Effective Time, intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, their heirs and their representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

(f)    After the Effective Time, Parent shall cause the Surviving Corporation to fully perform each of its covenants and obligations set forth in this Section 7.04.

SECTION 7.05 Fees and Expenses. Except as set forth in Section 7.01, Section 7.04, Section 7.07 and Section 9.03, all fees and expenses incurred in connection with this Agreement, the Merger and the other

Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Parent shall pay all fees required by the HSR Act and any Foreign Antitrust Law.

SECTION 7.06 Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to Merger and the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including in connection with the making of any filings or notifications required under the HSR Act or any Foreign Antitrust Laws in connection with the transactions described in this Agreement or to respond to any requests for information or documents made by a Governmental Entity investigating the transactions described in this Agreement), court process or by obligations pursuant to any listing agreement with any national or non-U.S. securities exchange; provided that the restrictions set forth in this Section 7.06 shall not apply to any release, announcement or disclosure made or proposed to be made (A) by the Company with respect to any Adverse Recommendation Change made in accordance with this Agreement or any Company Takeover Proposal or as otherwise permitted by Section 6.02 or (B) by Parent in response to any Adverse Recommendation Change, any Company Takeover Proposal that becomes publicly known or any press release or public statement by the Company with respect to the foregoing; provided, further, that nothing in this Section 7.06 will restrict any announcement, press release or other public statement to the extent the content thereof was previously disclosed, issued or made in compliance with this Section 7.06. The parties hereto agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties hereto.

SECTION 7.07 Transfer Taxes. Except as provided in Section 3.02(b), all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) imposed on the Transactions shall be borne by Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

SECTION 7.08 Stockholder Litigation. During the Pre-Closing Period, the Company shall provide Parent an opportunity to review and to propose comments to all material filings or responses to be made by the Company in connection with any Proceedings commenced, or to the Knowledge of the Company, threatened in writing, by or on behalf of one or more stockholders of the Company, against the Company and its directors relating to any Transaction, and the Company shall give reasonable and good faith consideration to any comments proposed by Parent. In no event shall the Company enter into, agree to or disclose any settlement with respect to such Proceedings without Parent’s consent, such consent not to be unreasonably withheld, delayed or conditioned, except (a) to the extent such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible) or (b) such settlement relates solely to the provision of additional disclosure in the Proxy Statement, but, in each case, only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or its Affiliates. The Company shall (x) notify Parent promptly of the commencement or written threat of any such Proceedings of which it has received notice or become aware and (y)  keep Parent promptly and reasonably informed regarding any such Proceedings.

SECTION 7.09 Communications and Interactions with Regulatory Authorities; Applicable Proceedings.

(a)    Subject to applicable Law and without limiting any of the parties’ respective obligations in Sections 6.01 and 7.02, during the Pre-Closing Period, the Company shall use its commercially reasonable efforts to (i) provide notice to Parent prior to any requested, proposed, or scheduled meeting with the FDA or any other Regulatory Authority relating to any Product Candidate and consider in good faith any input with respect thereto timely provided by Parent, (ii) reasonably promptly inform Parent of, and provide Parent with a reasonable opportunity to review and comment on, any filing proposed to be made by or on behalf of the Company (including any Health Care Submission), and any material written correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Regulatory Authority by or on behalf of the Company, in each case, relating to any Product Candidate, and consider incorporation of Parent’s timely-provided comments in good faith, (iii) reasonably promptly inform Parent in writing of any material communication (written or oral) with or from the FDA or any other Regulatory Authority relating to any Product Candidate, and (iv) inform Parent as soon as possible in writing of any reports or other communication of any material safety information (including adverse events of special interest and any serious adverse events as such term is defined or described at 21 C.F.R. 312.32) relating to any Product Candidate, and consider incorporation of Parent’s timely-provided comments in good faith.

(b)    Subject to applicable Law and without limiting any of the parties’ respective obligations under Section 6.01 and Section 7.02, except for activities undertaken as set forth in Section 7.09(b) of the Company Disclosure Letter, the Company shall obtain Parent’s written consent (not to be unreasonably withheld) prior to selecting, updating, changing, clearing, testing for safety and marketing purposes, initiating use of, or establishing any Trademark or potential Trademark (including any branding, logo, trade dress, tagline or get up) or any domain name proposed to be used in connection with, or as a brand for, any Product Candidate (in each case internally or externally to the Company), including (A) performing a selection, a legal clearance and/or a name safety and related market research for potential Trademarks for any Product Candidate, (B) submission of any filing for Trademark registration or response to office action or opposition with the U.S. Patent and Trademark Office or any foreign equivalent for a registered Trademark with the intent that such Trademark would be used in connection with, or as a brand for, any Product Candidate and (C) branding (including logo, trade dress, tagline or get up), naming, and/or product descriptions that are submitted as part of any review in connection with any such Trademark activities, including name related reviews, with a Governmental Entity.

(c)    Subject to applicable Law and without limiting any of the parties’ respective obligations in this Agreement, (i) the Company shall use commercially reasonable efforts to reasonably promptly inform Parent in writing of any correspondence or other written communications from any third party related to the settlement or disposition of any pending, potential or threatened Proceeding relating to the Company Intellectual Property (each, an “Applicable Proceeding”) and shall reasonably promptly provide Parent with copies of any such correspondence or other communications, (ii) the Company shall provide Parent with copies of any correspondence or other written communications by or on behalf of the Company or any of its Representatives to any third party related to the settlement or disposition of any Applicable Proceeding and shall provide Parent with a reasonable opportunity to review and comment thereon, prior to sending such correspondence or other communication, and (iii) the Company shall notify Parent prior to engaging in any settlement or disposition of any Applicable Proceeding and shall consider in good faith Parent’s timely input with respect thereto.

(d)    Parent acknowledges and agrees that nothing contained in this Section 7.09 is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time in violation of applicable Law, and nothing set forth in this Section 7.09 shall require that the Company take any action that the Company determines in good faith would violate applicable Law. The Company acknowledges and agrees that nothing contained in this Section 7.09 is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or Merger Sub prior to the Effective Time in violation of applicable Law.

SECTION 7.10 Rule 16b-3 Matters. Prior to the Effective Time, the Company shall take all steps as may be required to cause any dispositions or cancellations or deemed dispositions or cancellations of Company equity securities (including derivative securities) in connection with this Agreement or the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

SECTION 7.11 Merger Sub and Surviving Corporation Compliance. Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to comply with all of its respective obligations under this Agreement and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

SECTION 7.12 Existing CVR Assumption. As of the Effective Time, the Surviving Corporation expressly assumes payment of amounts on all Existing CVRs and the performance of every duty and covenant of the Existing CVR Agreement on the part of the Company to be performed or observed.

SECTION 7.13 Stock Exchange De-listing. The Surviving Corporation shall cause the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

SECTION 7.14 No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations, subject to the provisions in Section 6.01.

SECTION 7.15 CVR Agreement. At or immediately prior to the Effective Time, Parent will execute and deliver, and Parent will cause the Rights Agent to execute and deliver, the CVR Agreement. Parent shall take any actions necessary to cause the CVRs to be issued as part of the Merger Consideration, Company Stock Option Consideration, Company RSU Consideration, Company PSU Consideration and the consideration payable in respect of the Company Warrants, in each case, as provided herein. Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

SECTION 7.16 Delivery of Copy of Data Room. Prior to the Merger Closing, the Company shall use commercially reasonable efforts to deliver to Parent, on one or more USB electronic storage devices, a complete and accurate electronic copy of the Data Room, which shall include all documents and other materials included in the Data Room at the time of the Merger Closing.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE MERGER

SECTION 8.01 Conditions to Each Party’s Obligation. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled thereto) on or prior to the Merger Closing Date of the following conditions:

(a)    No Legal Restraints. No Governmental Entity having jurisdiction over the Company, the Parent or Merger Sub shall have enacted or issued any Law, Judgment or other legal restraint (in each case, whether temporary, preliminary or permanent in nature) prohibiting the consummation of the Merger that is still in effect (any such Law or a Judgment, a “Legal Restraint”);

(b)    Required Regulatory Approval.

(i)    The waiting period under the HSR Act, and any commitment by the parties hereto not to consummate the Transactions before a certain date under a timing agreement with any Governmental Entity with the authority to enforce any Antitrust Law, shall have either expired or been earlier terminated;

(ii)    The Consents in Section 8.01(b)(ii) of the Company Disclosure Letter shall have been obtained if required as set forth in such Section; and

(c)    Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

SECTION 8.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted by Law, waiver by Parent and Merger Sub) on or prior to the Merger Closing Date of the following conditions:

(a)    Representations and Warranties of the Company. The representations and warranties of the Company (i) set forth in the first sentence of Section 4.03 and in Section 4.08(a) shall be true and correct as of the Merger Closing Date as though made at and as of such date; (ii) set forth in Section 4.02(a), Section 4.02(d), Section 4.02(e) and Section 4.02(i) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) except for any de minimis inaccuracies; (iii) set forth in Section 4.01, Section 4.02 (c), (f) and (h), Section 4.03 (other than the first sentence of Section 4.03), Section 4.04, Section 4.16(d), Section 4.21, Section 4.22, Section 4.23, Section 4.24 and Section 4.26 shall be true and correct in all material respects (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein), at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), and (iv) set forth in Article IV other than those specified in the foregoing clauses (i), (ii) and (iii) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)    Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time;

(c)    No Proceedings. There shall not be any pending Proceeding of the type set forth in Section 8.02(c) of the Company Disclosure Letter, brought by any Governmental Entity described in Section 8.02(c) of the Company Disclosure Letter, seeking to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger; and

(d)    Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated the Merger Closing Date and signed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer, certifying that the conditions set forth in clauses (a) and (b) of this Section 8.02 have been satisfied.

SECTION 8.03 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or, to the extent permitted by Law, waiver by the Company) on or prior to the Merger Closing Date of the following conditions:

(a)    Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b)    Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement as of the Effective Time; and

(c)    Parent Officer’s Certificate. The Company shall have received from Parent a certificate, dated the Merger Closing Date and signed on behalf of Parent by a duly authorized officer of Parent, certifying that the conditions set forth in clauses (a) and (b) of this Section 8.03 have been satisfied.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as otherwise expressly noted):

(a)    by mutual written consent of Parent, Merger Sub and the Company;

(b)    by either Parent or the Company:

(i)    if the Merger shall not have been consummated on or prior to June 11, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose material breach of this Agreement has been a principal cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date; provided, further that, if on the Outside Date, the conditions set forth in Section 8.01(a) (as a result of any Legal Restraint arising under any Antitrust Laws), Section 8.01(b) or Section 8.02(c) shall not have been satisfied or waived but all other conditions to closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at closing, shall be capable of being satisfied on such date), then the Outside Date shall be automatically extended to September 11, 2024; provided, further that, if on the extended Outside Date, the conditions set forth in Section 8.01(a) (as a result of any Legal Restraint arising under any Antitrust Laws), Section 8.01(b) or Section 8.02(c) shall not have been satisfied or waived but all other conditions to closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at closing, shall be capable of being satisfied on such date), then the Outside Date shall be automatically extended once more to December 11, 2024.

(ii)    if any Legal Restraint permanently restraining, enjoining, preventing or prohibiting or otherwise making illegal the Merger shall be in effect and shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any party hereto if such Legal Restraint is primarily due to such party’s failure to comply in all material respects with its obligations under Section 7.02 in respect of any such Legal Restraint; or

(iii)    if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (or any adjournment or postponement thereof) and at which a vote by the Company’s stockholders on the adoption of this Agreement was taken;

(c)    by Parent, if the Company breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform individually or in the aggregate with all such other breaches or failures to perform (i) would result in the failure of any of a condition set forth in Section 8.02(a) or Section 8.02(b) and (ii) cannot be or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach or failure to perform and (y) the Outside Date; provided that Parent and Merger Sub are not then in material breach of any representation, warranty, covenant or other obligation contained in this Agreement;

(d)    by Parent at any time prior to receipt of the Company Stockholder Approval, if: (i) an Adverse Recommendation Change has occurred, (ii) after any Company Takeover Proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), the Company Board fails to publicly affirm the Company Board Recommendation within 10 Business Days after receipt of a written request by Parent to do so (or, if earlier, by the close of business on the Business Day immediately preceding the then scheduled Company Stockholders Meeting, provided that the Company has received such request prior to the second Business Day before the then scheduled date of the Company Stockholders Meeting); provided, that Parent may only make such request twice with respect to each Company Takeover Proposal or material modification thereof or (iii) the Company Board or the Company intentionally and materially breaches its obligations under Section 6.02;

(e)    by the Company, if Parent or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) had or would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect and (ii) has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach or failure to perform and (y) the Outside Date (provided that the Company is not then in material breach of any representation, warranty, covenant or other obligation contained in this Agreement); or

(f)    by the Company, prior to receipt of the Company Stockholder Approval, (i) in order to enter into, concurrently with the termination of this Agreement, a definitive written agreement providing for a Superior Company Proposal in accordance with Section 6.02, (ii) if the Company Board has materially complied with its obligations under Section 6.02 in respect of such Superior Company Proposal and (iii) if the Company has paid, or simultaneously with the termination of this Agreement pays, the Company Termination Fee due under Section 9.03(a) that is payable if this Agreement is terminated pursuant to this Section 9.01(f).

The party hereto desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is being effected.

SECTION 9.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Merger Sub, on the one hand, or the Company, on the other hand (except to the extent that such termination results from the fraud or Willful Breach by a party hereto of any representation, warranty, covenant or other provision set forth in this Agreement); provided that the last sentence of Section 7.01, this Section 9.02, Section 9.03 and Article X, and any definitions contained in this Agreement and referred to but not contained in any such provisions, which provisions and definitions shall survive such termination.

SECTION 9.03 Termination Fees.

(a)    The Company shall pay to Parent a fee of $112,000,000 (the “Company Termination Fee”) if (i) the Company terminates this Agreement pursuant to Section 9.01(f), (ii) Parent terminates this Agreement pursuant to Section 9.01(d) or would have been entitled to terminate this Agreement pursuant to Section 9.01(d) prior to or at the time the Company terminates this Agreement pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii) or (iii) (A) after the Agreement Date, a bona fide Company Takeover Proposal is publicly proposed or announced or shall have become publicly known and such Company Takeover Proposal is not publicly withdrawn, (B) (x) this Agreement is subsequently terminated by either Parent or the Company pursuant to Section 9.01(b)(i) (except in a termination giving rise to the payment of a Parent Termination Fee) or Section 9.01(b)(iii) or (y) this Agreement is subsequently terminated by Parent pursuant to Section 9.01(c), and (C) within 12 months after such termination, the Company consummates any transaction included within the definition of Company Takeover Proposal or the Company enters into a definitive agreement with respect to any transaction included within the definition of Company Takeover Proposal, in each case, whether or not involving the same Company Takeover Proposal or the Person or group making the Company Takeover Proposal referred to in clause (A). For purposes of this Section 9.03(a), the term “Company Takeover Proposal” shall have the meaning set forth in the definition of Company Takeover Proposal contained in Section 1.01 except that all references to 20% shall be deemed references to 50%. Any fee due under this Section 9.03(a) shall be paid by wire transfer of same-day funds to an account designated by Parent, (1) in the case of clause (i), prior to or simultaneously with such termination of this Agreement, (2) in the case of clause (ii), within two Business Days after the date of such termination of this Agreement and (3) in the case of clause (iii), within two Business Days after the earlier to occur of (x) the consummation of such transaction or (y) entry into such definitive agreement referred to in clause (a)(iii)(C) of this Section 9.03. The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(b)    In the event the Company Termination Fee described in this Section 9.03 is paid to Parent in accordance with Section 9.03(a), such Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or Merger Sub and constitute their sole and exclusive remedy of Parent and Merger Sub against the Company and its current, former or future stockholders and Representatives for any loss suffered as a result of the failure of the Transactions to be consummated and none of the Company and its current, former or future stockholders or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided that nothing contained in this Agreement shall relieve any party hereto from liability for fraud or any Willful Breach of this Agreement. If the Company fails to pay in a timely manner the Company Termination Fee due pursuant to Section 9.03(a) and, in order to obtain such payment, Parent makes a claim that results in a judgment for the Company Termination Fee, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the Company Termination Fee at the prime rate of Citibank, N.A. in effect from time to time from the date such payment was required to be made hereunder through the date such payment was actually received.

(c)    If this Agreement is terminated (x) (i) pursuant to Section 9.01(b)(i), and at the time of such termination, (A) any condition set forth in Section 8.01(b) or Section 8.02(c) (solely as it relates to Proceedings arising under Antitrust Laws) is not satisfied, or (B) the condition set forth in Section 8.01(a) is not satisfied solely as a result of any Legal Restraint arising under any Antitrust Laws, or (ii) pursuant to Section 9.01(b)(ii) in respect of any Legal Restraint arising under Antitrust Laws, and (y) at the time of such termination, all conditions set forth in Section 8.01 and Section 8.02 (other than those specified in the foregoing clauses (x)(i)(A) and (x)(i)(B)) have been satisfied (or if any such conditions are by their nature to be satisfied at the Merger Closing, would have been capable of being satisfied or, to the extent permitted by applicable Law, waived on the date of such termination), then Parent shall pay to the Company a fee of $192,000,000 (the “Parent Termination Fee”) within two Business Days after such termination. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(d)    In the event the Parent Termination Fee described in this Section 9.03 is paid to Company in accordance with Section 9.03(c), such Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Company and constitute the sole and exclusive remedy of the Company against Parent and Merger Sub and their current, former or future stockholders and Representatives for any loss suffered as a result of the failure of the Transactions to be consummated none of Parent, Merger Sub and their current, former or future stockholders or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided that nothing contained in this Agreement shall relieve any party hereto from liability for fraud or any Willful Breach of this Agreement. If Parent fails to pay in a timely manner the Parent Termination Fee due pursuant to Section 9.03(c) and, in order to obtain such payment, the Company makes a claim that results in a judgment for the Parent Termination Fee,

Parent shall pay to the Company its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the Parent Termination Fee at the prime rate of Citibank, N.A. in effect from time to time from the date such payment was required to be made hereunder through the date such payment was actually received.

(e)    Each of the parties hereto acknowledges that the agreements contained in this Section 9.03 are an integral part of the Transactions and that, without these agreements, the parties hereto would not enter into this Agreement.

SECTION 9.04 Amendment; Extension; Waiver.

(a)    This Agreement may be amended by the parties hereto at any time prior to the Effective Time. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. This Agreement may not be amended or supplemented after the Effective Time.

(b)    This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 9.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.01 or an amendment of this Agreement or an extension or waiver with respect to this Agreement pursuant to Section 9.04 shall, in order to be effective, require, in the case of Parent, Merger Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors. Termination of this Agreement pursuant to Section 9.01 shall not require the approval of the stockholders of the Company or Parent as sole stockholder of Merger Sub.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time. The Confidentiality Agreements shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

SECTION 10.02 Notices. Any notice, request, or demand desired or required to be given hereunder will be in writing and will be given by personal delivery, email delivery, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party hereto will have previously designated by such a notice. The effective date of any notice, request, or demand will be the date of personal delivery, the date on which email is sent (provided that the sender of such email does not receive a written notification of delivery failure) or one day after it is delivered to a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Agreement and with all charges prepaid.

(a)	if to Parent or Merger Sub, to

Novartis AG
Lichtstrasse 35
4056 Basel
Switzerland
Attention: Jonathan Emery, Head Legal M&A, Novartis International AG
Email: [*]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Telephone No.: (202) 637-5600

Attention: Joseph Gilligan, Mahvesh Qureshi, Gabrielle Witt, Katherine Keeley
Email: [*]

(b)	if to the Company, to

Chinook Therapeutics, Inc.
400 Fairview Ave. N., Suite 900
Seattle, WA 98109
Telephone No.: (206) 485-7241
Attention: Eric Dobmeier, President & CEO
Kirk Schumacher, SVP & General Counsel
Email: [*]

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
555 California Street
San Francisco, California 94104
Telephone No.: (415) 875-2300
Attention: Effie Toshav, Douglas N. Cogen, David K. Michaels
Email: [*]

SECTION 10.03 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

SECTION 10.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.05 Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties.

(a)    This Agreement (including all Exhibits, Annexes and Schedules, including the Company Disclosure Letter, attached to this Agreement), the CVR Agreement (including all Exhibits, Annexes or

Schedules thereto) and the Confidentiality Agreements (including all Exhibits, Annexes or Schedules thereto) (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement, the CVR Agreement and the Confidentiality Agreements and (ii) except for Section 7.04, are not intended to confer upon any Person other than the parties hereto any rights or remedies. Notwithstanding clause (ii) of the immediately preceding sentence, following the Effective Time the provisions of Article III shall be enforceable by holders of Certificates and holders of Book-Entry Shares solely to the extent necessary to receive the Merger Consideration to which such holders are entitled to thereunder, and the provisions of Section 3.03 shall be enforceable by holders of awards under the Company Stock Plans.

(b)    Except for the representations and warranties contained in Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Merger Sub is relying on, any other express or implied representation or warranty with respect to the Company or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions (including with respect to the accuracy or completeness thereof). In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company’s business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that neither Parent nor Merger Sub has relied upon the Company or its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives, or any other Person, with respect thereto. Accordingly, each of Parent and Merger Sub hereby acknowledge that neither the Company nor its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives, nor any other Person, has made or is making any representation or warranty or has or shall have any liability (whether pursuant to this Agreement, in tort or otherwise) with respect to such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), except as expressly set forth in Article IV.

(c)    Except for the representations and warranties contained in Article V, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes, and the Company is not relying on, any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions (including with respect to the accuracy or completeness thereof).

SECTION 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 10.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void; notwithstanding the foregoing, Merger Sub or Parent may assign, in its sole discretion and without consent of the other parties, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Merger Sub) or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub or Parent, as applicable, of any of its obligations under this Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 10.08 Specific Enforcement; Jurisdiction.

(a)    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 10.08(b), without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The right to specific enforcement shall include the right of the Company to cause Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereto acknowledges and agrees that the right of specific enforcement is an integral part of the Transactions and without such right, none of the parties hereto would have entered into this Agreement. If, prior to the Outside Date, any party hereto brings any Proceeding, in each case, in accordance with Section 10.08(b), to enforce specifically the performance of the terms and provisions hereof by any other party hereto, the Outside Date shall automatically be extended by (i) the amount of time during which such Proceeding is pending, plus 20 Business Days or (ii) such other time period established by the court presiding over such Proceeding, as the case may be.

(b)    Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or, solely if the Delaware Court of Chancery does not have subject matter jurisdiction thereof, any other court of the State of Delaware or any federal court sitting in the State of Delaware, for the purpose of any Proceeding arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in the Delaware Court of Chancery or, solely if the Delaware Court of Chancery does not have subject matter jurisdiction thereof, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any Proceeding arises out of this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, on behalf of itself or its property, by U.S. registered mail to such party’s respective address set forth in Section 10.02 (provided that nothing in this Section 10.08(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement, the Merger or any of the other Transactions in any court other than the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware). The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

SECTION 10.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY

PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.09.

SECTION 10.10 Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

SECTION 10.11 Cooperation. The parties hereto agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other parties hereto to evidence or effect the Transactions and to carry out the intent and purposes of this Agreement.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

NOVARTIS AG, as Parent

By:	/s/ Antoine Audoly
Name:	Antoine Audoly
Title:	Authorized Signatory

By:	/s/ Janet Raimondo
Name:	Janet Raimondo
Title:	Authorized Signatory

CHERRY MERGER SUB INC., as Merger Sub

By:	/s/ Eduard Marti
Name:	Eduard Marti
Title:	Vice President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

CHINOOK THERAPEUTICS, INC.,
as the Company

By:	/s/ Eric L. Dobmeier
Name:	Eric L. Dobmeier
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

By and between

Novartis AG

and

[●]

as Rights Agent

Dated as of [●], 2023

i

CONTINGENT VALUE RIGHTS AGREEMENT

CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 2023 (this “Agreement”), by and between Novartis AG, a company organized under the laws of Switzerland (“Parent”) and [●], a [●], as the Rights Agent (the “Rights Agent”), in favor of each person who from time to time holds one or more contingent value rights to receive the Milestone Payments (as defined below) upon the satisfaction of the Milestones (as defined below) during the Milestone Periods (as defined below) (each such contingent value right, a “CVR”), subject to the terms and conditions set forth herein.

RECITALS

WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated June 11, 2023 (the “Merger Agreement”), by and among Chinook Therapeutics, Inc., a Delaware corporation (the “Company”), Parent, Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the merger and as an indirect wholly owned Subsidiary of Parent (the “Surviving Corporation”), on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of the Merger Agreement, and in accordance with the terms and conditions thereof, Parent has agreed to provide to the Holders (as defined herein) contingent value rights as hereinafter described; and

WHEREAS, pursuant to this Agreement, the potential amount payable per CVR with respect to Milestone 1 is $2.00 in cash, without interest, and the potential amount payable per CVR with respect to Milestone 2 is $2.00 in cash, without interest (each, a “Milestone Payment” and together, the “Milestone Payments”).

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Acting Holders” means, at the time of determination, Holders of at least 45% of the outstanding CVRs as set forth in the CVR Register.

“Business Day” means any day on which banks are not required or authorized by Law to close in New York, New York or Basel, Switzerland.

“Change in Control” means (a) a merger or consolidation in which Parent is a constituent party and is not the surviving entity or (b) any merger or consolidation in which Parent is a constituent party and is the surviving entity but in which the stockholders of Parent immediately prior to such transaction own less than 50% of the voting power of Parent immediately after such merger or consolidation.

“Equity Award Holder” means a Holder of a CVR granted with respect to a Company Equity Award.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Indication(s)” means either of Indication 1 or Indication 2, or collectively, Indication 1 and Indication 2, as applicable.

“Indication 1” means the treatment of Immunoglobulin A nephropathy in patients.

“Indication 2” means the treatment of focal segmental glomerulosclerosis in patients.

“Majority Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs as set forth in the CVR Register.

“Milestone(s)” means either of Milestone 1 or Milestone 2, or collectively, Milestone 1 and Milestone 2, as applicable.

“Milestone 1” means Regulatory Approval for the Valued Product for Indication 1, which Regulatory Approval does not impose an Unanticipated REMS with respect to the Valued Product for such Indication.

“Milestone 2” means Regulatory Approval for the Valued Product for Indication 2.

“Milestone Payment Amount” means, for a given Holder, with respect to the achievement of each Milestone (if at all), a one-time payment equal to the product of (a) the Milestone Payment and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Achievement Notice.

“Milestone Period(s)” means either of Milestone Period 1 or Milestone Period 2, or collectively, Milestone Period 1 and Milestone Period 2, as applicable.

“Milestone Period 1” means, with respect to Milestone 1, the period commencing as of the Effective Time and ending on December 31, 2025.

“Milestone Period 2” means, with respect to Milestone 2, the period commencing as of the Effective Time and ending on December 31, 2029.

“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“Party” shall mean either of the Rights Agent or Parent, as applicable.

“Permitted Transfer” means a transfer of a CVR (a) upon death of a Holder by will or intestacy, (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order, (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by The Depository Trust Company (“DTC”) or (f) as permitted by Section 2.6.

“Regulatory Approval” means the approval by the FDA of a new drug application (including any supplemental new drug application) filed with the FDA pursuant to 21 U.S.C § 355(b) and 21 C.F.R. Part 314 (for clarity, including accelerated approval under 21 C.F.R. Part 314 Subpart H) or a biologics license application (including any supplemental biologics license application) filed with the FDA pursuant to 42 U.S.C. § 262 and 21 C.F.R. Part 601 (for clarity, including accelerated approval under 21 C.F.R. Part 601 Subpart E) that is necessary for the commercial marketing and sale of the Valued Product in the United States of America for the

applicable Indication, regardless of any (i) limitations on patient population, (ii) obligation to conduct any post-marketing study or (iii) other than with respect to Milestone 1 as set forth in the definition thereof, contraindications or limitations on use, or other conditions, restrictions or commitments placed upon such approval.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Significant Pharmaceutical Company” means a company which, together with its Affiliates, has capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products that, in its most recent fiscal year completed prior to the close of the transaction pursuant to which such company obtained global rights to the Valued Product as set forth in this Section 4.3(a), had annual consolidated revenues (with its Affiliates) of at least $10 billion, as reflected in such company’s audited financial statements.

“Unanticipated REMS” means a Risk Evaluation and Mitigation Strategy imposed by the FDA on a Regulatory Approval pursuant to 21 U.S.C. § 355-1 that is related to liver toxicity.

“Valued Product” means (a) the endothelin A receptor antagonist known as atrasentan and (b) any modification or derivative of the compound in clause (a), in each case, whether as the sole active ingredient or in combination with other active ingredients.

“Warrant Holder” means a Holder of a CVR granted with respect to a Company Warrant.

Section 1.2    Other Definitional Provisions. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed, in each case, to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Unless the context requires otherwise (i) any reference in this Agreement to any Person shall be construed to include such Person’s successors and permitted assigns, (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iii) all references in this Agreement to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, unless otherwise indicated, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection and (v) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party hereto drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Unless indicated otherwise, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m. Eastern Time on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the fourth decimal place, except in respect of payments, which shall be rounded down to the nearest whole United States cent.

ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1    CVRs. Notwithstanding anything to the contrary, this Agreement shall only become effective as of, and contingent upon, the Closing and shall be void ab initio and of no effect upon the valid termination of the Merger Agreement. The initial Holders shall be the (i) holders of shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Article III of the Merger Agreement, (ii) Equity Award Holders whose Company Equity Awards converted into the right to receive the Merger Consideration pursuant to Article III of the Merger Agreement and (iii) Warrant Holders whose Company Warrants converted into the right to receive the Merger Consideration pursuant to Article III of the Merger Agreement.

Section 2.2    Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of the CVRs, in whole or in part, that is not a Permitted Transfer, will be null and void ab initio and of no effect.

Section 2.3    No Certificate; Registration; Registration of Transfer; Change of Address.

(a)    Holders’ rights and obligations in respect of CVRs derive solely from this Agreement; the CVRs shall not be evidenced by a certificate or other instrument.

(b)    The Rights Agent shall keep an up-to-date register (the “CVR Register”) for the purpose of (i) identifying the Holders of the CVRs and (ii) registering CVRs and Permitted Transfers thereof. The CVRs shall initially, in the case of the holders of shares of Company Common Stock immediately prior to the Effective Time (other than Appraisal Shares or shares of Company Common Stock owned by the Company, a Company Subsidiary, Parent, Merger Sub or any other Subsidiary of Parent), be registered in the names and addresses of the respective holders as set forth in the form Parent furnishes or causes to be furnished to the Rights Agent pursuant to Section 4.1, and in a denomination equal to the number of shares of Company Common Stock converted into the right to receive the Merger Consideration. The CVR Register will initially show one position for Cede & Co. representing all of the shares of Company Common Stock held by DTC on behalf of the street holders of the shares of Company Common Stock held by such holders as of immediately prior to the Effective Time. In the case of an Equity Award Holder or Warrant Holder, the CVRs held by such Equity Award Holder or Warrant Holder, as applicable, shall initially be registered in the name and address of such Equity Award Holder or Warrant Holder, as applicable, and in a denomination equal to the number of shares of Company Common Stock subject to the Company Equity Awards or Company Warrants, as applicable, held by such Equity Award Holder or Warrant Holder immediately prior to the Effective Time, as set forth in a schedule delivered by the Company to Parent and the Rights Agent (the “Capitalization Schedule”). The Rights Agent hereby acknowledges the restrictions on transfer contained in Section 2.2 and agrees not to register a transfer which does not comply with Section 2.2.

(c)    Within five Business Days after receipt by the Rights Agent of a written request by any three Holders (or any Holder or Holders holding in the aggregate 5% of the CVRs outstanding) stating such Holder’s or Holders’ desire to communicate with other Holders with respect to their rights under this Agreement, and accompanied by a form of proxy or other communication which the requesting Holder or Holders propose to transmit, the Rights Agent shall elect to either (i) deliver to such requesting Holder or Holders all information in the possession or control of the Rights Agent as to the names and addresses of all Holders or (ii) inform such requesting Holder or Holders of the approximate number of Holders and the approximate cost of mailing or otherwise transmitting to all Holders the form of proxy or other communication, if any, specified in such written request. In the event the Rights Agent elects to provide the information specified in the foregoing clause (ii), the Rights Agent shall, upon the written request of the requesting Holders, mail or otherwise transmit to all Holders copies of the applicable form of proxy or other communication within five Business Days after the requesting Holder or Holders have provided to the Rights Agent the material to be mailed or otherwise transmitted and payment, or provision for the payment, of the reasonable expenses of such mailing or transmission.

(d)    Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of such CVR in the CVR Register. Any transfer of CVRs will be without charge to the applicable Holder; provided, however, that Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or governmental charge that is imposed in connection with any such registration or transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

(e)    A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4    Payment Procedures.

(a)    If a Milestone is attained at any time prior to the expiration of the respective Milestone Period applicable to such Milestone, then, as promptly as practicable (and in any event within 30 Business Days), Parent will deliver or cause to be delivered to the Rights Agent (i) a written notice (a “Milestone Achievement Notice”) certifying the date of the satisfaction of the applicable Milestone, specifying which Milestone has occurred and that each Holder is entitled to receive the Milestone Payment Amount applicable to such Holder, (ii) any letter of instruction reasonably required by the Rights Agent and (iii) cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, equal to the aggregate Milestone Payment Amounts due to all Holders pursuant to Section 4.2, other than Equity Award Holders (with respect to which any such amounts payable to Equity Award Holders shall be retained by Parent for payment pursuant to Section 2.4(b)(ii) hereof and in accordance with Section 3.03(a)-(c) of the Merger Agreement).

(b)    (i) In the event that Parent delivers a Milestone Achievement Notice, the Rights Agent will promptly, and in any event within 30 Business Days of receipt of such Milestone Achievement Notice and any letter of instruction reasonably required by the Rights Agent, (x) send each Holder at its registered address a copy of such Milestone Achievement Notice and (y) shall also pay the Milestone Payment Amounts to each of the Holders in accordance with the corresponding letter of instruction (1) by check mailed to the address of such Holder, reflected in the CVR Register as of 5:00 p.m. New York City time on the date of such Milestone Achievement Notice and (2) with respect to any such Holder that is due an amount in excess of $25,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of such Milestone Achievement Notice, by wire transfer of immediately available funds to the account specified on such instructions. (ii) Notwithstanding the foregoing, with respect to any Milestone Payment Amount that is payable to an Equity Award Holder, Parent shall cause a Subsidiary of Parent (or, at Parent’s election, a third party payroll provider of national reputation) to pay, as soon as reasonably practicable following the date on which the Milestone Achievement Notice has been delivered to the Rights Agent (but in no event later than

March 15th of the calendar year following the calendar year in which the applicable Milestone was attained), through Parent’s or such Subsidiary’s (or such third party payroll provider’s) payroll system or third party payroll agent or by the Paying Agent, the Milestone Payment Amount applicable to such Equity Award Holder. If any such payment in accordance with this Section 2.4(b)(ii) cannot be made through the applicable payroll system or payroll provider or by the Paying Agent, then the Parent shall cause to be issued a check for such payment to such Equity Award Holder (less applicable withholding Taxes, if any), which check will be sent by overnight courier as soon as reasonably practicable following the delivery of the Milestone Achievement Notice (but in no event later than March 15th of the calendar year following the calendar year in which the applicable Milestone was attained) at the address for such Equity Award Holder set forth in the CVR Register or, if such person is then employed by Parent or a Subsidiary of Parent, at the most recent address on the Parent’s or such Subsidiary’s personnel records for such Equity Award Holder.

(c)    Each of the Rights Agent, Parent and each of their respective Affiliates shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct or withhold therefrom under applicable Law. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder (other than an Equity Award Holder, in its capacity as such), the Rights Agent shall, to the extent practicable, provide notice to the Holder of such potential withholding and, if applicable, a reasonable opportunity for the Holder to provide any necessary Tax forms in order to avoid or reduce such withholding amounts; provided, that the time period for payment of a Milestone Payment by the Rights Agent to such Holder set forth in Section 2.4 shall be extended by a period equal to any delay caused by such Holder in providing such forms. Any such amounts deducted or withheld and remitted to the appropriate Governmental Body in accordance with applicable Law shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Holder to whom such amounts would otherwise have been paid.

(d)    Any cash deposited with the Rights Agent pursuant to Section 2.4(a) (and any interest or other income earned thereon) that remains undistributed as of the six-month anniversary of the achievement of the applicable Milestone shall be delivered by the Rights Agent to Parent or its designated Affiliate, upon demand, and any Holder entitled to his, her or its Milestone Payment Amount hereunder shall thereafter look only to Parent or any successor-in-interest of Parent for payment of its claim for such Milestone Payment Amount (subject to applicable abandoned property, escheat and other similar Law), without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(e)    Neither Parent nor the Rights Agent shall be liable to any person in respect of the Milestone Payment Amounts delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If, despite Parent’s and/or the Rights Agent’s commercially reasonable efforts to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid prior to the date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Entity, any such Milestone Payment Amount shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(f)    Except as otherwise required by applicable Law, the Parties hereto intend to treat Milestone Payment Amounts made with respect to CVRs issued in exchange for shares of Company Common Stock pursuant to the Merger Agreement as additional consideration paid for such shares for Tax purposes.

(g)    The Parties intend, to the extent consistent with applicable Law, (i) to treat the payments from the CVRs received with respect to Company Equity Awards for all U.S. federal and applicable state and local income Tax purposes as compensation payments (and not to treat the issuance of the CVR to Equity Award Holders as a payment itself), (ii) that each payment from the CVRs received with respect to Company Equity Awards be treated as a separate payment for purposes of Section 1.409A-2(b)(2)(i) of the U.S. Treasury Regulations, and (iii) that, to the greatest extent possible, each payment from the CVRs with respect to Company Equity Awards constitute payment within the “short-term deferral” period following the lapse of a “substantial risk of forfeiture” (as such terms are defined for purposes of Section 409A of the Code) or is otherwise paid in compliance with or under an alternative exemption from Section  409A of the Code.

Section 2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)    The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)    The CVRs will not represent any equity or ownership interest in Parent, the Company, any constituent company to the Transactions or any of their respective Subsidiaries or Affiliates.

Section 2.6    Ability to Abandon CVR. A Holder may, at any time and at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, which a Holder may effect by delivery of a written notice of such abandonment to Parent and the Rights Agent. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of “Acting Holders”, the definition of “Majority Holders”, Article V and Section 6.3. The Rights Agent shall update the CVR Register to reflect any abandonment or acquisition of CVRs described in this Section 2.6.

ARTICLE III

THE RIGHTS AGENT

Section 3.1    Certain Duties and Responsibilities. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, fraud, bad faith, willful or intentional misconduct or willful breach by the Rights Agent of this Agreement.

Section 3.2    Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a)    the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Party or Parties;

(b)    whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, fraud, gross negligence, willful or intentional misconduct or willful breach on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in good faith reliance upon such certificate;

(c)    the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)    the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e)    the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers;

(f)    the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g)    the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h)    Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claim, charge, demand, suit or loss incurred without gross negligence, fraud, bad faith, willful or intentional misconduct or willful breach by the Rights Agent of this Agreement;

(i)    the Rights Agent shall not be liable for consequential losses or damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, fraud, bad faith, willful or intentional misconduct or willful breach;

(j)    Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof (which shall not exceed $[●] per year), and (ii) to reimburse the Rights Agent for (x) all Taxes other than (A) withholding Taxes owed by Holders and (B) Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes) and (y) governmental charges, reasonable and documented out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and documented out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(k)    no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(l)    notwithstanding anything to the contrary herein, Parent shall not be required to indemnify, hold harmless or reimburse the expenses of the Rights Agent in connection with any Proceeding commenced by the Rights Agent against Parent; and

(m)    no Holder shall be obligated to indemnify the Rights Agent for, or hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the

Rights Agent’s duties under this Agreement or to pay or reimburse the Rights Agent for any fees, costs or expenses incurred by the Rights Agent in connection with this Agreement or the administration of its duties hereunder, and the Rights Agent shall not be entitled to deduct any amount from the Milestone Payment Amount in any circumstance except as provided in Section 2.4(c).

Section 3.3    Resignation and Removal; Appointment of Successor.

(a)    The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified, but in no event shall such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect, but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least 30 days prior to the date so specified.

(b)    If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent shall, as soon as is reasonably possible, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)    Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within 30 days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(d)    The Rights Agent will cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent.

Section 3.4    Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the predecessor Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Rights Agent. On request of Parent or the successor Rights Agent, the predecessor Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the predecessor Rights Agent.

ARTICLE IV

COVENANTS

Section 4.1    List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, promptly after the Effective Time and in no event later than 30 days following the Effective Time, in such form as Parent receives from the Surviving Corporation’s transfer agent (or other agent performing similar services for the Surviving Corporation), the names and addresses of the Holders (other than Equity Award Holders and Warrant Holders) and, with respect to Equity Award Holders and Warrant Holders, in such form as set forth in the Capitalization Schedule. The Rights Agent will reflect all such names and addresses on the CVR Register and confirm the write up of the CVR Register and list of initial Holders to Parent promptly thereafter and, in any event, within 30 days of the receipt of such names and addresses from Parent or the Surviving Corporation’s transfer agent, as the case may be.

Section 4.2    Payment of Milestone Payment. Parent will cause to be deposited with the Rights Agent, for payment to the Holders, when payable in accordance with the terms of this Agreement, the Milestone Payment Amount to be made to each Holder in accordance with Section 2.4(b)(i) hereof (other than Equity Award Holders, in respect of which the Milestone Payment Amount shall be paid in accordance with Section 2.4(b)(ii) hereof and the payment method specified in Section 3.03(a)-(c) of the Merger Agreement).

Section 4.3    Assignment Transactions; Change in Control.

(a)    Parent shall not, and shall cause its Affiliates (including the Surviving Corporation) not to, sell, assign, transfer or exclusively license all or substantially all of the rights, to research, develop, manufacture, commercialize and otherwise exploit the Valued Product for Indication 1 and/or Indication 2 to a third party if any Milestone Payments remain unpaid unless, as a condition to such sale, assignment, transfer or exclusive license, (i) such third party expressly and unconditionally assumes, by an assumption agreement, executed and delivered to the Rights Agent, in form attached as Annex A, all obligations of Parent, including any payment obligations, set forth in this Agreement with respect to the Milestone with respect to such Indications, including the obligation to pay the Milestone Payment with respect to such Indication if the same has not then been paid, and the obligations of Parent pursuant to Section 4.7 with respect to such Indication, in accordance with the terms hereunder (such obligations in this Section 4.3(a)(i), the “Assumed Obligations”) and (ii) if such third party is not a Significant Pharmaceutical Company, Parent shall remain liable to the extent such third party does not perform such obligations. For clarity, (A) if such third party is a Significant Pharmaceutical Company, upon consummation of such sale, assignment, transfer or exclusive license and execution by such third party of such assumption agreement, and notice thereof to the Rights Agent and the Holders, neither Parent, nor any of its Affiliates (including the Surviving Corporation), shall have any further liability or obligation with respect to any Assumed Obligations, and Parent and its Affiliates (including the Surviving Corporation) shall be fully relieved from any such obligations. Parent shall provide the Rights Agent and the Holders with prompt written notice of any such sale, assignment, transfer or exclusive license and shall provide the Rights Agent with a duly executed copy of the assumption agreement executed by the applicable third party and (B) the restrictions set forth in this Section 4.3(a) shall not apply to sales of any Valued Product made by Parent or its Subsidiaries or Affiliates, any sale, assignment, transfer or exclusive license of all or substantially all of the rights to the Valued Product in any country of the world except for the United States, or ordinary course non-exclusive licensing arrangements between Parent and its Subsidiaries or controlled Affiliates, on the one hand, and third party licensees, distributors and contract manufacturers on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing or selling the Valued Product.

(b)    Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other party, consummate any Change in Control; provided that Parent will cause the Person acquiring Parent to expressly assume in writing Parent’s obligations, duties and covenants under this Agreement to the extent not effected by operation of law. No later than 30 days following the consummation of any Change in Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change in Control complies with this Section  4.3(b) and that all conditions precedent herein relating to such transaction have been satisfied.

Section 4.4     Books and Records. Parent shall, and shall cause its Subsidiaries to, keep records in sufficient detail to enable the Rights Agent and the Holders to determine compliance with the terms of this Agreement.

Section 4.5    Further Assurances. Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

Section 4.6    No Conflict. Parent will not, and will cause its Subsidiaries not to, enter into any agreement with any Person that is, or otherwise take any actions or inactions, in conflict with this Agreement in any material respect or materially adversely affect the performance of its obligations under this Agreement.

Section 4.7    No Obligation. Notwithstanding anything in this Agreement or elsewhere to the contrary, in no event shall Parent or any of its Affiliates be required to undertake any level of efforts, or employ any level of resources, to achieve either of the Milestones prior to the end of the respective Milestone Period. Without limiting the foregoing, neither Parent nor any of its Affiliates shall take any action or fail to take any action in bad faith with the primary purpose of avoiding the achievement of either Milestone or the payment of either Milestone Payment.

ARTICLE V

AMENDMENTS

Section 5.1    Amendments without Consent of Holders.

(a)    Without the consent of any Holders or the Rights Agent, Parent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(1)    to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in compliance with the terms hereof;

(2)    to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(3)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(4)    as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws; provided that, such amendments do not adversely affect the interests of the Holders;

(5)    to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 7.9;

(6)    subject to Section 4.3, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent contained herein;

(7)    to evidence the assignment of this Agreement by Parent as provided in Section 4.3; or

(8)    any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Agreement of any such Holder.

(b)    Promptly after the execution and delivery by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall transmit (or cause the Rights Agent to transmit) a notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2    Amendments with Consent of Holders.

(a)    Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders or the Rights Agent), with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b)    Promptly after the execution and delivery by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall transmit (or cause the Rights Agent to transmit) a notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3    Execution of Amendments. In executing any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to enter into any such amendment that it has reasonably determined adversely affects its own rights, privileges, covenants or duties under this Agreement or otherwise, and the Rights Agent shall not be bound by amendments not executed by it.

Section 5.4    Effect of Amendments. Upon the execution of any amendment by Parent and the Rights Agent in compliance with this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VI

REMEDIES OF THE RIGHTS AGENT AND THE HOLDERS

Section 6.1    Event of Default. “Event of Default” with respect to the CVRs, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any Judgment or Law of any Governmental Entity):

(a)    default in the payment by Parent pursuant to the terms of this Agreement of all or any part of a Milestone Payment after a period of 30 days after such Milestone Payment shall become due and payable; or

(b)    material default in the performance, or breach in any material respect, of any covenant or warranty of Parent hereunder (other than a default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with), and continuance of such default or breach for a period of 45 days after a written notice specifying such default or breach and requiring it to be remedied is given, which written notice states that it is a “Notice of Event of Default” hereunder and is sent by registered or certified mail to Parent by the Rights Agent or to Parent and the Rights Agent by the Acting Holders.

If an Event of Default described above occurs and is continuing (and has not been cured or waived), then, and in each and every such case, the Acting Holders, following notice in writing to Parent and the Rights Agent, may, in their discretion and at their own expense, commence a Proceeding to protect the rights of the Holders, or may direct the Rights Agent to commence a Proceeding to protect the rights of the Holders, in each case, including to obtain payment for any amounts then due and payable, and upon such direction, the Rights Agent shall commence and prosecute such Proceeding as provided in Section 6.2. Notwithstanding anything herein to the contrary, damages directly resulting from and in the event of an Event of Default shall be the sole and exclusive remedy of any and all Holders for any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or the CVRs, or the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby, and Parent and its Affiliates shall not be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits).

The foregoing provisions of this Section 6.1, however, are subject to the condition that if, at any time after the Rights Agent shall have commenced such Proceeding, and before any award shall have been obtained, Parent shall pay or shall deposit with the Rights Agent a sum sufficient to pay all amounts which shall have become due and such amount as shall be sufficient to cover reasonable compensation to the Rights Agent, its agents, attorneys and counsel, and all Events of Default under this Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Acting Holders, by written notice to Parent and to the Rights Agent, shall waive all defaults that are the subject of such Proceeding, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default.

Section 6.2    Collection by the Rights Agent; Payment Obligations.

(a)    Parent covenants that in case default shall be made in the payment of all or any part of the CVRs when the same shall have become due and payable, then upon demand of the Rights Agent, Parent will pay to the Rights Agent for the benefit of the Holders, the whole amount that then shall have become due and payable on all CVRs (with interest from the date due and payable to the date of such payment upon the overdue amount at a rate of 5% plus the prime rate of Citibank, N.A. in effect from time to time); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Rights Agent and each predecessor Rights Agent, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of such Rights Agent’s gross negligence, fraud, bad faith, willful or intentional misconduct or willful breach.

(b)    The Rights Agent may, and upon written request of the Acting Holders, shall, proceed to protect and enforce its rights and the rights of the Holders by such Proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

(c)    In case Parent shall fail forthwith to pay such amounts upon such demand, the Rights Agent may, and upon written request of the Acting Holders shall, be entitled and empowered to institute any Proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to Judgment or final decree, and may enforce any such Judgment or final decree against Parent or other obligor upon such CVRs and collect in the manner provided by Law out of the property of Parent or other obligor upon such CVRs, wherever situated, the moneys adjudged or decreed to be payable.

(d)    Nothing herein contained shall be deemed to authorize the Rights Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the CVRs, or the rights of any Holder thereof, or to authorize the Rights Agent to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(e)    All rights of action and of asserting claims under this Agreement, or under any of the CVRs, may be enforced by the Rights Agent without the possession of any of the CVRs or the production thereof and any trial or other proceedings instituted by the Rights Agent hereunder, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Rights Agent, each predecessor Rights Agent and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

(f)    In any Proceedings brought by the Rights Agent (and also any Proceedings involving the interpretation of any provision of this Agreement to which the Rights Agent shall be a party) the Rights Agent shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such Proceedings.

Section 6.3    Suits By Holders. The Acting Holders will have the right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute a Proceeding with respect to this Agreement, including in the case of an Event of Default, and no individual Holder or other group of Holders, nor the Rights Agent on behalf thereof, will be entitled to exercise such rights. In the event of an insolvency proceeding of Parent, individual Holders shall be entitled to assert claims in such insolvency proceeding and take related actions in pursuit of such claims with respect to any payment that may be claimed by or on behalf of Parent or by any creditor of Parent. Notwithstanding any other provision in this Agreement, the right of any Holder to receive payment of the amounts upon achievement of a Milestone shall not be impaired or adversely affected without the consent of such Holder.

Section 6.4    Delay or Omission Not Waiver of Default. No delay or omission of the Rights Agent or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement to the Rights Agent or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Rights Agent or by the Acting Holders in accordance with the terms of this Agreement.

ARTICLE VII

MISCELLANEOUS AND GENERAL

Section 7.1    Termination. This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent) and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent to each Holder of both Milestone Payment Amounts required to be paid under the terms of this Agreement in accordance with Section 2.4, (b) the delivery of a written notice of termination duly executed by Parent and the Majority Holders and (c) the expiration of both Milestone Periods. For the avoidance of doubt, the termination of this Agreement will not affect or limit the right to receive the Milestone Payments under Section 2.4 to the extent earned prior to termination of this Agreement and the provisions applicable thereto will survive the expiration or termination of this Agreement.

Section 7.2    Notices to the Rights Agent and Parent. Any notice, request, or demand desired or required to be given hereunder will be in writing and will be given by personal delivery, email delivery, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party hereto will have previously designated by such a notice. The effective date of any notice, request, or demand will be the date of personal delivery, the date on which email is sent (provided that the sender of such email does not receive a written notification of delivery failure) or one day after it is delivered to a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Agreement and with all charges prepaid.

If to Parent:

Novartis AG
Lichtstrasse 35
4056 Basel
Switzerland
Attention: Jonathan Emery, Head Legal M&A, Novartis International AG
Email: [*]

With a copy to (which shall not constitute notice):

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004

Telephone No.: (202) 637-5600
Attention: Joseph Gilligan, Mahvesh Qureshi, Gabrielle Witt, Katherine Keeley
Email: [*]

If to Rights Agent:

[●]
[●]
[●]
Telephone No.: [●]
Attention: [●]
Email: [●]

With a copy to (which shall not constitute notice):

Fenwick & West LLP
555 California Street
San Francisco, California 94104
Telephone No.: (415) 875-2300
Attention: Effie Toshav, Douglas N. Cogen, David K. Michaels
Email: [*]

Section 7.3    Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 7.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 7.5    Specific Enforcement; Jurisdiction.

(a)    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 7.5 (b), without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereto acknowledges and agrees that the right of specific enforcement is an integral part of this Agreement and without such right, none of the parties hereto would have entered into this Agreement.

(b)    Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the

purpose of any Proceeding arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in the Delaware Court of Chancery or, solely if the Delaware Court of Chancery does not have subject matter jurisdiction thereof, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any Proceeding arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, on behalf of itself or its property, by U.S. registered mail to such party’s respective address set forth in Section 7.2 (provided that nothing in this Section 7.5(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement in any court other than the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware). The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

Section 7.6    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.6.

Section 7.7    Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 7.8    Entire Agreement; Counterparts. This Agreement, the Merger Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 7.9    Third-Party Beneficiaries; Action by Acting Holders. Parent and the Rights Agent hereby agree that the respective covenants and agreements set forth herein are intended to be for the benefit of all Holders, and shall be enforceable by the Acting Holders, who (along with all other Holders) are intended third-party beneficiaries hereof. Parent and the Rights Agent further agree that this Agreement and their respective covenants and agreements set forth herein are solely for the benefit of Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, will confer upon any Person other than Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder any benefit or any legal or equitable right, remedy or claim hereunder. The rights of Holders and their successors and assigns pursuant to Permitted

Transfers are limited to those expressly provided in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Except for the right of the Rights Agent set forth herein or as set forth in Section 6.3, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.

Section 7.10    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 7.11    Assignment. This Agreement shall not be assignable; provided, however, that (a) Parent may assign any or all of its rights, interests and obligations under this Agreement to a Person (each such Person, an “Assignee”) (i) in its sole discretion and without the consent of any other party, that is a controlled Affiliate of Parent (provided, that Parent remains jointly and severally liable), (ii) with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders or (iii) in connection with a sale, assignment, transfer or license transaction conducted in compliance with Section 4.3 and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in compliance with Section 3.3. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to this Section 7.11.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

NOVARTIS AG

By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title:

Annex A

Form of Assignment and Assumption Agreement

This ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [●] (this “Agreement”), between Novartis AG, a company organized under the laws of Switzerland (“Assignor”) and [●], a [●] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Assignor and [●], as Rights Agent (the “Rights Agent”), are parties to a Contingent Value Rights Agreement dated as of [●], 2023 (the “CVR Agreement”); and

WHEREAS, Assignor and Assignee desire to execute and deliver this Agreement evidencing the transfer to Assignee the due and punctual payment of the Milestone Payments not yet paid and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed and the assumption thereof of Assignee.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.    Assignment. Effective as of [●] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, the due and punctual payment of the Milestone Payments not yet paid and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed.

2.    Assumption. Effective as of the Assignment Date, Assignee hereby assumes the due and punctual payment of the Milestone Payments not yet paid and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed.

3.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.

4.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

NOVARTIS AG

By:
Name:
Title:

[ASSIGNEE]

By:
Name:

EXHIBIT B

Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CHINOOK THERAPEUTICS, INC.

1.    The name of the Corporation is: Chinook Therapeutics, Inc. (the “Corporation”).

2.    The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, New Castle County Wilmington, Delaware 19808. The name of its registered agent at such address is: The Corporation Service Company.

3.    The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.    The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, $0.0001 par value per share (the “Common Stock”). Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation (the “Board”) shall determine and on such terms and for such consideration as shall be fixed by the Board. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon.

5.    Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

6.    Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation (the “Bylaws”). Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given in accordance with Section 228 of the DGCL.

7.     In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation by a majority vote at any regular or special meeting or by written consent, subject to the power of the stockholders to alter, amend and repeal Bylaws made by the Board.

8.     The Corporation reserves the right at any time, from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 8.

9.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Section 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Section 9 shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Section 9 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

Annex B

Centerview Partners LLC 31 West 52nd Street New York, NY 10019

June 11, 2023

The Board of Directors

Chinook Therapeutics, Inc.

400 Fairview Ave. N., Suite 900

Seattle, WA 98109

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Chinook Therapeutics, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) proposed to be paid to such holders on a per Share basis pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Novartis AG, a company organized under the laws of Switzerland (“Parent”), Cherry Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares then owned by the Company, Parent, Merger Sub or any other subsidiary of Parent or the Company and (ii) Appraisal Shares (as defined in the Agreement) (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive (a) an amount in cash, without interest, equal to $40.00 (the “Closing Amount”) and (b) one contractual contingent value right (a “CVR”) issued pursuant to and in accordance with the Contingent Value Rights Agreement in substantially the form attached to the Agreement (the “CVR Agreement”), representing the right to receive the Milestone Payments (as such term is defined in the CVR Agreement) (the Closing Amount, taken together (and not separately) with one CVR, collectively, the “Consideration”), subject to any applicable tax withholding. The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not

The Board of Directors

Chinook Therapeutics, Inc.

June 11, 2023

received any compensation from Parent during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated June 11, 2023 and a draft of the form of the CVR Agreement dated June 11, 2023 (collectively, the “Draft Agreements”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022, December 31, 2021 and December 31, 2020; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections and probabilities of success relating to the Company and the probability of realizing the Milestone Payments under the CVR Agreement prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and the final executed CVR Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreements reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

The Board of Directors

Chinook Therapeutics, Inc.

June 11, 2023

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement and the CVR Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

CHINOOK THERAPEUTICS CHINOOK THERAPEUTICS, INC. 400 FAIRVIEW AVE. NORTH 9TH FLOOR SEATTLE, WA 98109 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [    ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to [    ] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [    ]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X] KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of June 11, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Chinook Therapeutics, Inc., a Delaware corporation (the “Company”), Novartis AG, a company organized under the laws of Switzerland (“Novartis”), and Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company to survive the Merger as an indirect wholly owned subsidiary of Novartis. [    ] [    ] [    ] 2. To consider and vote upon the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. [    ] [    ] [    ] 3. To consider and vote upon the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting. [    ] [    ] [    ] NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 02 0000000000 0000607340_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at [    ] CHINOOK THERAPEUTICS, INC. Special Meeting of Stockholders [    ], Pacific Daylight Time This proxy is solicited by the Board of Directors The stockholders hereby appoint Eric Dobmeier, Eric Bjerkholt and Kirk Schumacher, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHINOOK THERAPEUTICS, INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at [    ] on [    ], virtually at [    ], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000607340_2 R1.0.0.6